Exhibit 10.31

EXECUTION VERSION

Operating Lease Agreement

One (1) Airbus A320 – 214 aircraft with manufacturer’s serial number 3605

Dated July 9, 2021

UMB Bank, National Association, not in its individual capacity, but solely as owner trustee

(Lessor)

Global Crossing Airlines, Inc.

(Lessee)

TO THE EXTENT, IF ANY, THAT THIS OPERATING LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), THIS COPY SHALL CONSTITUTE THE SOLE ORIGINAL THEREOF AND NO SECURITY INTEREST IN THIS OPERATING LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OF POSSESSION OF ANY ORIGINAL COUNTERPART OTHER THAN THIS COUNTERPART

EXECUTION VERSION

Contents

1	Definitions and interpretation	1

2	Agreement to Lease	1

3	Representations and warranties	2

4	Delivery and Acceptance	4

5	Payments	6

6	Absolute and unconditional obligations	8

7	Lessor’s obligations	8

8	Information	9

9	Control of the Aircraft	10

10	Engines and Parts	12

11	Registration, certification and filings	18

12	Title protection and operation	21

13	Technical	24

14	Indemnities	28

15	Total Loss	32

16	Requisition	34

17	Insurance	35

18	Return of the Aircraft	37

19	Events of Default	38

20	Remedies	42

21	Illegality	44

22	DISCLAIMER	44

23	Assignment and transfer	45

24	Miscellaneous	48

25	Law	51

26	Confidentiality	54

Contents (i)
Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

27	Third Party Rights	54

28	Section 1110	54

29	Statements of Owner Trustee	54

Schedule 1 – Definitions and interpretation		56

Schedule 2 – Aircraft particulars		71

Schedule 3 – Conditions precedent		72

Schedule 4 – Aircraft Specification and Delivery		78

Schedule 5 – Form of Acceptance Certificate		91

Schedule 6 – Commercial Terms		97

Schedule 7 – Reporting & notices		112

Schedule 8 – Insurance requirements		115

Schedule 9 – Redelivery		119

Schedule 10 – Subleasing requirements		133

Schedule 11 - Form of EU ETS Authority Letter		137

Schedule 12 – Form of Eurocontrol Letter		138

Schedule 13 – Form of Lease Supplement		139

Schedule 14 – Form of Engine Acceptance Certificate		141

Schedule 15 – Form of Engine Redelivery Certificate		1

Contents (ii)

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Operating Lease Agreement

Dated July 9, 2021

Between

(1)

UMB Bank, National Association, not in its individual capacity but solely as owner trustee, having its registered office at 6440 S. Millrock Drive, Suite 400, Salt Lake City, UT 84121, United States of America

(the “Lessor”); and

(2)

Global Crossing Airlines Inc., a company incorporated and existing under the laws of the State of Delaware whose registered office and principal place of business is at Miami International Airport, Bldg. 5A, 4th Floor, 4200 N.W. 36th Street, Miami, Florida 33166.

(the “Lessee”).

Each a “Party” and together the “Parties”.

It is agreed:

1	Definitions and interpretation

In this operating lease agreement (the “Agreement”), capitalised words and expressions have the meanings set out in Schedule 1, Part A (Definitions). The rules of interpretation and construction set out in Schedule 1, Part B (Interpretation) shall apply to this Agreement.

2	Agreement to Lease

2.1	Leasing the Aircraft for the Lease Period

Subject to the terms of this Agreement, the Lessor agrees to lease the Aircraft to the Lessee and the Lessee agrees to take the Aircraft on lease for the Lease Period. This Agreement is effective on the date shown at the beginning of this Agreement but:

(a)

the Lessor will have no obligation to deliver the Aircraft to the Lessee unless the conditions precedent set out in Schedule 3, Part A (Lessee conditions precedent) have been fulfilled on or before the dates specified in Schedule 3, Part A (Lessee conditions precedent) unless deferred or waived by the Lessor in its absolute discretion; and

(b)

the Lessee will have no obligation to accept the Aircraft hereunder unless the conditions precedent set out in Schedule 3, Part B (Lessor conditions precedent) have been fulfilled on or before the dates specified in Schedule 3, Part B (Lessor conditions precedent) unless deferred or waived by the Lessee in its absolute discretion.

2.2	No Default

(a)	The Lessor will not have to deliver the Aircraft to the Lessee if, prior to Delivery, a Default has occurred and is continuing or would occur as a result of Delivery.

(b)

The Lessor reserves all of its rights under this Agreement and pursuant to all Applicable Regulations in connection with any Default even if it delivers the Aircraft to the Lessee while a Default is continuing or would occur as a result of Delivery.

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2.3	Delay of conditions precedent

The Lessor will not be responsible for any delay in Delivery if the Lessee fails to satisfy all its obligations listed in Schedule 3, Part A (Lessee conditions precedent) on the required date.

2.4	Deferral of conditions precedent

If the Lessor delivers the Aircraft to the Lessee even though it has not received all the documents and evidence referred to in Clause 2.1 (Leasing the Aircraft for the Lease Period) on or prior to the date specified, the Lessor may defer any of the obligations of the Lessee listed in Schedule 3, Part A (Lessee conditions precedent) on specific conditions and at the Lessor’s sole discretion.

3	Representations and warranties

3.1	Representations and warranties

Each Party is making certain statements in this Clause 3.1 in order to induce the other Party to enter into this Agreement. Each Party understands that the statements it makes in this Agreement must be true when this Agreement is signed and on each date that the statements are deemed to be repeated in accordance with Clauses 3.3 (Repetition of Lessor’s representations and warranties) and 3.4 (Repetition of Lessee’s representations and warranties). On this basis each Party represents and warrants to the other that:

(a)

in the case of the Lessor, it is the owner trustee of a trust duly formed and validly existing under the laws of the State of Utah, United States of America, and in the case of the Lessee, it has been properly formed as a corporation under the laws of the State of Delaware, United States of America;

(b)	since the date of its formation, it has been maintained in accordance with all Applicable Regulations;

(c)

in entering into each Transaction Document to which it is a party and performing its obligations, it does not contravene, nor in respect of any Transaction Document to which it is a party which is entered into after the date of this Agreement will it contravene, any Applicable Regulations;

(d)

all necessary corporate actions have been taken and all authorisations have been obtained for the execution by it of each Transaction Document to which it is a party and the performance of its obligations thereunder, it has the power to enter into the Transaction Documents to which it is a party and each of the Transaction Documents to which it is a party has been duly executed and delivered by it;

(e)

it is subject to civil commercial law with respect to its obligations under the Transaction Documents to which it is a party, neither it nor any of its assets is entitled to any right of immunity and the entry into and performance by it of the Transaction Documents to which it is a party constitute private and commercial acts;

(f)

the choice of New York law to govern the Transaction Documents to which it is a party and the submission by that Party to the jurisdiction of the courts described in Clause 25.2 is valid and binding on that Party;

(g)

its obligations under each Transaction Document to which it is a party are, or if any Transaction Document to which it is a party is entered into after the date of this Agreement will be, from the date of execution of such Transaction Document to which it is a party, legal, valid and binding and enforceable against it in accordance with their respective terms (except as enforceability may be limited by (i) applicable bankruptcy, insolvency, examination, reorganisation or similar laws, and (ii) general principles of equity); and

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(h)	in the case of the Lessor, on the Delivery Date, it shall have the right to lease the Aircraft to Lessee under this Agreement.

3.2	Lessee’s representations and warranties

Lessee further represents and warrants to the Lessor that:

(a)	no Default has occurred and is continuing or would occur as a result of Delivery;

(b)

it is not involved in any litigation or other dispute nor is there any claim pending against it, the outcome of which could adversely affect its financial condition or its ability to perform its obligations under this Agreement or any other Transaction Document;

(c)

the Lessee Guarantor is not involved in any litigation or other dispute nor is there any claim pending against it, the outcome of which could adversely affect its financial condition or its ability to perform its obligations under any Transaction Document;

(d)	the Original Financial Statements and the Lessee Guarantor’s most recently prepared management accounts (which have been delivered to the Lessor):

(i)	have been prepared in accordance with generally accepted accounting principles in the United States of America;

(ii)	fairly represent the financial condition of the Lessee and the Lessee Guarantor as at the date to which they were drawn up; and

(iii)	do not contain any untrue statement or omit to state a material fact which could make them misleading;

(e)

since the preparation of the accounts referred to in (d) above and delivered to the Lessor on or prior to the date of this Agreement, there has been no material adverse change in the Lessee’s or Lessee Guarantor’s ability to perform its obligations under the Transaction Documents or its financial condition;

(f)	all licences, authorisations, consents, registrations and notifications required in connection with:

(i)	the entry into, performance, validity and enforceability of, the Transaction Documents and the transactions contemplated therein; and

(ii)

the registration of the Aircraft and this Agreement and the interests of the Lessor, the Owner and (to the extent obtainable by the Lessee) each Financier with the Aviation Authority and any other related Government Entity in the United States of America, have been (or will before the Delivery Date have been) obtained or effected (as appropriate) and are (or will, on their being obtained or effected, be) in full force and effect;

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(g)

it has paid or caused to be paid, all fees or charges assessed and due against it by any airport or air navigation authority assessing landing or navigation fees or charges in respect of aircraft operated by the Lessee;

(h)	it does not hold a contract or other obligation to operate the Aircraft to or from an Excluded Country;

(i)

except for the registration of this Agreement and the Lease Supplement with the Aviation Authority and the registration of the international interests created by this Agreement in the Airframe and each Engine with the International Registry, it is not necessary under the laws of Delaware, United States of America, or, if different, the State of Registration in order to:

(i)	ensure the legality, validity, effectiveness, enforceability or admissibility in evidence; or

(ii)	establish, protect or (if possible under Applicable Regulation) perfect the rights and interests of the Lessor, the Owner and the Security Trustee in the Aircraft or any Engine or Part,

that this Agreement or any other Transaction Document or any other instrument (or any interest created thereby) be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in Delaware, United States of America, or, if different, the State of Registration or with the International Registry or that any other action be taken or that any stamp, registration or similar tax or charge be paid in Delaware, United States of America, or, if different, the State of Registration on or in relation to any of the Transaction Documents; and

(j)

its obligations and the obligations of the Lessee Guarantor under the Transaction Documents are enforceable and rank at least pari passu with all of their respective present and future unsecured and unsubordinated obligations (including contingent obligations) with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract.

3.3	Repetition of Lessor’s representations and warranties

The representations and warranties given by the Lessor in Clause 3.1 (Representations and warranties) shall survive the execution of this Agreement and shall be deemed to be repeated by the Lessor on the Delivery Date with reference to the facts and circumstances subsisting on such date.

3.4	Repetition of Lessee’s representations and warranties

The representations and warranties given by the Lessee in Clause 3.1 (Representations and warranties) and Clause 3.2 (Lessee’s representations and warranties) will survive the execution of this Agreement and shall be deemed to be repeated by the Lessee on the Delivery Date and on each Rent Date with reference to the facts and circumstances subsisting on such date.

4	Delivery and Acceptance

4.1	Delivery and Acceptance

4.1.1	The Lessor shall notify the Lessee of:

(a)	the Scheduled Delivery Date;

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(b)	any changes to the Scheduled Delivery Date previously notified by the Lessor to the Lessee.

4.1.2

Subject to the terms of this Agreement, the Aircraft being in the Aircraft Specification as described in Schedule 4, Part A (Aircraft Specification) and the Delivery Condition as described in Schedule 4, Part C (Delivery Condition), upon tender for delivery of the Aircraft to Lessee in accordance with Schedule 4, Part B (Delivery Procedure), the Lessee shall accept the Aircraft “as is, where is” at the Delivery Location on the Scheduled Delivery Date (or such later date as the Lessor notifies the Lessee that the Aircraft is available for Delivery) in accordance with Clause 4.2 below.

4.2	Acceptance Certificate

4.2.1	The Lessee shall evidence its acceptance of the Aircraft by executing the Acceptance Certificate and delivering it to the Lessor.

4.2.2

Execution and delivery of the Acceptance Certificate will be conclusive proof that the Lessee has examined and investigated the Aircraft, that the Aircraft and the Aircraft Documents are satisfactory to the Lessee in all respects and for all purposes under this Agreement and that the Lessee has irrevocably and unconditionally accepted the Aircraft for lease under this Agreement without any reservations or exceptions whatsoever and subject to all disclaimers and waivers set forth herein.

4.3	Risk from Delivery

As from Delivery, the Lessee shall bear all risks associated with any loss of or damage to the Aircraft until Redelivery.

4.4	Failure to take Delivery

If the Lessee fails to take delivery of the Aircraft when tendered for delivery by the Lessor in accordance with the terms of the Transaction Documents, the Lessee will indemnify the Lessor, the Owner and the Owner Participant on demand for all Losses, costs and expenses, including Break Costs, incurred by the Lessor, the Owner or the Owner Participant as a result of such failure.

4.5	Delayed Delivery

If Delivery takes place after the Scheduled Delivery Date or not at all:

(a)	the Lessor will not be responsible for any Losses the Lessee suffers as a result;

(b)

the Lessee will not, except in the circumstances described in Clause 4.5(c) below, be entitled to cancel or terminate this Agreement or to reject the Aircraft on the grounds of a delay when it is offered for Delivery; and

(c)

If the Aircraft has not been offered for Delivery by the Cut-Off Date and the Parties have not otherwise agreed in writing to extend the Cut-Off Date, the Lessee shall have the sole right to terminate this Agreement by serving notice to the Lessor up to and including two (2) months following the Cut-Off Date, save that the Lessee may not terminate this Agreement in accordance with this Clause if an Event of Default has occurred and is continuing. Such notice must be served (i) after the Cut-Off Date and (ii) prior to the Aircraft being offered for Delivery. The obligations of each Party to the

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other pursuant to this Agreement will end from the date of that notice and the Lessor will have no liability to the Lessee arising from the non-delivery of the Aircraft except that, provided (x) no Event of Default has occurred and is continuing and (y) the Lessee had obtained, before the Cut-Off Date, any authorisations required under Applicable Regulations to permit it to operate the Aircraft in revenue generating service upon Delivery, the Lessor will repay to the Lessee an amount equal to all paid Security Deposit instalments then held in cash by the Lessor.

5	Payments

5.1	Rent

5.1.1	On each Rent Date, the Lessee will pay Rent to the Lessor as set out in Schedule 6, Part A.

5.2	Rent Periods

The first Rent Period will commence on the Delivery Date and end on (and include) the last day of the calendar month in which the Delivery Date falls. Each subsequent Rent Period will commence on the first day of each calendar month and end on (and include) the last day of that calendar month, except that if a Rent Period would otherwise extend beyond the Expiry Date, it will end on the Expiry Date.

5.3	Security Deposit

5.3.1	The Lessee shall pay an amount equal to the Security Deposit Amount to the Lessor on or prior to the Delivery Date (the Security Deposit) as specified in Schedule 6, Part A.

5.3.2

(a)

The Lessor (or its designee) may co-mingle the Security Deposit with its own funds, the Lessor will not hold such funds as agent or on trust for the Lessee or in any similar capacity and the Lessee may not create any Security Interest over such funds. The Security Deposit (and any interest accrued thereon) will be the sole and absolute property of the Lessor and will not be refundable to the Lessee except as set out in this Agreement.

(b)

The Lessor may assign or pledge its interest in or otherwise create a Security Interest in respect of the Security Deposit to the Security Trustee or any permitted transferee or assignee (and the Lessee shall, at the cost of the Lessor, perform such acts and deliver such instruments as the Lessor may request in order to carry out and effect any such assignment or pledge or Security Interest).

5.3.3

In addition to all the rights and remedies under this Agreement, the Transaction Documents, any Other Agreement or under any Applicable Regulations, upon the occurrence of an Event of Default which is continuing, the Lessor may (in its absolute discretion) immediately or whenever it chooses, set-off against, use, retain, or apply all or any part of the Security Deposit in or towards the payment or discharge of any obligation owed by the Lessee or any Affiliate of the Lessee to the Lessor or any Affiliate of the Lessor under this Agreement, any other Transaction Documents or any Other Agreement, in such order as the Lessor chooses. The Lessor shall notify the Lessee in writing following the exercise of any of its rights under this Clause 5.3.3.

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5.3.4

If, as a result of the exercise by the Lessor of its rights under this Agreement, the Security Deposit is reduced below the Security Deposit Amount, the Lessee will pay to the Lessor on demand an amount equal to such reduction. Application of the Security Deposit shall not be deemed to cure any Event of Default otherwise cured by the application of such monies, unless and until the Lessee pays to the Lessor, within five (5) Business Days, an amount equal to the reduction in the Security Deposit.

5.3.5

Subject to no Default having occurred which is then continuing, no later than thirty (30) days following the Expiry Date, the Lessor will return an amount equal to any balance of the Security Deposit (without interest) held in cash and not applied in accordance with this Agreement.

5.4	Maintenance Payments and Qualifying Work

5.4.1	The Lessee will pay to the Lessor the Maintenance Payments as set out in, and at the times specified in Schedule 6, Part B (Maintenance Payments).

5.4.2	The Lessor will pay to the Lessee the contributions as set out in, and at the time specified in:

(a)	Schedule 6, Part D (Qualifying Work); and

(b)	Schedule 6, Part E (Lessor Contribution for Qualifying Work).

5.5	Manner of payments

All sums payable by the Lessee to the Lessor in the performance of its obligations under the Transaction Documents will be paid on or prior to the due date, in Dollars and in immediately available funds not later than 11.00 a.m. New York City time for value on the due date of payment into such account as the Lessor may notify in writing to the Lessee at least three (3) Business Days prior to the date such payment is due. The Lessee must make reference to the Aircraft in the payment instructions and include any other reference as the Lessor shall specify to enable the payment to be more easily traced and any payment will only be considered as having been paid when it has been credited to the account of the Lessor. It shall be a condition of this Agreement that the Lessee performs its obligations to make any payments under this Agreement or any other Transaction Documents in the time and manner stipulated in this Agreement or in the relevant Transaction Document as applicable.

5.6	Late payments

If the Lessee fails to pay any amount payable under this Agreement or any other Transaction Document on the due date, it will pay default interest on the overdue amount at the Default Rate from (and including) the due date to (but excluding) the date on which such overdue amount is paid in full. Default interest will be payable at intervals as demanded by the Lessor (irrespective of whether the Lessor obtains a court judgment for sums owed to it in the meantime) and any interest which remains unpaid after such interval shall thereafter bear interest at the Default Rate. All default interest will be calculated on the basis of the actual number of days elapsed and a three hundred and sixty five (365) day year.

5.7	Payments on Business Days

If any payment of Rent, Security Deposit, Maintenance Payments, Agreed Value or other payment under this Agreement would otherwise be due on a non-Business Day, it will be due on the succeeding Business Day.

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6	Absolute and unconditional obligations

The Lessee’s obligations to pay Rent, Agreed Value, Maintenance Payments and any other amounts due under this Agreement and to perform all of its other obligations punctually under this Agreement and any other Transaction Document, are absolute and unconditional, no matter what happens and no matter how fundamental or unforeseen the event and regardless of any partial or total failure of consideration, including without limitation:

(a)

any lack or invalidity of title or any other defect in title or any unavailability of the Aircraft for any reason, including, but not limited to, any defect in the airworthiness, merchantability, satisfactory condition, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft;

(b)	the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction;

(c)	the Total Loss or destruction of, or any damage to, the Aircraft, Airframe or any Engine;

(d)	any set off, counterclaim, recoupment, withholding, defence or other rights which the Lessee may have against the Lessor, the Owner, the Owner Participant, any Financier or any other person;

(e)	any Security Interest or Taxes;

(f)	any failure or delay on the part of any Party hereto in performing or complying with any of the terms or conditions of this Agreement or any other Transaction Document;

(g)

any insolvency, bankruptcy, administration, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lessor, the Owner, the Owner Participant, any Financier or the Lessee or the Lessee Guarantor; or

(h)	any lack of due authorisation of, or other defect in, or invalidity or unenforceability of, this Agreement or any other Transaction Document,

provided that nothing in this Clause 6 will be construed to limit the Lessee’s right to institute separate legal proceedings against the Lessor in the event of the Lessor’s breach of this Agreement or to limit the Lessee’s rights and remedies against the Lessor or any other person.

7	Lessor’s obligations

7.1	Quiet enjoyment

So long as no Event of Default has occurred and is continuing, the Lessor will not interfere with the Lessee’s right to have quiet use, enjoyment and possession of the Aircraft during the Lease Period. The exercise by the Lessor of its rights under or in connection with this Agreement or any other Transaction Document will not constitute such interference.

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8	Information

8.1	Financial information

8.1.1	From the date of this Agreement until the Expiry Date, the Lessee will deliver to the Lessor:

(a)

as soon as practicable and not later than one hundred and eighty (180) days after the end of the financial period to which they relate, a copy of the Lessee Guarantor’s consolidated audited financial statements in English (together with all notes) prepared in accordance with generally accepted accounting principles in the United States of America by a reputable firm of accountants. The financial statements will give a true and fair view of the financial position of the Lessee and the Lessee Guarantor as at the end of such financial period and the results of its operations for such financial period and will disclose all material liabilities (contingent or otherwise) of the Lessee Guarantor;

(b)	copies of every report, notice or like document generally issued by the Lessee and the Lessee Guarantor to its creditors or shareholders at the time that it is so issued;

(c)

within thirty (30) days after the end of each three (3) month period, the Lessee Guarantor’s consolidated management accounts (in Dollars, and including a profit and loss account, balance sheet and cashflow statement) in English prepared for the most recent previous financial quarter certified by a qualified financial officer of the Lessee Guarantor as being true and correct; and

(d)	with reasonable promptness, such other financial, operational and other information and data with respect to the Lessee or the Lessee Guarantor as the Lessor may from time to time reasonably request.

8.1.2

In lieu of delivering to the Lessor the financial information referred to in Clause 8.1.1, the Lessee may cause such financial information to be publicly available on the internet within the time periods set forth in Clause 8.1.1 at a location identified to the Lessor in writing.

8.2	Technical information

Throughout the Lease Period, the Lessee will:

(a)

provide the Lessor within five (5) days after the end of each calendar month, a technical report for the Aircraft in the form of Schedule 7 (Reporting and notices) which must have all requested information completed (including monthly utilisation) and show whether an Engine, APU or Landing Gear has been removed (specifying the reason for any such removal) and the details of the airframe on which it has been installed or the actual physical location if not so installed and the address and contact details of the Maintenance Performer responsible for the safekeeping and/or maintenance of such Engine, APU or Landing Gear;

(b)	give the Lessor:

(i)

at least sixty (60) days written notice as to the time and location of all major checks (including any C Checks and base maintenance events in respect of the Airframe, APU or Landing Gear and all scheduled Qualifying Work relating to the Airframe, APU or Landing Gear;

(ii)	at least ninety (90) days written notice as to the time and location of all major checks and scheduled Qualifying Events In respect of any Engine or Engine LLPs;

(iii)	prior notification, as soon as reasonably practicable, of any unscheduled Qualifying Work, and

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(c)	provide or will procure that a maintenance performer will provide to the Lessor all information the Lessor may reasonably request from time to time regarding the maintenance of the Aircraft.

8.3	Other information

Throughout the Lease Period, the Lessee shall:

(a)

notify the Lessor as soon as practicable of any loss, theft, damage to or destruction of the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed one million Dollars (US$1,000,000);

(b)	notify the Lessor of any Default promptly after it occurs; and

(c)

provide the Lessor, on request, with evidence that all Taxes and charges incurred and payable by the Lessee in connection with this Agreement and in connection with the Aircraft and its operation, including those invoiced by airports and air traffic control authorities have been paid in full.

8.4	Emissions information

8.4.1	From the date of this Agreement until the Expiry Date the Lessee shall:

(a)	as soon as practicable and in any event no later than thirty (30) days following submission to the relevant regulatory authority, provide the Lessor with a copy of:

(i)	its annual Emissions Report; and

(ii)	its Emission Monitoring Plan and any material amendments thereto, and

(b)

provide the Lessor, on request, with evidence reasonably acceptable to the Lessor that it is in compliance with its emissions reporting and monitoring obligations determined by reference to Applicable Regulations including CORSIA.

8.4.2

In lieu of delivering to the Lessor the emissions information referred to in Clause 8.4.1, the Lessee may cause such information to be publicly available on the internet within the time periods set forth in Clause 8.4.1at a location identified to the Lessor in writing.

9	Control of the Aircraft

9.1	No disposal or encumbrance

The Lessee shall not, and shall not attempt or hold itself out as having any power to, sell, charge, lease (other than as expressly permitted by Clauses 9.3 (Charter or wet leasing) and 9.4 (Permitted subleasing) or otherwise dispose of or encumber the Aircraft or any part thereof.

9.2	Subleasing and possession

The Lessee will not, without the prior written consent of the Lessor (and then subject to such terms and conditions as the Lessor may stipulate), sublease, or otherwise part with possession of the Aircraft, except that the Lessee may:

(a)	charter or wet lease the Aircraft in accordance with Clause 9.3 (Charter or wet leasing);

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(b)	sublease the Aircraft in accordance with Clause 9.4 (Permitted subleasing);

(c)

part with possession of the Aircraft, an Engine or Part to the relevant Manufacturer for testing or similar purposes or to a Maintenance Performer for service, repair, maintenance, shop visit or overhaul work or alterations, modifications or additions to the extent required or permitted by this Agreement; and

(d)	part with possession with respect to an Engine or Part as permitted by Clause 10 (Engines and Parts).

9.3	Charter or wet leasing

So long as no Default or Event of Default has occurred and is continuing (or may result from the proposed charter or wet lease), the Lessee shall be permitted to charter or wet lease the Aircraft in the ordinary course of the Lessee’s business on a short-term basis (and in any event for a period no greater than six (6) months) provided such charter or wet lease constitutes an arrangement whereby the Lessee agrees to furnish the Aircraft to a third party pursuant to which the Aircraft:

(a)	shall continue to be operated solely by cockpit personnel under the operational control of the Lessee, possessing all current certificates and licences that are required by Applicable Regulations;

(b)

shall remain subject to the insurance coverage required under Clause 17 (Insurance) (save, in the case of wet leasing only, where the airline liability insurance required under Clause 17 (Insurance) may be provided by the relevant wet-lessee);

(c)	shall be maintained and operated by the Lessee in accordance with this Agreement;

(d)	shall not be chartered or wet-leased to any Sanctions Target or based in, operated to or from, an Excluded Country; and

(e)	shall remain registered in the State of Registration and based at the Lessee’s main operational base,

and provided always that such arrangement is expressly subordinated to this Agreement, the rights of the Lessor and the Security Trustee under this Agreement (and, if applicable, to the rights of the Security Trustee as assignee of the Lessor) and to the Aircraft. The Lessee’s obligations under this Agreement shall continue in full force and effect notwithstanding any charter or wet lease and in no event shall any chartering or wet leasing of the Aircraft extend beyond the Expiry Date. The Lessee shall give the Lessor advance notice of any such chartering or wet leasing and promptly following receipt of a written request from the Lessor, the Lessee shall provide a copy of any such charter or wet lease and any related documents to the Lessor (with commercially sensitive pricing redacted if so required by the Lessee).

9.4	Permitted subleasing

9.4.1

Subject to the Lessor’s prior written consent in its sole discretion, the Lessee may sublease the Aircraft to a Permitted Sublessee (such sublease, a Permitted Sublease) upon and subject to the terms and conditions set out in Schedule 10 (Subleasing requirements).

9.4.2	The Aircraft may not be subleased to any Sanctions Target or based in, operated to or from, an Excluded Country.

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9.4.3

The Lessee acknowledges and agrees that, notwithstanding any sublease of the Aircraft, the Lessee will remain fully liable to perform its obligations under this Agreement and the other Transaction Documents to which it is a party but to the extent the relevant Permitted Sublessee properly performs an obligation under the sublease, the Lessor agrees that such performance shall be regarded as discharging (to such extent) any corresponding obligations of the Lessee under this Agreement.

9.4.4

Without prejudice to the rights of the Lessor pursuant to Clause 20 (Remedies), if an event of default (howsoever described) is continuing under a Permitted Sublease, the Lessee shall promptly notify the Lessor of the steps that it is proposing to take to enforce the terms of the Permitted Sublease or recover possession of the Aircraft.

9.4.5	The Lessee shall, unless otherwise directed by the Lessor, enforce all of its rights and comply with all of its obligations under any Permitted Sublease.

9.5	Costs relating to charter, wet leasing and/or subleasing

All reasonable costs and expenses (including reasonable legal fees) incurred by the Lessor, the Owner, the Owner Participant or any Financier in connection with the consideration and/or implementation of any actual or proposed charter, wet leasing and/or subleasing of the Aircraft pursuant to this Clause 9 shall be for the account of the Lessee.

10	Engines and Parts

10.1	Replacement of Engines and Parts

10.1.1	The Lessee shall, at its own cost and expense promptly replace, or procure the replacement of, all Parts or Engines:

(a)

which may from time to time become worn out, unserviceable, lost stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for their intended use for any reason whatsoever; or

(b)	which are otherwise removed in accordance with this Clause 10.

10.1.2

Save as permitted in this Clause 10, the Lessee must not replace any Engine or Part or install any Engine or Part on any other aircraft whether by way of permanent title swap or for operational short term exchange without first obtaining the Lessor’s prior written consent.

10.2	Permanent Replacement of Parts without Lessor’s consent

10.2.1	The Lessee may permanently replace Parts without the Lessor’s prior written consent if the following conditions are satisfied:

(a)

the replacement part was manufactured by the same Manufacturer of the Part it replaces or the replacement part is an approved alternate part in accordance with the relevant Manufacturer’s illustrated parts catalogue;

(b)

the replacement part is in an airworthy condition, has the correct effectivity in accordance with the latest revision of the Manufacturer’s illustrated parts catalogue, is of the same or a more advanced make and model, is of the same interchangeable and mixable modification status, and is of equivalent or greater value and utility as the Part it replaces;

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(c)	the replacement part shall be new or freshly overhauled, repaired, modified, tested, inspected, as required, and documented accordingly in a Release Certificate;

(d)

the replacement part must not have total Flight Hours, Cycles or calendar time greater than the Flight Hours, Cycles or calendar time for the Aircraft as a whole, except in the case of Life Limited Parts in which case the replacement part shall not have accumulated more Flight Hours, Cycles or calendar time since new greater than that of the Life Limited Part it replaces and provided that, in the case of Engine LLPs, such replacement part shall not restrict the expected on-wing mature interval of the Engine after an Engine Performance restoration Shop Visit or cause the exposure of an engine module at which would not otherwise have required exposure at the next Engine Performance Restoration Shop Visit;

(e)	the replacement part is not a PMA Part;

(f)	the replacement part does not have any DER Repair incorporated;

(g)

for each replacement part the Lessee has documentation (and shall provide the same to the Lessor promptly upon request) certifying compliance with all applicable Aviation Authority requirements, including, without limitation:

(i)

a Release Certificate and, if not indicated on such Release Certificate, a teardown report or documentation indicating time since last maintenance requirement (with respect to a time controlled part) and a description of work accomplished with respect to such part by a Maintenance Performer;

(ii)	overhaul and repairs records, as applicable to document the workscope accomplished;

(iii)	documentation of modification status and compliance with Airworthiness Directives;

(iv)	in the case of life limited parts, a complete service history (including full “back to birth” traceability) in compliance with OEM standards; and

(v)	any other associated documentation relating to the maintenance and repair status of such replacement part.

(h)

the Part to be replaced is unserviceable or the replacement part is required in order for the Aircraft to meet the Redelivery Condition or is an improvement to the Aircraft permitted in accordance with the terms of this Agreement;

(i)	the replacement part is free and clear of all Security Interests (other than Permitted Security Interests); and

(j)	the replacement part meets all Applicable Regulations.

10.2.2

Any Part removed from the Aircraft shall remain the property of the Owner and subject to this Agreement, no matter where located, until the replacement part is installed on the Aircraft whereupon such replacement part shall automatically and without further act:

(a)

become and remain the property of the Owner free from Security Interests (other than Permitted Security Interests) and without any obligation and/or liability on the part of the Lessor, the Owner, the Owner Participant and/or the Financiers, whether as to Taxes and/or otherwise; and

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(b)	become subject to this Agreement and the Financing Documents as if it had been attached to the Aircraft on Delivery, and for such purposes shall be deemed to be a Part.

10.2.3

If the Lessor so requests, the Lessee shall, at its own cost, provide such documentary evidence and take such other action as the Lessor may request to evidence the transfer to the Owner of full ownership of the replacement part.

10.3	Temporary installation of Parts on other aircraft

A Part (other than a Part installed on any Lessor Temporary Engine) may be temporarily removed from the Aircraft and installed on an aircraft owned by or leased to the Lessee without the Lessor’s prior written consent if:

(a)	no Default has occurred and is continuing;

(b)	the Lessee has operational control over that aircraft and the terms of this Agreement (including Insurance) will continue to apply to the Part as if it were still installed on the Aircraft;

(c)	the Owner retains title to the Part concerned;

(d)	the Part does not become subject to a Security Interest (other than a Permitted Security Interest);

(e)	such installation is permitted by the Aviation Authority; and

(f)	that Part is removed from that aircraft and reinstalled on the Aircraft on the earliest of:

(i)	the date falling thirty (30) days after its installation;

(ii)	the Expiry Date; and

(iii)	the occurrence of a Default.

10.4	Temporary installation of parts on the Aircraft

If necessary, and to avoid the prolonged operational disruption of the Aircraft, the Lessee may temporarily install any part (but not an engine or engine module) on the Aircraft by way of short term replacement without the Lessor’s prior written consent if:

(a)	no Default has occurred and is continuing;

(b)	such temporary installation is permitted by the Aviation Authority;

(c)	the installed part is not a PMA Part;

(d)	there is not available to the Lessee at the time and in the place where that part is required to be installed on the Aircraft, a replacement part complying with the requirements of Clause 10.2.1;

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(e)

as soon as practicable after installation of the part on the Aircraft but, in any event, no later than the earlier of (i) thirty (30) days after installation (ii) the Expiry Date or, (iii) in the case of a part installed on a Lessor Temporary Engine only, the date of redelivery of such Lessor Temporary Engine in accordance with Clause 10.8.4, the Lessee removes that part and replaces it with the Part it replaced, or, in the case of a part, by a part complying with Clause 10.2.1; and

(f)	the Insurance for the Aircraft is not affected.

10.5	Removal of Engines

10.5.1	An Engine may only be removed from the Airframe solely for the purposes of testing, repair, maintenance, overhaul, alteration or modification or as contemplated by 10.8(Lessor Temporary Engine).

10.5.2	Subject to Clause 10.6, the Lessee will ensure that no Engine is removed from the Airframe unless it is promptly replaced on the Airframe by an engine complying with the following conditions:

(a)

(i)	it is of the same Manufacturer and model as the original Engine (or an improved model);

(ii)	it is of the same interchangeable and mixable modification status;

(iii)	it meets all Applicable Regulations and it is certified in accordance with FAA and/or EASA Part 145 or its successor for installation on the Aircraft;

(iv)	it is in an airworthy condition;

(v)	it has the correct effectivity in accordance with the latest revision of the Manufacturer’s illustrated parts catalogue;

(vi)	it is suitable for installation and use on the Airframe without impairing the value or utility of the Airframe; and

(vii)	it is compatible with the remaining installed Engine,

(b)	the Lessee has full details of its source and maintenance records with full back to birth traceability;

(c)	the original Engine is reinstalled on the Airframe on the earliest of:

(i)	the date falling one hundred and eighty (180) days after the removal of the original Engine;

(ii)	the Expiry Date; and

(iii)	the occurrence of a Default, and

(d)	the Insurance for the Aircraft is not affected.

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10.5.3	The Lessee will:

(a)	notify the Lessor in writing as soon as reasonably practicable with respect to the removal of the Engine;

(b)	ensure that the identification plates referred to in Clause 12.1 (Title protection) are not removed from the Engine;

(c)	ensure that installed Parts are not removed from the Engine unless required solely for the purposes of testing, repair, maintenance, overhaul, alteration or modification;

(d)

ensure that any Engine that is not a Lessor Temporary Engine, which is not installed on the Airframe and is unserviceable, is immediately placed with the Maintenance Performer for progressive repair with such repairs to be completed prior to the Expiry Date;

(e)

ensure that any Engine which is not installed on the Airframe (or another aircraft permitted by Clause 10.6 (Temporary installation of Engines on other aircraft)) is properly and safely stored, preserved and transported in accordance with this Agreement and the Manufacturer’s recommendations;

(f)

ensure that any Engine which is not installed on the Airframe (or another aircraft permitted by Clause 10.6 (Temporary installation of Engines on other aircraft)) is insured in accordance with this Agreement, and is kept free from Security Interests (other than Permitted Security Interests); and

(g)

from time to time, if requested by the Lessor, procure that any person to whom possession of an Engine is given acknowledges in writing to the Lessor, that it will respect the interests of the Lessor as owner and lessor of the Engine and any Financiers under any Security Interest (or assignment) in respect of the Engine and will not seek to exercise any rights whatsoever in relation to such Engine.

10.6	Temporary installation of Engines on other aircraft

10.6.1

The Lessee will be permitted, after the PBH Period, if and for so long as no Default has occurred and is continuing, to install any Engine on an airframe owned by or leased to the Lessee and under the operational control of the Lessee, provided that:

(a)	neither:

(i)	the provisions of any Applicable Regulations; nor

(ii)	the terms of any lease or other agreement or Security Interest to which such airframe is subject,

prohibit such installation or will have the effect at any time of divesting or impairing the title and interests of the Owner as owner of the Engine, the Lessor as lessor of the Engine and/or any Financiers under any Security Interest or assignment in respect of the Engine;

(b)

if requested by Lessor, the Lessee or any other owner, lessor, seller, operator, holder of any Security Interest or their successors or assigns (each a “Relevant Party”) in respect of the relevant airframe, provides a written acknowledgement for the benefit of the Lessor, the Security Trustee and the Financiers that such Relevant Party has not and will not acquire any right, title or interest in such Engine by reason of that Engine being installed on such airframe, provided that such written acknowledgement shall not

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be required if the terms of any lease, agreement or Security Interest to which such airframe is subject, contains an express undertaking for the benefit of the Lessor, the Security Trustee and any Financier, that may be relied on by the Lessor, the Security Trustee and any Financiers, that the Relevant Party will not acquire, as against the Lessor, the Security Trustee or any Financier, any right, title or interest in an Engine as a result of such Engine being installed on such airframe and the Lessee shall, upon request, provide the Lessor with a copy of extract of the document that contains such express undertaking;

(c)	the Owner retains title to the Engine;

(d)	such installation is permitted by the Aviation Authority;

(e)	the terms of this Agreement (including Insurance) will continue to apply to the Engine as if it were still installed on the Airframe;

(f)	such Engine is reinstalled on the Airframe prior to the earliest to occur of:

(i)	the date falling ninety (90) days after removal of the Engine;

(ii)	the Expiry Date; or

(iii)	the occurrence of a Default; and

(g)

the Engine is not subjected to any harsher operating conditions or utilisation than it would have been subjected to had it continued to be affixed to the Aircraft and as contemplated by this Agreement.

10.6.2

During the PBH Period, if an Engine is not installed on the Airframe, the Lessee shall not operate such Engine without the prior written consent of the Lessor (such consent not to be unreasonably withheld or delayed but subject to such conditions as the Lessor may reasonably require including the payment of an engine rental amount at a fair market rate to be agreed between the Lessor and the Lessee in writing).

10.7	Temporary installation of engines on the Aircraft

If necessary solely to avoid the prolonged grounding of the Aircraft, the Lessee may temporarily install any engine on the Aircraft by way of short term replacement without the Lessor’s prior written consent if:

(a)	no Default has occurred and is continuing;

(b)

there is not available to the Lessee at the time and in the place where that engine is required to be installed on the Aircraft, a replacement engine complying with the requirements of Clause 10.5 (Removal of Engines);

(c)	such installation is permitted by the Aviation Authority; and

(d)

as soon as possible after installation of such engine on the Aircraft, but in any event no later than thirty (30) days after installation of the replacement engine or the Expiry Date, if sooner, the Lessee removes that engine and replaces it with the Engine replaced by it or with an Engine complying with the requirements of Clause 10.5 (Removal of Engines).

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10.8	Lessor Temporary Engine(s)

10.8.1

If the Lessor has exercised its option to provide a Lessor Temporary Engine to the Lessee, in accordance with paragraph 7 of Schedule 4, Part C (Delivery Condition), the Lessor will, within six (6) months of Delivery (or such longer period as may be agreed by the Lessor and the Lessee), deliver an engine in the required Delivery Condition to the Lessee in replacement of any Lessor Temporary Engine.

10.8.2

On delivery of an engine by the Lessor in accordance with Clause 10.8.1 above, the Lessee shall evidence its acceptance of such engine by executing an Engine Acceptance Certificate and delivering it to the Lessor. Execution and delivery of an Engine Acceptance Certificate will be conclusive proof that the Lessee has examined and investigated the Engine, that the Engine and any related engine documents are satisfactory to the Lessee in all respects and for all purposes under this Agreement and that the Lessee has irrevocably and unconditionally accepted the Engine for lease under this Agreement without any reservations or exceptions whatsoever and subject to all disclaimers and waivers set forth herein.

10.8.3

(a)

Simultaneous with the delivery of an engine by the Lessor in accordance with Clause 10.8.1 above (unless otherwise agreed by the Lessor), the Lessee shall redeliver the relevant Lessor Temporary Engine to the Lessor.

(b)

Such Lessor Temporary Engine shall be redelivered to the Lessor “as-is where-is” with all Parts installed as were installed on delivery of such Lessor Temporary Engine to the Lessee unless otherwise agreed by the Lessor in its sole discretion.

10.8.4

On redelivery of a Lessor Temporary Engine in accordance with Clause 10.8.3, the Lessor will deliver to the Lessee an Engine Redelivery Certificate confirming that the Lessee has redelivered the Lessor Temporary Engine to the Lessor.

10.8.5

Upon execution of an Engine Acceptance Certificate in accordance with Clause 10.8.2, such engine shall be an “Engine” pursuant to and for the purposes of this Agreement and, upon execution of an Engine Redelivery Certificate in accordance with Clause 10.8.4, the Lessor Temporary Engine will no longer be an “Engine” pursuant to and for the purposes of this Agreement.

10.8.6

The Lessor will reimburse the Lessee for its reasonable costs properly incurred in replacing such Lessor Temporary Engine in accordance with this Clause 10.8 up to a maximum amount of US$30,000 per Lessor Temporary Engine.

11	Registration, certification and filings

11.1	Registration with the Aviation Authority

11.1.1

The Lessee will, save as provided in Schedule 10 (Subleasing requirements), maintain the registration of the Aircraft with the Aviation Authority throughout the Lease Period on terms satisfactory to the Lessor and will not do or permit to be done anything which might adversely affect such registration. All expenses associated with maintaining such registration (not including the filing of Financier liens) shall be at the sole cost, expense and responsibility of the Lessee.

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11.1.2	Throughout the Lease Period, the Lessee will:

(a)

if allowed under Applicable Regulations, at its own cost, (i) record on each relevant register of the Aviation Authority that the Owner is the owner of the Aircraft and, if applicable, that the Financiers have a Security Interest in the Aircraft and (ii) file this Agreement and each Financing Document (or their main details) on that register;

(b)

at its own cost, make any changes to any registration or filing that may be necessary or advisable to take account of any change in any modification to the Aircraft (such as the permanent replacement of any Engine or Part) in accordance with this Agreement or of any change in any Applicable Regulation; and

(c)

at the Lessor’s cost, make any changes to any registration or filing that may be necessary or advisable to take account of any change in the ownership of the Aircraft or the interests of any Financier in the Aircraft, save where such change in registration of filing is required as a result of a Default, an Event of Default or a change of law in the State of Registration or as a result of any subleasing of the Aircraft, in which case such change shall be made at the Lessee’s cost.

11.2	Certification

The Lessee will take all actions needed to ensure that a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) is maintained in full effect throughout the Lease Period.

11.3	Filings and documentary Taxes

The Lessee will file or record each of the Transaction Documents and Financing Documents which can be filed or recorded by the Lessee and will pay any stamp duty or other documentary Taxes to which any of the Transaction Documents or Financing Documents are or may become subject, in each case punctually and as may be necessary or considered by the Lessor to be advisable under Applicable Regulations.

11.4	Cape Town Convention

11.4.1

If the state in which the Lessee and/or a Permitted Sublessee is situated, the location of the Lessee’s or any Permitted Sublessee’s principal place of business or registered office, or the State of Registration has, or at any time brings into force, any legislative or other provisions giving effect to the Convention and/or the Protocol, the Lessor, with Lessee’s cooperation (i) shall register any international interests or prospective international interests with the International Registry with respect to the Aircraft and/or any Engine and constituted by this Agreement and the Lessee, at its cost and expense shall procure that any Permitted Sublessee registers any applicable international interests or prospective international interests, and (ii) at the Lessor’s cost and expense shall from time to time, do or cause to be done (and the Lessee consents to the Lessor, the Owner or any Financier doing or causing to be done) any and all acts and things capable of being done which may be required or desirable (in the sole discretion of the Lessor) to ensure that the Owner, the Lessor and any Financier has the full benefit of the Convention and/or the Protocol in connection with the Aircraft and any Engine, including:

(a)

any matters connected with registering, perfecting, and/or preserving and/or enhancing any international interest(s) vested in the name of the Owner, the Lessor or any Financier with respect to the Aircraft and/or any Engine and constituted by this Agreement and any interests arising out of any Permitted Sublease, including any applicable certified designee letter;

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(b)	constituting any international interest(s) to be vested in the Owner, the Lessor or any Financier with respect to the Aircraft and/or any Engine in connection with this Agreement;

(c)	entry into agreements (subordination or otherwise) to protect the priority of any international interest(s) referred to in the foregoing paragraphs;

(d)	agreeing to consenting to and acknowledging any assignment the Lessor enters, or has entered, into with a Financier in connection with this Agreement;

(e)	excluding in writing the application of any provisions of the Convention and/or Protocol that the Lessor may deem desirable in connection with the foregoing;

(f)

executing an IDERA in favour of the Lessor, or if required by the Lessor, the Security Trustee, submitting the same to the Aviation Authority for recordation and providing the recorded IDERA to the Lessor;

(g)

not registering, or consenting to the registration of, any conflicting interests (whether or not taking priority over the Owner’s, the Lessor’s or any Financier’s international interests) at the International Registry without the Lessor’s prior written consent; and

(h)

not executing or submitting or permitting a Permitted Sublessee to execute or submit an IDERA for recordation in favour of any creditor other than the Lessor or any Financier without the Lessor’s prior written consent.

11.4.2

The Lessee shall not permit any person to register a prospective international interest, international interest or national interest at the International Registry without the prior written consent of the Lessor except for any such interests created where:

(a)	the Lessee is the debtor and one of the Lessor, the Owner or the Financiers is the creditor;

(b)	the Lessor is the debtor and one of the Owner or the Financiers is the creditor; or

(c)	the Owner is the debtor and one of the Lessor or the Financiers is the creditor.

11.4.3

The Lessee will promptly notify the Lessor on becoming aware of the registration of any non-consensual right or interest at the International Registry against the Airframe or any Engine and take all steps necessary to procure the discharge and deregistration of such interest.

11.4.4	In this Clause 11.4 (Cape Town Convention):

(a)	the following expressions shall have the respective meanings given to them in Article 1 of the Cape Town Convention:

(i)	airframe;

(ii)	creditor;

(iii)	debtor;

(iv)	international interest;

(v)	national interests;

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(vi)	non-consensual right of interest;

(vii)	prospective international interest; and

(viii)	state of Registry; and

(b)	state in which the Lessee is situated shall be construed in accordance with Article 4 of the Cape Town Convention.

12	Title protection and operation

12.1	Title protection

Throughout the Lease Period, the Lessee will at its own cost:

(a)	install and maintain fireproof nameplates not less than 7cm by 5cm affixed in a prominent position in the cockpit or cabin of the Aircraft and on each Engine showing the following:

“THIS [AIRCRAFT][ENGINE] IS OWNED BY [OWNER], IS MORTGAGED TO [SECURITY TRUSTEE] AND IS LEASED TO GLOBAL CROSSING AIRLINES INC. AND MAY NOT BE OPERATED BY ANY OTHER PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF [LESSOR AND SECURITY TRUSTEE]”; and

(b)

take all reasonable steps to ensure that the interests of the Lessor, the Owner and the Financiers in the Aircraft are, when appropriate, made known to third parties dealing with the Lessee and the Aircraft and the Lessee will not:

(i)	hold itself out as owner of the Aircraft or as having an economic interest in it equivalent to ownership (whether to obtain a particular tax treatment or otherwise);

(ii)

take or refrain from any action if, as a consequence, the rights of the Lessor, the Owner or any Financier in the Aircraft or the validity, enforceability or priority of this Agreement or of any of the Financing Documents could be jeopardised;

(iii)	represent to third parties that the Lessor, the Owner or any Financier is in any way associated with or responsible for the business activities of the Lessee;

(iv)

permit the Aircraft or any interest of the Lessor, the Owner or of any Financier in it, or any Party’s rights under this Agreement, to become or remain subject to any Security Interest (other than a Permitted Security Interest); or

(v)	pledge the credit of the Lessor, the Owner or any Financier.

12.2	Security Interests

12.2.1

As soon as reasonably practicable the Lessee will take any action that may be necessary to discharge any Security Interest described in paragraph (a) or (b) of the definition of Permitted Security Interests.

12.2.2

The Lessee will not (otherwise than as expressly contemplated by the Transaction Documents) do anything or take any action or knowingly omit to take any action which has or may have the effect of prejudicing the first priority nature of any Security Interests created pursuant to the Financing Documents.

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12.3	Lessee’s rights

The Lessee shall have no right, title or interest in or to any part of the Aircraft except the rights expressly set out in this Agreement, it being expressly agreed and acknowledged by the Lessee that title to the Aircraft shall remain vested in the Owner subject to any Security Interests arising under the Financing Documents in favour of the Financiers (or any of them).

12.4	Operation

12.4.1	The Lessee will not use or operate the Aircraft, or permit the Aircraft to be used or operated:

(a)	in breach of any Applicable Regulations or in a manner which causes the Lessor, the Owner, the Owner Participant or any Financier to be in breach of any Applicable Regulations;

(b)	for any purpose for which the Aircraft was not designed or contrary to any recommendation of the Airframe Manufacturer, the Engine Manufacturer or the Aviation Authority;

(c)	for the carriage of:

(i)

whole animals living or dead except in the cargo compartment according to IATA regulations (except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal);

(ii)

acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the “Restriction of Goods” schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

(iii)

any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft or persons onboard the Aircraft, in each case which would not be adequately covered by the Insurances; or

(iv)	any illegal items or substance;

(d)	in any circumstances or geographic location where the Aircraft is not covered by the Insurance;

(e)

or permit the Aircraft to proceed to, or remain at, or operate from any location in an Excluded Country or country subject to Sanctions, nor will the Lessee enter into any contract or be subject to any obligation to do the same; or

(f)

for any training, demonstration or test flights but the Lessee will be entitled to undertake flight deck crew training of its own personnel provided that the use of the Aircraft for such crew training is not disproportionate to the amount of such crew training on other aircraft of the same type as the Aircraft operated by the Lessee in any twelve (12) month period.

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12.4.2	The Lessee will:

(a)

keep the main operational base of the Aircraft at Miami International Airport, Miami, Florida or such other location (which is not in an Excluded Country) as may be consented to in writing by the Lessor in its absolute discretion;

(b)	use the Aircraft solely in commercial or other operations for which the Lessee is duly authorised by the Aviation Authority and the Applicable Regulations;

(c)

ensure that the crew and engineers engaged by the Lessee in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licences required by the Aviation Authority and the Applicable Regulations;

(d)	to the extent the Aircraft is operated within the European Union:

(i)

comply, and procure that any Permitted Sublessee complies, with any obligations applicable to it, or such Permitted Sublessee, in respect of the EU ETS Legislation and shall ensure that it (or any Permitted Sublessee, if applicable) (and not the Lessor, the Owner, the Owner Participant nor any Financier) is notified to the relevant authorities as being the operator of the Aircraft whenever applicable in connection with the EU ETS Legislation; and

(ii)

upon the reasonable request of the Lessor, but not more frequently than on a yearly basis for so long as the Aircraft continues to be operated within the European Union, certify to the Lessor that the Lessee and any Permitted Sublessee are complying with the EU ETS Legislation to the extent that such EU ETS Legislation applies to the Lessee or any Permitted Sublessee;

(e)

obtain and maintain in full force all certificates, licences, permits and authorisations for the time being required for the use and operation of the Aircraft and for the making of payments required by, and the compliance by the Lessee with its other obligations under, this Agreement; and

(f)

not abandon the Aircraft or do or permit to be done anything which may expose the Aircraft or any part of it to the risk of damage, destruction, arrest, confiscation, seizure, forfeiture, impounding, detention or appropriation.

12.4.3

The Lessee will not (and will procure that any Permitted Sublessee will not) operate, maintain, insure or deal with the Aircraft, any Engine or Part in a manner which discriminates against the Aircraft, such Engine or such Part when compared with the manner in which the Lessee operates, maintains, insures or deals with other aircraft, engines or parts (in each case of a similar model to the Aircraft, the Engines or Parts) in the Lessee’s fleet.

12.4.4

The Lessee will not do or permit to be done anything which might prejudice any right which the Lessor, the Owner, the Owner Participant or any Financier may have against the Airframe Manufacturer, the Engine Manufacturer or any other Manufacturer or supplier of any Part.

12.5	Operational costs

The Lessee will pay or cause to be paid all costs of operating the Aircraft and all other aircraft operated by the Lessee, including all air navigation charges (including Eurocontrol charges and the equivalent), licenses and other overflight and airport fees, charges and passenger taxes and carbon offsetting charges when due.

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13	Technical

13.1	Maintenance, overhaul and repair

13.1.1	Throughout the Lease Period, the Lessee will at its own cost arrange for the Aircraft to be maintained, overhauled and repaired by a Maintenance Performer, so that:

(a)

the Aircraft is kept safe for operation and airworthy in all respects and in as good operating condition and state of repair as at the Delivery Date and in compliance with all requirements of the FAA and the Aviation Authority;

(b)	all maintenance is conducted in accordance with the Maintenance Programme by the Maintenance Performer;

(c)

the Aircraft is maintained, serviced and repaired in the same manner and with the same care as used by the Lessee or, any Permitted Sublessee, with respect to similar aircraft operated by such party; and

(d)

all airworthiness certificates in respect of the Aircraft are maintained in good order at all times under the laws of the State of Registration except (to the extent permitted under Applicable Regulations) during periods of maintenance or repair.

13.1.2	No agreement relating to work done on the Aircraft may give the Maintenance Performer the right to hold the Aircraft in respect of work done on any other aircraft in the Lessee’s fleet.

13.1.3

(a)

The Lessee will ensure that any repairs to the Aircraft will be performed in accordance with the provisions of the most recent iteration of the Manufacturer’s repair manual applicable to the Aircraft or, if outside the scope of such repair manual, in accordance with the Manufacturer’s instructions and supported by the Manufacturer’s approvals applicable to the Aircraft and the Compliance Authority, and shall be permanent in nature with no repeat inspections.

(b)

Notwithstanding Clause 13.1.3(a), if necessary to avoid unreasonable operational disruption of the Aircraft, the Lessee may install a Manufacturer’s temporary repair provided such repair is replaced with a repair which complies with Clause 13.1.3(a) on the earliest of:

(i)	the next C Check;

(ii)	the Expiry Date; and

(iii)	the occurrence of a Default.

(c)	The Lessee will keep detailed records and associated maintenance data relating to all repairs on the Aircraft.

13.1.4

The Lessee expressly authorises and consents to allowing the Manufacturer to provide the Lessor with information about the Aircraft (including the Aircraft Documents). The Manufacturer may provide documentation to the Lessor without the need for any further notice to or authorisation from the Lessee.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

13.2	Aircraft Documents

13.2.1	The Lessee will keep and maintain, or shall procure that any Permitted Sublessee maintains, all Aircraft Documents throughout the Lease Period:

(a)	in the English language;

(b)	in accordance with best airline practice and in a format which allows the Aircraft Documents to be used by a subsequent operator;

(c)

so as to comply with the requirements of the FAA and the Aviation Authority, all Applicable Regulations, the Maintenance Programme and the requirements of the original equipment manufacturer (as the case may be); and

(d)

up to date to reflect the operation of the Aircraft and the current configuration of the Aircraft including all maintenance, repair and work performed and all “approved data” required by the FAA and the Aviation Authority.

13.2.2

The Lessee will keep the Aircraft Documents in its possession at a single location approved by the Aviation Authority a fire-proof storage area free from any risk of flooding and the Aircraft Documents must not, without the Lessor’s prior written consent, be in the possession or control of any person other than the Lessee.

13.2.3	The Lessee will permit the Lessor (or its representatives) to examine and make copies of the Aircraft Documents, including those held in electronic storage:

(a)	upon giving reasonable notice so long as such examination does not impede the normal commercial operation of the Aircraft;

(b)	during the Lessor’s or the Lessor’s representatives attendance at maintenance events in accordance with Clause 13.3.5; or

(c)	at any time following an Event of Default which is continuing.

13.2.4

All Aircraft Documents maintained in digitised format shall be backed up periodically by the Lessee and the Lessee shall, if so requested by the Lessor, ensure that the Lessor has full access to such digitised Aircraft Documents on a free of charge basis.

13.2.5

All Aircraft Documents, including records and documentation of maintenance accomplished on the Aircraft shall be retained by the Lessee until the Expiry Date, at which time all Aircraft Documents shall be returned to the Lessor in original (not duplicate) form or, where applicable by way of copies of the original or other documentation, certified as true copies of the original or other documentation by the Lessee’s director of quality assurance or equivalent.

13.2.6

The Lessee will ensure that no original hard copy Aircraft Documents which are in the possession of or held to the order of the Lessee, any Permitted Sublessee or any Maintenance Performer shall be destroyed for any reason whatsoever, regardless of whether any Applicable Regulations may permit the destruction of any such Aircraft Documents.

13.2.7

The Lessee will ensure that except for standard MPD revisions introduced by the Manufacturer and such revisions that are more restrictive than the requirements of the MPD, the Lessee shall obtain the Lessor’s prior written consent before amending and/or revising the Maintenance Programme or introducing other amendments or revisions to which the Manufacturer has no technical objection. The Lessee will provide to the Lessor copies of such amendments and/or revisions.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

13.3	Inspection

13.3.1

The Lessee will permit the Lessor’s representatives (which may include representative(s) of the Financiers) to inspect the Aircraft at any time so long as the inspection will not result in a disruption to the scheduled operation of the Aircraft, although this limitation will not apply if a Default has occurred and is continuing. The Lessee will comply with the reasonable requests of the Lessor’s representatives during the course of an inspection, including any request to travel on the flight deck of the Aircraft as an observer, subject to any Applicable Regulations. During any such inspection, the representatives of the Lessor and any Financiers may take paper or electronic copies of the Aircraft Documents and other operational records relating to the Aircraft (including the then current Maintenance Programme).

13.3.2

The cost of conducting an inspection will be borne by the Lessor unless a Default has occurred and is then continuing or, as a result of that inspection, the Lessee is found to be in default of its obligations under this Agreement in which case the cost will be borne by the Lessee.

13.3.3

No liability or obligations will be incurred by the Lessor or the Financiers, or their respective representatives or nominees, solely by reason of the exercise or non-exercise of the inspection rights referred to in this Clause.

13.3.4

All rectifications agreed at such inspection or required by this Agreement shall be made at the Lessee’s cost and shall be commenced and completed by the Lessee as soon as practicable after the date on which the Lessor gives notice to the Lessee requiring it to do so.

13.3.5

The Lessor’s and any Financier’s representatives may attend any C Check or base maintenance event in respect of the Airframe, any Engine, APU or Landing Gear shop visit event or any Qualifying Work. The Lessee will provide the Lessor with written notification of any such work not less than thirty (30) days prior to the commencement of such work.

13.3.6

The Lessee agrees that it will co-operate in all reasonable respects with the efforts of the Lessor to lease or sell the Aircraft, including, without limitation, permitting potential lessees or purchasers to inspect the Aircraft and the Aircraft Documents provided that the same shall not interfere with the Lessee’s use or maintenance of the Aircraft or require the Lessee to incur out-of-pocket expenses for which it is not reimbursed by the Lessor.

13.4	Airworthiness Directives

13.4.1

The Lessee will, and shall procure that any Permitted Sublessee will, comply with all Airworthiness Directives associated Manufacturer’s means of compliance therein which apply to the Aircraft on a terminating action basis and which have a compliance date during the Lease Period.

13.4.2	The Lessor will contribute to the cost of the compliance with Airworthiness Directives referred to in Clause 13.4.1 in accordance with and subject to Schedule 6, Part F (AD Cost Sharing).

13.5	Modifications

13.5.1	Except as set forth in Clause 13.5.2 and 13.5.3, the Lessee shall not make any alteration, modification, removal or addition to the Aircraft without the prior written consent of the Lessor.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

13.5.2	The Lessee shall, at its own cost and expense, make alterations, modifications and additions to the Aircraft as may be required from time to time to comply with:

(a)

Manufacturer’s service bulletins as applicable per effectivity, that are routinely incorporated on similar aircraft, or which require accomplishment in order to maintain all warranties or performance guarantees relating to the Aircraft, or where non-compliance would negatively impact the value and utility of the Aircraft;

(b)	the operating requirements of FAR 121, and

(c)	all requirements of the Aviation Authority which require compliance prior to the Expiry Date.

13.5.3

The Lessor’s consent shall not be required for any discretionary alteration, modification or addition that the Lessee wishes to perform to the Aircraft, provided that any such alteration, modification or addition is:

(a)

for the installation in accordance with the Manufacturer’s Service Bulletins of (i) additional Parts (and not in substitution for the same), provided that the installation of such additional Parts does not require a modification to the exterior structure of the Aircraft or (ii) Parts of a higher modification status than those which are then currently installed on the Aircraft;

(b)

cosmetic and non-structural in nature in order for the Lessee to display its name, logo or other identification or advertising, provided that such modification is approved by the Aviation Authority and will be removed prior to Redelivery;

(c)

to the Aircraft interior configuration that (i) utilises the existing seat track system (without modification), (ii) does not require the addition to, or removal or modification of, any Aircraft structure, (iii) does not require modification to the then existing electrical system of the Aircraft, (iv) does not impair the value or utility of the Aircraft, (v) does not require the use of a supplemental type certificate for the accomplishment of such modification, (vi) does not cause any change in the category or status of the Aircraft as defined by the Manufacturer, (vii) does not cause any additional maintenance burden on the Aircraft, (viii) is approved by EASA or the FAA, and the Aviation Authority, and (ix) does not impair the certification compliance status of the Aircraft; or

(d)

for the accomplishment of Service Bulletins recommended by the Manufacturer not otherwise required to be accomplished pursuant to this Agreement, to the extent that the Lessee may elect to accomplish the same.

13.5.4

In the event of a modification to the Aircraft interior configuration pursuant to Clause 13.5.3(c), the Lessee shall notify the Lessor of the completion of such modification and prior to Redelivery undertake such modifications to revert to the original interior configuration unless otherwise notified by the Lessor in writing.

13.5.5

In the event that the Lessor approves any modification to the Aircraft that is the subject of an EASA or FAA supplemental type certificate (an “STC”), the Lessee shall, prior to the installation of such STC on the Aircraft, and at no cost or expense to the Lessor, cause the STC holder (i) to provide written authorisation for the Lessor or any future owner or operator of the Aircraft to use such STC solely with respect to the Aircraft, and without limitation, and (ii) to deliver to the Lessor a data pack of technical information satisfactory to the Lessor in respect of the STC.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

13.5.6	The Lessee will not make any modification to the certified operational thrust rating of the Engines without the prior written consent of the Lessor.

13.6	Warranties

13.6.1

The Lessee shall, during the Lease Period, enjoy the benefit of the Airframe Warranties and the Engine Warranties (if applicable), pursuant to the terms of the Airframe Warranties Agreement and the Engine Warranties Agreement respectively.

13.6.2	Save as provided below, during the Lease Period,

(a)

the Lessor will allow the Lessee to have the use and benefit of any other existing and transferable manufacturer, vendor or supplier warranties relating to the Aircraft in each case subject to any necessary consents of the relevant manufacturer, vendor or supplier (“Existing Maintenance Warranties”). The Lessor agrees to take such steps at the cost and expense of the Lessee, as are reasonably necessary to enable the Lessee to receive the benefits of such Existing Maintenance Warranties. The Lessee will have the benefit of any such Existing Maintenance Warranties subject to any terms that the relevant manufacturer, vendor or supplier may require and the Lessee will enter into such agreements as may be required with such relevant manufacturer, vendor or supplier to effect such arrangements; and

(b)

the Lessee will have the use and benefit of any manufacturer, vendor, supplier or Maintenance Performer warranties relating to the Aircraft which are granted in favour of the Lessee during the Lease Period (the “Lessee Maintenance Warranties”).

13.6.3

The Lessee will diligently and promptly pursue any valid claims that it may have against any relevant manufacturer, vendor, supplier or Maintenance Performer and will give the Lessor written notice of the same promptly on request from the Lessor. The Lessee agrees to use any amounts received in relation to any claim under any Existing Maintenance Warranties or Lessee Maintenance Warranties only for the purposes of repairing or replacing the Airframe, Engine or Part which gave rise to the relevant warranty claim.

13.6.4	On the Expiry Date (or such earlier date as the Lessor may specify by notice in writing if an Event of Default has occurred and is continuing):

(a)

the Lessee’s rights under the Existing Maintenance Warranties referred to in this Clause 13.6.4 (including the Lessee’s rights to pursue claims and receive payments thereunder) shall immediately revert to the Owner; and

(b)

the Lessee will at its own cost and expense, take all steps necessary to ensure that the benefit of any unexpired warranties (including any and all Lessee Maintenance Warranties) are vested in the Owner.

14	Indemnities

14.1	General Indemnity

14.1.1

Subject to the exclusions set out in Clause 14.1.2, the Lessee shall immediately upon demand, indemnify and hold harmless each of the Indemnitees against any and all Losses which an Indemnitee may suffer or incur, whether directly or indirectly (and regardless of when the same are suffered or incurred) as a result of or in connection with:

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(a)

the ownership, service, maintenance, repair, overhaul, delivery, possession, transfer of title or possession, import, export, storage, modification, leasing, inspection, refurbishment, transportation, storing, testing, design, sub-leasing, positioning, interchange, replacement, condition, environmental damage, use, operation, control, location, alteration, registration or redelivery of or other matters relating to or attributable to the Aircraft, the Airframe, any Engine, any Part and/or which otherwise relate to the Aircraft whether or not such Losses may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

(b)	any act or omission which invalidates or which renders voidable any of the Insurances;

(c)	preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing its release;

(d)

any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person in respect of any of the matters referred to in this Clause 14.1.1;

(e)	any latent or other defects or deficiencies therein, whether or not discoverable, known or unknown, apparent or concealed, exterior or interior; or

(f)	any breach by the Lessee of its obligations under the Transaction Documents.

14.1.2	The Lessee will not be required to indemnify an Indemnitee under Clause 14.1.1 to the extent the Loss for which the indemnity claim is made:

(a)	is caused by such Indemnitee’s fraud, wilful misconduct or Gross Negligence;

(b)	is caused by a breach or default by such Indemnitee of its express obligations under a Transaction Document which does not result from any act or omission of any other person;

(c)

arises solely as a result of an event or occurrence occurring after the Expiry Date and redelivery of the Aircraft to the Lessor in accordance with this Agreement and is not attributable to any act, omission, event or occurrence occurring prior to such redelivery;

(d)	is covered pursuant to another indemnity provision of this Agreement and payment to such Indemnitee under such other indemnity has actually been received by it;

(e)

comprises or relates to the Owner’s acquisition cost or purchase of the Aircraft or is an ordinary and usual overhead expense of such Indemnitee (but excluding any such Losses which are suffered or incurred as a result of or following the occurrence of an Event of Default);

(f)

arises as a result of any voluntary sale, assignment, transfer or other disposition by such Indemnitee of the Aircraft or any interest therein unless such sale, assignment, transfer or other disposition occurs in connection with, or arises following, a Default or relates to the replacement of any Engine or Part as contemplated by this Agreement; or

(g)	arises as a result of any Lessor Lien or Lessor Tax.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

14.2	Withholdings

14.2.1	The Lessee will not deduct any amount from any of its payments under the Transaction Documents, for or on account of any Taxes, unless the Lessee is obliged to do so under any Applicable Regulation.

14.2.2	If the Lessee has to make a deduction as described in Clause 14.2.1, the Lessee must:

(a)	deduct the minimum amount necessary to comply with its legal obligations;

(b)	pay the Tax to the relevant authority in accordance with all Applicable Regulations;

(c)

pay to the Lessor an additional amount so that the Lessor receives a net amount on the relevant payment date, that is equal to the amount that it would have received if the deduction had not been made, such that the Lessor shall be in no worse a position than it would have been if the deduction had not applied; and

(d)	obtain a receipt or, if not legally possible, provide other evidence for the payment of such Tax from the relevant authority and give it to the Lessor.

14.3	Payment of Taxes

The Lessee shall promptly pay all Taxes imposed by any Government Entity with respect to the Aircraft in accordance with Applicable Regulations, including without limitation with respect to the ownership, delivery, leasing, sub-leasing, possession, use, operation, importation, exportation, redelivery, sale or other disposition of the Aircraft.

14.4	Tax Indemnity

14.4.1

Subject to the exclusions set out in Clause 14.4.2, the Lessee shall immediately upon demand indemnify and hold harmless each of the Indemnitees against any and all Taxes which an Indemnitee may suffer or incur, whether directly or indirectly and which arise (and regardless of when the same are suffered or incurred) as a result of the purchase, ownership, maintenance, service repair, overhaul, delivery, possession, transfer of title or possession, import, export, storage, modification, leasing, inspection, refurbishment, replacement, transportation, storing, testing, design, sub-leasing, posting, interchange, condition, environmental damage, use, operation, control, location, alteration, registration or redelivery of, or other matters relating to or attributable to, the Aircraft, the Airframe, any Engine, any Part and/or which otherwise relate to the Aircraft.

14.4.2	The Lessee will not be required to indemnify an Indemnitee under Clause 14.4.1 to the extent the Tax for which the indemnity claim is made:

(a)	is caused by such Indemnitee’s fraud, wilful misconduct or Gross Negligence;

(b)	is a Tax liability which such Indemnitee has and which would have arisen even if the Transaction Documents had not been entered into;

(c)	is covered pursuant to another indemnity provision of this Agreement and payment to such Indemnitee under such other indemnity has actually been received by it;

(d)

is caused by a breach or default by such Indemnitee of its express obligations under a Transaction Document which does not result from any act or omission of any person other than the Indemnitee in question;

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(e)	arises as a result of any Lessor Lien or Lessor Tax; or

(f)

arises as a result of any voluntary sale, assignment, transfer or other disposition by such Indemnitee of the Aircraft or any interest therein unless such sale, assignment, transfer or other disposition occurs in connection with, or arises following, a Total Loss, Default or relates to the replacement of any Engine or Part as contemplated by this Agreement.

14.5	VAT

14.5.1	For the purposes of this Clause 14.5:

(a)	VAT - includes value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature.

(b)	Supply - includes anything on which VAT is charged.

14.5.2	The Lessee must pay the Lessor or the relevant tax authority (as applicable) the amount of any VAT which is chargeable for any Supply under any of the Transaction Documents.

14.5.3

Each amount shown which the Lessee must pay under the Transaction Documents does not include VAT and if VAT is payable in respect of any amount, the Lessee shall pay all such VAT and shall indemnify the Lessor against any claims for the same (and where appropriate the Lessee shall increase the payments which would otherwise be required to be made under such Transaction Document so that the Lessor is left in the same position as it would have been in had no VAT been payable); and the Lessee shall provide evidence to the Lessor in respect of payment of any such VAT.

14.6	Currency protection

14.6.1	The Lessee agrees to indemnify each Indemnitee against any Loss which such Indemnitee suffers in converting any sum into Dollars if:

(a)	such Indemnitee receives an amount relating to the Lessee’s obligations in a different currency from that in which payments should be made under the Transaction Documents; or

(b)	the Lessee pays a judgment or claim in a different currency from that in which payments should be made under the Transaction Documents.

14.6.2	The Lessee waives any right it may have in any jurisdiction to pay any amount under the Transaction Documents in a currency other than the contractual currency.

14.7	Tax on indemnity payments

The amount of any payment made under this Clause 14 (Indemnities) must take into account the Tax treatment of the payment and of the Loss in respect of which the payment is claimed so that the Indemnitee is fully compensated, after that Tax treatment has been taken into account, for the Loss for which the relevant claim is made.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

15	Total Loss

15.1	Risk of Loss

The Lessee will be responsible for all risks associated with a Total Loss throughout the Lease Period.

15.2	Total Loss: Airframe

15.2.1

If the Airframe suffers a Total Loss at any time prior to Delivery, this Agreement will immediately terminate and neither Party will have any further obligations hereunder except as expressly stated and save for accrued rights, obligations and claims and any obligations expressed to survive the termination of this Agreement provided that the Lessor will repay to the Lessee an amount equal to the Security Deposit paid by the Lessee.

15.2.2	If the Airframe suffers a Total Loss at any time after Delivery:

(a)

the Lessee will pay the Agreed Value to the Loss Payee on the Total Loss Payment Date together with any unpaid Rent calculated up to and including that date and any other amounts then due and payable by the Lessee under this Agreement;

(b)

the Lessee will continue to perform those of its obligations that remain capable of performance (including, for the avoidance of doubt, the payment of Rent) up to and including the Total Loss Payment Date; and

(c)

subject to the rights of any insurers, reinsurers or other third party, upon irrevocable payment in full of the Agreed Value to the Loss Payee and all other amounts which may be or become payable by the Lessee under this Agreement, the Lessor may at its option transfer (or procure that the Owner transfers) title to the Aircraft (or any Engine that has not suffered a Total Loss) or the remains thereof to the Lessee or its nominee. Ownership will be transferred on an “as-is, where-is” basis without any recourse or warranty except that there are no Lessor Liens. The Lessee shall indemnify the Lessor and the Owner for all fees, expenses and Taxes incurred by the Lessor or the Owner resulting from their compliance with this Clause 15.2.2(c).

15.3	Total Loss: Engine or Part

If an Engine or a Part suffers a Total Loss which does not also involve a Total Loss of the Airframe (and as if, for these purposes, all references in the definition of “Total Loss” to “Aircraft” were to “Engine” or “Part” as the context may require):

(a)	the Lessee must replace that Engine or Part;

(b)	any replacement part must meet the requirements of Clause 10.2.1;

(c)	in the case of a replacement engine, such engine must be a “Suitable Replacement Engine” which for the purposes of this Clause shall mean an engine:

(i)

which is of the same model, or an improved or advanced version of the Engine it replaces, approved by the Manufacturer and the Aviation Authority for installation and operational use on the Airframe in conjunction with the other Engine;

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(ii)

which is in the same or better operating condition, has equivalent or less time elapsed since its last Engine Performance Restoration Shop Visit or since new (as applicable) and remaining equivalent warranty status as the Engine it replaces had immediately prior to such Total Loss;

(iii)	which has as much useful life available until the next scheduled maintenance procedure for performance restoration as the Engine it replaces;

(iv)

for which the Lessee can provide to the Lessor full details as to its source and full maintenance records (which in the case of life limited parts are sufficient to demonstrate to the Lessor’s satisfaction full back-to-birth traceability of such life limited parts);

(v)	which has not been involved in any incident or accident;

(vi)	which has the same or fewer total Flight Hours, Cycles and calendar time since new as the Engine it replaces;

(vii)	which has the same or greater value, modification status and use as the Engine it replaces including Life Limited Parts;

(viii)	which is free from any Security Interests (other than Permitted Security Interests) and for which the Lessee can provide to the Lessor such evidence of title as the Lessor may reasonably request;

(ix)

against which there are no international interests, prospective international interests, national interests, or non-consensual rights or interests registered, as evidenced by a search of the International Registry; and

(x)	which meets all Applicable Regulations;

(d)	upon installation of a Suitable Replacement Engine on the Aircraft, such Suitable Replacement Engine shall automatically and without any further act:
(i)	become and remain the property of the Owner, without any obligation and/or liability on the part of the Lessor, Owner, Owner Participant and/or Financiers, whether as to Taxes and/or otherwise; and

(ii)	become subject to this Agreement and the Financing Documents as if it had been attached to the Aircraft on Delivery;

(e)

if the Lessor requests, the Lessee shall, at its own cost, provide such documentary evidence and take such other action as the Lessor may request to evidence the transfer to the Owner of full ownership of the Suitable Replacement Engine and to protect the rights of the Security Trustee and/or other Financiers as mortgagee(s) in respect of such Suitable Replacement Engine;

(f)

after the Lessee has carried out all of its obligations under this Clause 15.3 (Total Loss: Engine or Part), and unless the insurers are entitled to the replaced Engine or Part as salvage, the Lessor will, if requested, make sure that the Owner transfers ownership of the replaced Engine or Part to the Lessee or its nominee. Ownership will be transferred on an “as-is, where-is” basis without any warranty except that there are no Lessor Liens. The Lessee shall indemnify the Lessor and the Owner for all fees, expenses and

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(g)	a Total Loss of an Engine or Part shall not result in any reduction in the Rent or any other sums payable by the Lessee under this Agreement.

16	Requisition

16.1	No Default

If the Aircraft is requisitioned for use which does not constitute a Total Loss, then provided that all the provisions of this Agreement are complied with (including Insurance) there will be no Default as a result of such requisitioning and throughout the Requisitioning Period:

(a)	the Lessee will continue to pay Rent and Maintenance Payments and perform those of its obligations that remain capable of performance;

(b)	the Lessee will be entitled to any hire paid by the requisitioning authority prior to the Expiry Date so long as no Event of Default has occurred and is continuing; and

(c)	if the Requisitioning Period extends beyond the Scheduled Expiry Date, the Lessor will have an option, exercisable on notice to the Lessee, either:

(i)	to continue the leasing of the Aircraft until the date on which the Aircraft ceases to be subject to such requisition; or

(ii)	to treat the leasing of the Aircraft as terminated.

16.2	Continuing leasing

16.2.1

If the Lessor chooses to continue the leasing of the Aircraft as contemplated in Clause 16.1(c)(i), all of the obligations of the Lessee which remain capable of performance (including the obligations to pay Rent and Maintenance Payments at the same rate and on the same basis as before the Scheduled Expiry Date) will continue until the Expiry Date. In such circumstances, the Lessee will be entitled to any hire paid by the requisitioning authority which is attributable to the period in question, so long as no Event of Default has occurred which is continuing.

16.2.2

If the Lessor chooses to treat the leasing of the Aircraft as terminated, as contemplated in Clause 16.1(c)(ii) the Lessor will be entitled to any hire paid by the requisitioning authority after the Expiry Date.

16.2.3

At the end of the Requisitioning Period, and irrespective of the option chosen, the Lessee will put the Aircraft into the Redelivery Condition and redeliver it to the Lessor in accordance with Clause 18 (Return of the Aircraft).

16.3	Compensation

In the case of a requisition for use, the Lessor will be entitled to all compensation paid by the requisitioning authority for any structural change, damage or wear and tear to the Aircraft, but the Lessor will either use that compensation:

(a)	to reimburse the Lessee for the expense of complying with its obligations to put the Aircraft into the Redelivery Condition; or

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(b)	if an Event of Default has occurred and is continuing, towards settlement of any amounts owing by the Lessee under the Transaction Documents,

and any surplus amounts shall be retained by the Lessor.

17	Insurance

17.1	General Requirements

17.1.1

The Lessee will keep the Aircraft covered by Insurance at all times during the Lease Period as required by this Clause 17 (Insurance) and Schedule 8 (Insurance requirements). The Insurance Broker and the lead underwriters employed for this purpose must be approved by the Lessor acting reasonably.

17.1.2	All insurance premiums and other costs of maintaining the Insurance will be for the account of the Lessee.

17.1.3	The Lessee will ensure that each certificate of Insurance is in form and substance acceptable to the Lessor acting reasonably.

17.2	Specific Requirements

17.2.1	The specific requirements of the Lessor, at the date of this Agreement, with respect to Insurance for the Aircraft are set out in Schedule 8 (Insurance requirements).

17.2.2

The Lessor may from time to time stipulate other requirements for the Insurance so that the scope and level of the cover is maintained in line with best industry practice and to ensure that the interests of each Indemnitee are properly protected and such conditions shall be binding upon the Lessee.

17.3	Insurance Covenants

17.3.1	The Lessee will comply with each Insurance policy and will not do or omit to do anything, or permit any act or omission, which:

(a)	results in or could result in the Insurance not being valid in any respect or which renders it or may render it wholly or partially void or voidable;

(b)	could bring any particular liability, that would otherwise be covered by the Insurance, if a claim were made, within the scope of an exclusion from or an exception to it;

(c)

results in any alteration to, or the creation of any Security Interest (other than a Permitted Security Interest) in, the Insurances (or there being any other insurance cover on or in respect of the Aircraft) and which could prejudice the interests of any Indemnitee; or

(d)	is in breach of or does not comply with Applicable Regulations as regards insurance requirements for the Aircraft.

17.3.2	The Lessee shall:

(a)	not without the prior written approval of the Lessor take out any insurance or reinsurance in respect of the Aircraft other than that required under this Agreement;

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(b)	be responsible for any deductible under the Insurances;

(c)

provide any other insurance and reinsurance related information or assistance in respect of the Insurances that the Lessor may reasonably require, including, without limitation, in relation to the expiry and/or renewal of the Insurances; and

(d)	not settle any claim in respect of physical damage arising under any of the Insurances in respect of any loss or damage without the prior written consent of the Lessor, acting reasonably.

17.3.3	The Lessee will start renewal procedures at least thirty (30) days prior to the expiry of any policy of Insurance and provide to the Lessor:

(a)	upon request from time to time, a report on the status of negotiations for renewal;

(b)

on or prior to each renewal date, confirmation from the relevant insurance broker that the insurance coverage required to be effected in accordance with this Agreement has been renewed prior to the expiry of the current policy;

(c)

certificates of Insurance and a Broker’s Letter of Undertaking, detailing the coverage of each policy and confirming the agreement of the approved underwriters to the specific insurance requirements of this Agreement, no later than seven (7) Business Days after each renewal date;

(d)	evidence that the premiums for each policy of Insurance have been paid; and

(e)	such other information regarding the Insurance as the Lessor may reasonably require.

17.4	Failure to Insure

If the Lessee fails to insure the Aircraft in accordance with this Agreement:

(a)

any Indemnitee may (but is not obliged to) pay outstanding premiums or effect alternative insurance in respect of the Aircraft and any cost incurred by an Indemnitee in the exercise of this right will be reimbursed by the Lessee on demand; and

(b)	the Lessor may (but is not obliged to) require the Aircraft to be grounded at an airport of its choice and to remain there until it is once again insured in accordance with this Agreement.

17.5	Continuation of Insurance

17.5.1

The Lessee will maintain liability insurance after the Expiry Date to cover the Lessee’s continuing liability under the indemnities in Clause 14.1 (General indemnity), until the second anniversary of the Expiry Date.

17.5.2

Each Indemnitee will be named as additional insured under the insurance maintained under Clause 17.5.1 and neither the Lessee ceasing to lease the Aircraft, nor the Indemnitees ceasing to have any interest in it, will affect the Lessee’s obligations under this Clause 17 (Insurance).

17.6	Application of Insurance Proceeds

The proceeds of any policy of Insurance will be applied in accordance with Schedule 8 (Insurance requirements).

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18	Return of the Aircraft

18.1	Return

Unless the Aircraft has suffered a Total Loss, on or before the Expiry Date, the Lessee shall, at Lessee’s expense, redeliver the Aircraft to the Lessor at the Redelivery Location in accordance with the Redelivery Procedure in the Redelivery Condition and free and clear of all Security Interests (other than Lessor Liens). The Lessee will bear the cost of ferrying the Aircraft to the Redelivery Location.

18.2	Rectification

18.2.1	If during the Redelivery Procedure, the Lessor determines that the Lessee has not fully complied with any of its obligations under this Agreement, the Lessee will, at the Lessor’s option either:

(a)

immediately rectify such non-compliance and all the Lessee’s obligations under this Agreement will remain in force until such non-compliance has been rectified and the Lease Period will be extended accordingly; or

(b)

redeliver the Aircraft to the Lessor and indemnify the Lessor, and provide to the Lessor’s satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the Redelivery Condition.

18.2.2	If the Lease Period is extended pursuant to Clause 18.2.1(a), during the period of such extension:

(a)

the Lessee shall not be entitled to use the Aircraft in commercial or training operations (it being understood that the sole purpose of such extension will be to allow the Lessee to put the Aircraft in the Redelivery Condition); and

(b)

the Lessee will pay Rent to the Lessor at a rate equal to one hundred fifty per cent (150%) of the daily equivalent of Rent payable immediately prior to such extension, beginning on the date which would have been the Expiry Date if the Lease Period had not been so extended and ending on the date on which date such non-compliance shall have been rectified and Redelivery of the Aircraft shall have taken place;

and such extension shall not prejudice the Lessor’s right to treat the Lessee’s failure to comply with the Redelivery Procedure as an Event of Default.

18.3	Export and deregistration

Upon Redelivery, the Lessee will provide to the Lessor upon Lessor’s request, a) a valid and subsisting export certificate of airworthiness for the Aircraft and, if applicable, any other documents necessary to export the Aircraft from the State of Registration (or, if different, the country where the Aircraft is located at Redelivery) and (b) any other documents required by the Lessor or the Owner, as the case may be, in relation to the deregistration of the Aircraft from the aircraft register maintained by the Aviation Authority.

18.4	Acknowledgement

Provided the Lessee has complied with its obligations under this Clause 18 (Return of the Aircraft) and Schedule 9 (Redelivery), following Redelivery of the Aircraft (including the Aircraft Documents) by the Lessee to the Lessor at the Redelivery Location and in the Redelivery Condition, the Lessor will deliver to the Lessee an acknowledgement confirming that the Lessee has redelivered the Aircraft to the Lessor in the Redelivery Condition, which acknowledgement shall be without prejudice to the Lessor’s accrued and continuing rights under this Agreement (the “Redelivery Acceptance Certificate”).

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18.5	Licence

The Lessee hereby grants to the Lessor an irrevocable licence to use, free of charge, any intellectual property rights of the Lessee needed to operate the Aircraft in its then condition and the right to use any item which may be installed on the Aircraft at Redelivery in which the Lessee has any intellectual property rights.

18.6	Title

Title to any loose equipment installed in the Aircraft on Redelivery shall, without further act, vest in the Owner, free and clear of Security Interests, unless otherwise agreed by the Lessor and the Lessee in writing.

19	Events of Default

19.1

Each of the events set out in this Clause 19 will constitute Events of Default. In addition, for the purposes of Article 17(1) of the Cape Town Convention each of the events which constitutes an Event of Default is an event that constitutes a default or otherwise gives rise to the rights and remedies specified in Articles 12 to 15 and 20 of the Cape Town Convention.

19.1.1

Failure to take Delivery or to provide conditions precedent: The Lessee gives notice of its intention not to accept Delivery of the Aircraft or fails to accept Delivery of the Aircraft on the day the Aircraft has been tendered for Delivery in accordance with the terms of this Agreement or fails to provide all the documents and evidence listed in Schedule 3, Part A (Lessee conditions precedent) when due (or, if deferred by the Lessor, on the date to which such document or evidence is deferred by the Lessor (in its sole discretion)) or the Lessor reasonably determines that the Lessee will not be in a position to do any of the foregoing when required to do so under this Agreement.

19.1.2	Non-payment: The Lessee or the Lessee Guarantor fails to make any:

(a)

payment of Rent, Security Deposit, Maintenance Payments or Agreed Value under any of the Transaction Documents to which it is a party within three (3) Business Days of the date on which the payment is expressed to be due; or

(b)	other payment within five (5) Business Days of the date of the Lessor’s written demand for such payment.

19.1.3	Failure to Insure:

(a)

The Lessee fails to comply with any provision of Clause 17 (Insurance), or any insurance required to be maintained under this Agreement is not maintained or is cancelled or terminated or becomes invalid or unenforceable as a result of any breach of their terms.

(b)	The Aircraft is operated at any time when or in any place where any Insurance is not in full force and effect.

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19.1.4

Breach: The Lessee or the Lessee Guarantor fails to observe or perform any of its material obligations under this Agreement or any other Transaction Document (not specifically mentioned elsewhere in this Clause 19) and such failure (if remediable) is not remedied to the Lessor’s satisfaction within thirty (30) days after the earlier of the Lessee or the Lessee Guarantor, as applicable: (i) being notified, or (ii) becoming aware, of such failure.

19.1.5	Loss of possession: The Lessee parts with possession of the Aircraft except as permitted by this Agreement or as a consequence of a Total Loss.

19.1.6

Security Interest: The Aircraft, or any interest of the Lessor, the Owner or of any Financier in it, or any Party’s rights under this Agreement or any other Transaction Document, becomes subject to any Security Interest (other than a Permitted Security Interest).

19.1.7

Representation: Any representation or warranty made by the Lessee or the Lessee Guarantor in any of the Transaction Documents or deemed to be repeated, proves to have been incorrect in any material respect at the time made or repeated and the circumstances giving rise to the breach of such representation or warranty which, if in the opinion of the Lessor is capable of being remedied, is not remedied to the Lessor’s satisfaction within ten (10) days after notice from the Lessor requiring such remedy.

19.1.8

Cessation of business: The Lessee suspends or ceases or threatens to suspend or cease to carry on its business as a scheduled air carrier or the Lessee or the Lessee Guarantor disposes or threatens to dispose of all or a material part of their respective undertakings, properties, assets, rights or revenues (other than a transfer or disposal in the ordinary course of business for full commercial value), or the Lessee or the Lessee Guarantor merges with any other person whether by one or a series of transactions, related or not (other than for the purpose of a solvent reconstruction or amalgamation the terms of which have received the prior written consent of the Lessor).

19.1.9	Change of ownership:

(a)	The Lessee ceases to be a wholly-owned Subsidiary of the Lessee Guarantor; or

(b)

The Lessee Guarantor ceases to control the Lessee and for the purposes of this Clause 19.1.9 “control” means the ability to direct the management and policy of the Lessee whether by control of the management, board of directors or similar governing body of the Lessee, or by ownership of or rights over the voting capital of the Lessee.

19.1.10	Corporate existence: The Lessee or the Lessee Guarantor fails to maintain its corporate existence in the jurisdiction in which it is incorporated at the date of this Agreement.

19.1.11

Registration: The registration of the Aircraft in the State of Registration is cancelled otherwise than as permitted by this Agreement or as a result of a Total Loss (provided that if the State of Registration is the United States of America, cancellation must be due to Lessee’s action or inaction).

19.1.12

Arrest: The Aircraft is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained, in each case in exercise or purported exercise of any possessory lien or other claim, or otherwise taken from the possession of the Lessee or any operator thereof (otherwise than a requisition for hire or in circumstances which constitute, or would with the passage of time constitute, a Total Loss).

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19.1.13 Cross	Default:

(a)

Any Financial Indebtedness in excess of two million Dollars ($2,000,000) or its equivalent in one or more other currencies, of the Lessee Guarantor, Lessee or any Subsidiary of the Lessee or the Lessee Guarantor is not paid when due; or

(b)

Any such Financial Indebtedness in excess of two million Dollars ($2,000,000) or its equivalent in one or more other currencies, becomes due or capable of being declared due prior to the date when it would otherwise have become due; or

(c)	The security for any such Financial Indebtedness in excess of two million Dollars ($2,000,000) or its equivalent in one or more other currencies, becomes enforceable; or

(d)	Any event of default or termination event, howsoever described, occurs under any Other Agreement or any other aircraft operating lease to which the Lessee is a party.

19.1.14 Insolvency:	Any of the following occurs in respect of the Lessee and/or a Subsidiary of the Lessee and/or the Lessee Guarantor:

(a)	it is unable to pay its debts generally as they fall due or it is insolvent;

(b)	it admits its inability to pay its debts generally as they fall due;

(c)	it suspends making payments of its debts generally or announces an intention to do so;

(d)	it declares a moratorium in respect of its indebtedness generally or a class thereof; or

(e)	any similar local law process not described in Clauses 19.1.14(a) to (d).

19.1.15 Insolvency	proceedings: Any of the following occurs in respect of the Lessee or the Lessee Guarantor:

(a)

a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(b)

any person presents a petition, or files documents with a court or any registrar for, for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(c)	an order for its winding-up, administration or dissolution is made;

(d)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(e)

its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(f)	any other analogous step or procedure is taken in any jurisdiction.

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19.1.16

Creditors’ process: Any attachment, sequestration, distress, execution or analogous event in each case by, or at the instigation of, a creditor affects any asset(s) of the Lessee or the Lessee Guarantor.

19.1.17

Approvals: Any consent, authorisation, licence, certificate or approval of or registration with or declaration to any Government Entity required in connection with this Agreement, including, without limitation:

(a)	any authorisation required by the Lessee or the Lessee Guarantor to obtain and transfer freely Dollars (or any other relevant currency) out of any relevant country;

(b)

any authorisation required by the Lessee or the Lessee Guarantor to authorise, or required in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any Transaction Document or the performance by the Lessee or the Lessee Guarantor of its obligations under any Transaction Document;

(c)	the registration of the Aircraft (other than to the extent the same is the result of the negligent omission or wilful act of the Owner) or the Aircraft’s certificate of airworthiness; or

(d)

any airline licence or air transport licence required by the Lessee, is modified in a manner unacceptable to the Lessor or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force.

19.1.18

Material Adverse Changes: Any event or series of events occurs which constitute a material adverse change in the business, operations, property or condition (financial or otherwise) of the Lessee or the Lessee Guarantor which has a material adverse effect on the ability of the Lessee or the Lessee Guarantor to perform its obligations under the Transaction Documents.

19.1.19

Litigation: A final judgment of a court for the payment of money in an amount equal to or more than two million Dollars ($2,000,000), or its equivalent in one or more other currencies, is rendered against the Lessee or the Lessee Guarantor and the same remains unpaid for a period of thirty (30) days, unless during such period, execution of such judgment shall have been effectively stayed by agreement of the parties involved or by court order or such judgment shall have been adequately bonded.

19.1.20

Unlawful: It is or becomes unlawful by reason of any act, omission or default of the Lessee or the Lessee Guarantor for it to perform any of its obligations under any Transaction Document, or any Transaction Document is or becomes wholly or partly invalid or unenforceable by reason of any act, omission or default of the Lessee or the Lessee Guarantor.

19.1.21

Rights and Remedies: The Lessee or the Lessee Guarantor or any other person claiming by or through the Lessee challenges the existence, validity, enforceability or priority of the rights of the Lessor as owner or as lessor in respect of the Aircraft or of the rights of the Security Trustee as mortgagee or assignee.

19.1.22	Redelivery: The Lessee fails to redeliver the Aircraft to the Lessor on the Expiry Date in accordance with Clause 18 (Return of the Aircraft).

19.1.23

Charges: Navigation, overflight, landing, airport, terminal or other operational charges due from the Lessee are not paid within the period of thirty (30) days after their original due date for payment.

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20	Remedies

20.1	Rights

If an Event of Default occurs, the Lessor may, at its option and without prejudice to any other rights and remedies available to it at law it may then have, at any time thereafter (without notice to the Lessee except as required by Applicable Regulations or as provided below):

(a)	proceed by appropriate court action to enforce performance of the Transaction Documents or to recover damages for breach by the Lessee;

(b)	by notice in writing to the Lessee cancel the leasing of the Aircraft and:

(i)	if the Lessor’s notice is issued before Delivery, the obligation of the Lessor to lease the Aircraft to the Lessee will be cancelled on the date of the notice; and

(ii)

if the Lessor’s notice is issued after Delivery, the obligation of the Lessor to continue the leasing of the Aircraft under this Agreement will be cancelled on the date specified in the Lessor’s notice (unless the Lessor elects in that notice to continue the leasing of the Aircraft on a day-to-day basis, in which case it will so continue under this Agreement until further notice from the Lessor) but in any event the Lessee will remain bound to perform all of its obligations under this Agreement;

(c)

direct the Lessee to ground the Aircraft at a location required by the Lessor or to return the Aircraft in accordance with Clause 18 (Return of the Aircraft), as if it were being returned on the Expiry Date; and/or

(d)

repossess the Aircraft (including the Aircraft Documents) and the Lessee agrees that the Lessor may enter onto the Lessee’s premises where the Aircraft may be located or cause the Aircraft to be redelivered to the Lessor at the Redelivery Location (or such other location as the Lessor may require), and the Lessor shall be entitled to act as agent for the Lessee in causing such redelivery or in directing pilots to fly the Aircraft to the Redelivery Location (or such other location as the Lessor may require) for redelivery thereof to the Lessor and shall have all the powers and authorisations legally necessary for taking such action.

20.2	Interim Remedies

The Lessee agrees that if an Event of Default occurs:

(a)

in addition to all other remedies available, the Lessor will be entitled to obtain any of the orders specified in Article 20(1) of the Cape Town Convention and that, pursuant to Article 20(5) of the Cape Town Convention, Article 20(4) of the Cape Town Convention will not apply; and/or

(b)	the Lessor may procure the deregistration of the Aircraft and its export and physical transfer from the territory in which it is situated.

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20.3	Payments

The Lessee will indemnify the Lessor against any Loss which the Lessor may sustain or incur directly or indirectly as a result of an Event of Default or Illegality Event and against any Loss which the Lessor may sustain or incur directly or indirectly as a result of the Lessor cancelling the leasing of the Aircraft pursuant to Clause 20.1 (Rights) or Clause 21 (Illegality), including:

(a)	all the Rent the Lessee already owes (if any) and any other amounts the Lessee owes under the Transaction Documents;

(b)

all reasonable legal fees and reasonable out-of-pocket expenses, stamp, documentary, registration or other like duties, taxes or charges incurred by the Lessor and/or the Lessor’s professional advisers, in connection with enforcing, protecting, or preserving (or attempting to enforce, perfect, protect or preserve) any of the Lessor’s rights, or in suing for or recovering any sum, under the Transaction Documents;

(c)	all Break Costs;

(d)

upon any such cancellation, all costs and expenses incurred by the Lessor in recovering possession of the Aircraft and in carrying out any works or modifications required to put the Aircraft into the Redelivery Condition and in storing and insuring the Aircraft following such repossession;

(e)

upon any such cancellation, all Losses (including any loss of profit) suffered by the Lessor because of its inability to place the Aircraft on lease with another lessee on terms as favourable to the Lessor as under this Agreement or because the amount arising upon a sale or other disposal of the Aircraft or whatever other use, if any, to which the Lessor is able to put the Aircraft upon its return to the Lessor is not as profitable to the Lessor as the leasing of the Aircraft under this Agreement, including in any such case, Losses suffered by the Lessor in having customised the Aircraft for the Lessee for the leasing of the Aircraft under this Agreement;

The Lessor will use reasonable endeavours to mitigate such Losses (to the extent within its control to do so), but (i) the Lessor shall not be obliged to consult with the Lessee concerning any proposed course of action or to notify the Lessee of the taking of any particular action, and (ii) this provision is without prejudice to the Lessor’s rights under Clause 20.4 (Sale or re-lease of the Aircraft).

20.4	Sale or re-lease of the Aircraft

Upon any such cancellation as is mentioned in Clause 20.1 (Rights), the Lessor and/or the Owner may sell or re-lease or otherwise deal with the Aircraft at such time and in such manner and on such terms as the Lessor and/or the Owner considers appropriate in its absolute discretion, free and clear of any interest of the Lessee, as if this Agreement had never been entered into.

20.5	Deregistration

Upon any such cancellation as is mentioned in Clause 20.1 (Rights), the Lessee shall cooperate with the Lessor, to enable the Lessor to effect or cause to be effected the deregistration of the Aircraft from the State of Registration and the export of the Aircraft from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to the Lessor in accordance with this Agreement.

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21	Illegality

If as a result of any change in Applicable Regulations after the date of this Agreement it becomes unlawful for the Lessor or the Lessee to give effect to any of their material obligations as contemplated by this Agreement or any other Transaction Document (an “Illegality Event”), the Lessor may by notice in writing to the Lessee terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date (the “Effective Date”) on which the Lessor or the Lessee, as the case may be, may continue such leasing and such obligations without being in breach of Applicable Regulations, and the Lessee will forthwith redeliver the Aircraft to the Lessor in accordance with Clause 18 (Return of the Aircraft) and shall pay to the Lessor amounts equal to those specified in Clause 20.3 (Payments). The provisions of Clause 20.4 (Sale or re-lease of the Aircraft) and 20.5 (Deregistration) shall apply in respect of any such termination. Without prejudice to the foregoing, the Lessor and the Lessee will consult up to the Effective Date as to any steps which may be taken to restructure the transaction to avoid such Illegality Event and to enter into substitute arrangements which are valid, legal and enforceable and which have the same commercial effect as this Agreement.

22	DISCLAIMER

22.1	EXCLUSION

THE AIRCRAFT IS TO BE LEASED AND DELIVERED “AS IS, WHERE IS”, THAT IS IN ITS ACTUAL STATE AND CONDITION AT DELIVERY AND THE LESSEE AGREES AND ACKNOWLEDGES THAT:

(A)

NONE OF THE LESSOR, THE OWNER, THE OWNER PARTICIPANT, THE SECURITY TRUSTEE, THE FINANCIERS, THE SERVICER OR ANY OTHER INDEMNITEE (COLLECTIVELY, THE PROTECTED PARTIES) WILL HAVE ANY LIABILITY TO THE LESSEE OR ANY OTHER PERSON IN RELATION TO, AND NO PROTECTED PARTY HAS MADE OR GIVEN, NOR WILL BE DEEMED TO HAVE MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE), ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING (BUT NOT LIMITED TO) THE DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, SATISFACTORY QUALITY, FREEDOM FROM INFRINGEMENT OF PATENT OR OTHER PROPRIETARY RIGHTS, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, CONDITION, OR DESIGN OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY FROM A COURSE OF PERFORMANCE, DEALING, USAGE OR TRADE WITH RESPECT TO THE AIRCRAFT); AND

(B)

NO PROTECTED PARTY WILL HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO THE LESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR STRICT LIABILITY OF THE PROTECTED PARTIES OR OTHERWISE) FOR:

(I)

ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANC INCONNECTION THEREWITH;

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(II)	THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO;

(III)	ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY OTHER DIRECT, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE; OR

(IV)	THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT.

22.2	WAIVER

THE LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE PROTECTED PARTIES:

(A)	ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF THE PROTECTED PARTIES; AND

(B)	ALL CLAIMS AGAINST THE PROTECTED PARTIES, HOWEVER AND WHENEVER ARISING

IN EACH CASE, IN RESPECT OF OR OUT OF ANY OF THE MATTERS REFERRED TO IN CLAUSE 22 (DISCLAIMER).

22.3	CONFIRMATION

THE LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE 22 (DISCLAIMER) AND ACKNOWLEDGES THAT THE RENT AND OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

23	Assignment and transfer

23.1	Benefit of Agreement

This Agreement shall be binding on and enure to the benefit of the Parties hereto and their respective successors and permitted transferees and assignees.

23.2	No Lessee Transfer or Security Interest

The Lessee will not assign, novate or otherwise transfer (whether voluntarily or involuntarily, by operation of law or otherwise) or create or permit to exist any Security Interest (other than Permitted Security Interests) over any of its rights or obligations under this Agreement.

23.3	Assignments, Transfers and Financings

Subject to Clause 23.7 (Conditions to Relevant Restructurings), the Lessor, the Owner, the Owner Participant and/or the Financiers may from time to time:

(a)	finance or refinance the Aircraft and/or restructure the financing arrangements contemplated by any Financing Documents (which may include, without limitation, the

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imposition or substitution of any head lease or a tax structured lease, tranched debt, sale of receivables, securitisation or the assignment, charge, transfer or declaration of trust over all or any part of the Lessor’s rights under this Agreement and the other Transaction Documents by way of security) and may, in connection therewith, enter into new Financing Documents (a “Financing”);

(b)

sell (whether by way of outright sale or for the purposes of effecting any financing arrangements) all of its right, title and interest in and to the Aircraft to any person (who shall thereupon be the Owner) on terms whereby the Lessor continues to lease the Aircraft to the Lessee pursuant to this Agreement (and in connection therewith the Lessor may assign, charge, transfer or declare a trust over all or any part of its rights under this Agreement and the other Transaction Documents by way of security for its obligations to the Owner) (a “Head Lease”));

(c)

in the case of the Owner Participant, sell or transfer all or any of their right, title and interest in and to the Trust Agreement or the Trust Estate to a replacement owner participant (an “Owner Participant Transfer”);

(d)	transfer all of its rights and obligations under this Agreement to any transferee (an Absolute Transfer); or

(e)	assign all of its rights under this Agreement to any assignee (an Absolute Assignment).

(Each Financing, Head Lease, Owner Participant Transfer, Absolute Transfer or Absolute Assignment, being a Relevant Restructuring.)

23.4 Relevant Restructuring documentation

In connection with a Relevant Restructuring, the Lessee shall from time to time upon request from the Lessor execute, deliver or provide (as applicable) any agreements, supplements, amendments, acknowledgements, instruments, conditions precedent or conditions subsequent (including, without limitation, revised insurance certificates and a new Notice and Acknowledgement) which may be reasonably required in order to give effect to or perfect any Relevant Restructuring, including, without limitation;

(a)	in the case of a Financing:

(i)	a revised certificate of insurance naming the new Financiers as additional insured and noting any new Financing Document;

(ii)

a replacement Deregistration Power of Attorney, Aviation Authority Letter, Eurocontrol Letter, EU ETS Authority Letter and, if applicable, IDERA, in favour of the Lessor or the relevant Financier (if appropriate). Any replacement IDERA shall have been recorded with the Aviation Authority; and

(iii)

(without prejudice to the Lessee’s obligations under Clause 12.1 (Title protection)) at the Lessor’s cost (x) make all such filings and registrations as may be necessary or desirable, as requested by the Lessor, in each relevant jurisdiction to perfect or protect the priority of any security interest constituted by any new Financing Document and (y) replace the name-plates required by Clause 12.1 (Title protection) to record any change in the identity of any relevant Financier,

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(b)	in the case of an Owner Participant Transfer, a revised certificate of insurance naming the replacement Owner Participant as additional insured;

(c)

in the case of an Absolute Assignment, an assignment agreement with the Lessor and the assignee under which the Lessor assigns to the assignee all rights of the Lessor under this Agreement with effect from the time of such transfer, and the Lessor retains all the Lessor’s obligations under this Agreement; and

(d)

in the case of an Absolute Transfer, a novation agreement or an assignment and assumption agreement with the Lessor and the transferee under which the transferee assumes, and the Lessor is released from, all obligations of the Lessor under this Agreement with effect from the time of such transfer.

23.5	Financing Documents

The Lessee acknowledges that the Lessor will not be obliged to disclose the content of, or provide copies of, any Financing Document to the Lessee.

23.6	Continuing Indemnitees

23.6.1	Notwithstanding any Relevant Restructuring:

(a)	the Lessor, the Owner or the Owner Participant effecting such Relevant Restructuring (and its related Indemnitees); and

(b)	if, pursuant to a Financing, any person ceases to be a Financier, such person (and its related Indemnitees),

shall remain Indemnitees and entitled to the benefit of each indemnity expressed to be for the benefit of the Indemnitees and to the liability insurance cover required by Clauses 17 (Insurance), 23 (Assignments and transfer) and Schedule 8 (Insurance Requirements) provided that in the case of a Financing or an Absolute Transfer such entitlement shall end on the second anniversary of such Financing or Absolute Transfer.

23.6.2	The Lessee’s obligation under this Clause 23.6 shall not be affected by the Lessee ceasing to be the lessee of the Aircraft.

23.7	Conditions to Relevant Restructurings

23.7.1	In relation to any Relevant Restructuring:

(a)

if such Relevant Restructuring occurs after the Delivery Date, the Lessor, upon receipt of satisfactory documentary evidence, shall reimburse to the Lessee an amount equal to the reasonable third party legal expenses properly incurred by the Lessee (estimates of which shall be provided to the Lessor in advance) in connection with such Relevant Restructuring;

(b)

the Lessor will procure that any assignee, transferee, replacement Owner Participant or any Financiers holding title to, or a Security Interest over, the Aircraft shall have executed and delivered to the Lessee an undertaking substantially in the form of Clause 7.1 (Quiet enjoyment) (or such other form as the Lessee may agree, acting reasonably, upon such Relevant Restructuring);

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(c)	as at the date of such Relevant Restructuring, the Lessee will not be in breach of any Applicable Regulations as a direct consequence of such Relevant Restructuring; and

(d)

the Lessee shall incur no greater financial obligations under this Agreement as a direct result of such Relevant Restructuring, based on Applicable Regulations in effect as at the date of such Relevant Restructuring, provided that this paragraph shall not apply to any increase in the number of Indemnitees or the compliance by the Lessee with its obligations under Clauses 23.4 and 23.5.

23.7.2

In addition to the conditions in Clause 23.7.1, in relation to any Absolute Transfer by the Lessor, the obligations of the Lessor under the Transaction Documents and which arise from and after any such Absolute Transfer shall have been assumed by the transferee.

23.8	No restriction

Nothing in this Clause 23 (Assignment and transfer) shall impose any conditions or restrictions on the Lessor’s rights following termination or cancellation of the leasing of the Aircraft due to an Event of Default pursuant to Clause 20 (Remedies) or otherwise.

24	Miscellaneous

24.1	Notices

24.1.1

All notices under or in connection with this Agreement will unless otherwise stated be given in writing by letter, fax or email sent to the address, fax number or email address of the relevant Party set out in Schedule 7, Part B (Reporting & notices) as substituted or amended from time to time pursuant to Clause 24.1.3. Any consent, waiver or permission from the Lessor must be in writing.

24.1.2	Any notice will be deemed to have been delivered as follows:

(a)	if the notice is by letter, it will be effective when it is delivered;

(b)	if the notice is by fax, it will be effective when it is transmitted and the sender received a good transmission report; and

(c)

if the notice is by email, when the email message is sent, provided that the message is in legible form and no message is received by the sender indicating that such message has not been received by or delivered to the intended recipient.

24.1.3

The current address, fax number and email address of the Lessor and the Lessee to which notices shall be sent are set out in Schedule 7, Part B (Reporting & notices) and may only be substituted or amended by notice to the other Party in writing by not less than five (5) Business Days’ notice.

24.1.4

If a Default occurs and is continuing, and any of the notice details for the Lessee set out in Schedule 7, Part B (Notices) as substituted or amended from time to time pursuant to Clause 24.1.3 (the “Lessee Notice Details”) is no longer correct at such time, and the Lessee has failed to notify the Lessor of this and has not provided substitute details in accordance with Clause 24.1.3, then, notwithstanding Clause 24.1.2, any notice, request, direction or other communication under this Agreement sent to and in accordance with the Lessee Notice Details shall be deemed validly and effectively delivered and/or served for the purposes of this Agreement and Applicable Law.

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24.2	Language

All notices and documents to be given under this Agreement must be in English. If they are not in English, they must be given with a certified English translation. If there is any difference between the English version of this Agreement and any version in any other language, the English version will apply.

24.3	Rights

24.3.1	The Lessor’s rights under this Agreement may be used as often as the Lessor considers appropriate, are cumulative and apply in addition to its rights under any law.

24.3.2

The Lessor only loses any of its rights if it specifically waives them in writing. If the Lessor decides not to use any of its rights or delays in using such rights, that does not mean it cannot exercise such rights at a future date.

24.4	Certificates

Any certificate or decision given by the Lessor about any rate of interest or any other amount due under this Agreement will be presumed to be correct, save in the case of manifest error.

24.5	Application of receipts

If any amount the Lessee pays or the Lessor recovers from the Lessee under this Agreement is less than the amount then due, the Lessor may use the funds in any proportion the Lessor chooses towards any other amounts due.

24.6	Severability

If a provision of this Agreement is or becomes illegal, invalid or cannot be enforced, in any jurisdiction that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any of the other provisions of this Agreement; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

24.7	Remedy

If the Lessee does not carry out any obligation under any Transaction Document to which it is a party, the Lessor may without being obliged to do so, with prior notice to the Lessee and without prejudice to its rights to treat that failure as an Event of Default, carry it out without any responsibility. The Lessee will pay the Lessor’s cost of so doing promptly on demand.

24.8	Expenses

The Lessee must pay to the Lessor on demand all expenses (including legal and other costs) the Lessor has to pay to:

(a)	preserve any of the Owner’s or Lessor’s rights under the Transaction Documents, or Security Trustee’s rights under the Financing Documents; or

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(b)	enforce the Lessee’s obligations or repossess the Aircraft following the occurrence of an Event of Default which is continuing.

The Lessee must pay these expenses in the currency in which the Lessor had to pay them.

24.9	Time of essence

The time stipulated in this Agreement for all payments by the Lessee to the Lessor and for the Lessee to perform its obligations under this Agreement is of the essence.

24.10	The whole agreement

This Agreement is the whole agreement between the Lessor and the Lessee for leasing the Aircraft and replaces all previous agreements.

24.11	Counterparts

Any Transaction Document may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart shall constitute an original of the relevant Transaction Document, but together the counterparts shall constitute one document.

24.12	Set-off

24.12.1	In this Clause 24.12, references to the Lessee include the Lessee Guarantor and the Affiliates of the Lessee.

24.12.2

The Lessor may set-off any obligation owed by the Lessee under the Transaction Documents or Other Agreements against any obligation the Lessor owes the Lessee, whether or not due and regardless of the place of payment or currency. If the obligations are in different currencies, the Lessor may convert either obligation at the market rate of exchange available in London or New York (at Lessor’s option) for the purpose of the set-off.

24.12.3

If an obligation is unascertained or unliquidated, the Lessor may estimate that obligation and set off in respect of the estimated amount, in which case when the obligation is ascertained or liquidated the Lessor or the Lessee shall make a payment to the other (as appropriate) in respect of any amount by which the ascertained or liquidated amount differs from the estimated amount.

24.12.4	Notwithstanding any other provision of this Agreement, the Lessor shall not be obliged to pay or release any amount to the Lessee (under the Transaction Documents or otherwise) so long as:

(a)	any sum which is then due from the Lessee (including any interest accrued thereon) under the Transaction Documents or otherwise remains unpaid; or

(b)	a Default has occurred and is continuing,

and such amount may be applied by the Lessor, in its sole discretion, pursuant to Clause 24.12.2.

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24.13	Servicer

The Lessor has appointed the Servicer as its agent to act on its behalf under this Agreement generally. The Lessee shall and shall be entitled to deal with and rely on the instructions, notices and directions of the Servicer (and any replacement servicer appointed by the Lessor).

24.14	Delegation

The Lessor may delegate to the Servicer or any other person or persons all or any of the rights, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions as the Lessor in its absolute discretion thinks fit.

24.15	Further Assurances

Each Party shall, and shall use all reasonable endeavours to procure that third parties shall, execute and sign such documents and do such acts and things as any other Party shall reasonably request in order to carry out the intended purpose of this Agreement or to establish, perfect, protect, preserve or enforce that Party’s rights under this Agreement.

24.16	Amendments

This Agreement can only be amended in writing signed by both Parties. Any such amendment will be binding on both Parties.

25	Law

25.1	Law

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES AND THE ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK (EXCLUSIVE OF SECTION 7-101 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH IS INAPPLICABLE TO THE LEASE) WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES, EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO AGREE APPLY TO THIS AGREEMENT. THE PARTIES AGREE THAT THE LEASE WAS DELIVERED IN THE STATE OF NEW YORK.

25.2	Jurisdiction

25.2.1

Each of the parties hereto agrees that any legal proceedings (including any legal action or other process for seeking legal relief) against it or any of its assets with respect to, or in any way relating to or based on, this Agreement and/or any other Transaction Documents or dealings between them related to the subject matter of the transactions contemplated hereby or the Lessor/Lessee relationship being established (whether a contract claim, a tort claim, a breach of duty claim or any other common law or statutory claim) may be brought in any court of the State of New York located in New York City in the Borough of Manhattan or any Federal court of the United States of America sitting in such Borough, and the related appellate court. Each such party hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the non-

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exclusive jurisdiction of the aforesaid courts. Each of Lessor and Lessee further agrees that final judgment against it in any such action or proceeding in any of the courts specified in the first sentence of this Clause 25.2.1 will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of its indebtedness.

25.2.2

Each of Lessor and Lessee hereby irrevocably waives, to the fullest extent permitted by Applicable Regulation, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any of the courts specified in the first sentence of Clause 25.2.1, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any of the aforesaid courts has been brought in an inconvenient forum. To the extent that Lessor or Lessee may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Agreement (including any interlocutory proceedings or the execution of any judgment or award arising therefrom) be entitled to claim or to otherwise be accorded for itself of its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to Lessee or Lessor, or its property, assets or revenues such immunity (whether or not claimed), Lessee and Lessor each hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the Applicable Regulation of such jurisdiction.

25.3	[Intentionally left blank]

25.4	Waiver of Trial by Jury

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ANY ACTIONS OF THE PARTIES HERETO (WHETHER SUCH AN ACTION, SUIT, OR PROCEEDING IS BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), AND AGREES THAT ANY SUCH ACTION, SUIT, OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 25.4 (WAIVER OF TRIAL BY JURY). EACH PARTY HERETO AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS CLAUSE 25.4 (WAIVER OF TRIAL BY JURY) WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED FOR AGREEMENT OF EACH PARTY HERETO TO WAIVE ITS RIGHT TO TRIAL BY JURY.

25.5	Lessor’s Rights

Notwithstanding Clause 25.2 (Jurisdiction) above, the Lessor may commence proceedings: (a) in any other court of competent jurisdiction; and (b) concurrently in more than one jurisdiction. Each of the Lessor and the Lessee irrevocably submits to the jurisdiction of any such court and waives any objection to the exercise of such jurisdiction.

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25.6	Process Agents

25.6.1	The Lessee appoints CT Corporation of 28 Liberty Street, New York, NY 10005 as its process agent to be served with court documents relating to this Agreement.

25.6.1

The Lessor appoints Avolon Aerospace (New York) Inc., with an office on the date hereof at 640 Fifth Avenue, 19th Floor, New York, NY 10019 as its process agent to be served with court documents relating to this Agreement.

25.6.2

(a)

Each Party must maintain a valid agent for receipt of process in the State of New York from the date of this Agreement until the later of (x) the Expiry Date, and (y) the Redelivery Date, and may not change the identity of such agent without giving prior notice to the other Party.

(b)

If a Party fails to maintain a valid agent for receipt of process in accordance with this Agreement (the “Defaulting Party”) then the other Party (the “Appointing Party”) may appoint a process agent for and on behalf of such Defaulting Party. The reasonable cost incurred by the Appointing Party will be reimbursed by the Defaulting Party.

25.6.3	Each Party agrees that if its process agent does not notify it about any court documents served on it, this will not affect the proceedings concerned.

25.6.4	Each Party agrees that court documents can be served on it by faxing, posting or hand delivering a copy to its process agent at the address above.

25.7	Waiver of Sovereign Immunity

The Lessee irrevocably and unconditionally:

(a)

agrees that if the Lessor brings legal proceedings against it or its assets in relation to this Agreement or any other Transaction Document no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)

consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

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25.8	Cape Town Convention Immunity

The Lessee hereby waives any immunity from suit, from the jurisdiction of any court or from any legal or judicial process or remedy and, without limiting the generality of the foregoing, the Lessee hereby waives in accordance with Article 57 of the Cape Town Convention any sovereign immunity from jurisdiction of the courts specified in Clause 25.2 (Jurisdiction) or relating to the enforcement of rights and interests relating to the Aircraft, the Airframe and/or any Engine.

26	Confidentiality

The Lessor and the Lessee agree that the Transaction Documents are to be kept confidential. Neither Party (including its respective officers, directors, agents and advisors) will disclose any information from or in connection with the Transaction Documents without the consent of the other, except for:

(a)

disclosures made by the Lessor to the Owner Participant, any actual or potential assignees, transferees, financiers, investors, direct or indirect shareholders and/or rating agencies or to their respective professional advisors;

(b)	disclosures made by either Party to its professional advisors, service providers, managers or as may be required by Applicable Regulations;

(c)	disclosures to any export credit agency, who may further disclose to the extent required to do so by Applicable Regulations;

(d)	disclosure made by the Lessor or the Owner Participant to its Affiliates; and

(e)	disclosures made by the Lessee to its Affiliates.

27	Third Party Rights

Except as expressly provided in this Agreement with regard to Owner, Owner Participant, any Indemnitee, and any Financier (each of which is hereby agreed to be an express third party beneficiary hereof), Lessor and Lessee do not intend that any terms of the Transaction Documents be enforceable by any Person who is not a party to this Agreement.

28	Section 1110

In the event Section 1110 of Title 11 of the United States Bankruptcy Code (“Section 1110”) is applicable at any relevant time to the Lessee, the Lessee agrees with the Lessor that the Lessee shall not, in connection with any action commenced by the Lessee or properly commenced against the Lessee under the Bankruptcy Code, oppose any motion lawfully brought by the Lessor under Section 1110, as in effect from time to time, seeking to take possession of the Aircraft or otherwise exercise its rights thereunder in accordance with the provisions thereof, unless the Lessee shall have complied with the requirements of Section 1110, as then in effect, to the extent necessary to entitle the Lessee to continued possession and use of the Aircraft thereunder.

29	Statements of Owner Trustee

The parties hereto agree that all of the statements, representations, covenants and agreements made by the Lessor (when made in its capacity, as owner trustee) contained in this Agreement and any agreement referred to herein, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the

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contrary notwithstanding (except for any express provisions that the owner trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the owner trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Clause 29 (Statements of Owner Trustee) shall not be construed to prohibit any action or proceeding against any party hereto for its own wilful misconduct or grossly negligent conduct (as determined by a court of competent jurisdiction pursuant to a non-appealable final order or verdict) for which it would otherwise be liable; and provided further, that nothing contained in this Clause 29 (Statements of Owner Trustee) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. In acting hereunder, the Lessor shall be entitled to rely upon the protections, limitations of liability and indemnities arising under the Trust Agreement. The foregoing provisions of this Clause 29 (Statements of Owner Trustee) shall survive the termination or cancellation of this Agreement.

This Agreement has been entered into on the date shown at the beginning of this Agreement.

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Schedule 1 – Definitions and interpretation

Part A – Definitions

In this Agreement:

“A Check” means a light check as defined in the then current MPD having a threshold clearance of 750 Flight Hours or four (4) months, whichever comes first.

“Absolute Assignment” has the meaning given to such term in Clause 23.3(e).

“Absolute Transfer” has the meaning given to such term in Clause 23.3(d).

“Acceptance Certificate” means the acceptance certificate in substantially the form of Schedule 5 (Acceptance Certificate).

“Affiliate” in relation to any person means any person directly or indirectly controlling, controlled by or under common control with that person.

“Agent” means the person or persons appointed as agent to, or trustee for, any Financiers pursuant to the Financing Documents and any other person identified as an “Agent” for the purposes of this Agreement, as may be notified by the Lessor to the Lessee from time to time.

“Agreed Value” has the meaning given to such term in Schedule 6, Part A.

“Aircraft” means the aircraft described in Schedule 2 (Aircraft particulars) (and includes a separate reference to all Engines, Parts and Aircraft Documents except where it would not make sense to interpret the reference to Aircraft in that way).

“Aircraft Documents” means, whether in paper, photographic, digital, electronic or other medium, (i) the manuals and records identified in the attachments to the Acceptance Certificate hereto and all other records and documentation pertaining to the Aircraft and delivered with the Aircraft on the Delivery Date, and (ii) all other records and documentation generated during the Lease Period that are related to any maintenance, inspections, repair, alterations, modifications or additions accomplished during the Lease Period with respect to the Aircraft.

“Aircraft Specification” means the specifications of the Aircraft at Delivery, as described in Schedule 4 (Aircraft Specification and Delivery), Part A (Aircraft Specification).

“Airframe” means the Aircraft, excluding the Engines and the Aircraft Documents.

“Airframe 6 Year Structural Check” means the airframe 6 year check, which shall include the completion of the 6 year structural tasks, system and zonal tasks and all lower level tasks in accordance with the latest revision of the MPD.

“Airframe 12 Year Structural Check” means the airframe 12 year check, which shall include the completion of the 12 year structural tasks, system and zonal tasks in accordance with the latest revision of the MPD.

“Airframe Manufacturer” means Airbus S.A.S.

Airframe Warranties Agreement means the deed poll entered into or to be entered into by the Airframe Manufacturer in respect of the Airframe Warranties.

“Airframe Warranties” means the package of airframe warranties specified in the Airframe Warranties Agreement.

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“Airworthiness Directive or “AD” means each airworthiness directive (or equivalent) issued by the Compliance Authority and / or the Aviation Authority, specifying conditions, limitations, modifications, inspections or corrective actions to be taken in respect of the Aircraft.

“Applicable Regulations” means any law, treaty, court order, regulation, official guideline, official directive, mandatory requirement or contractual undertaking which takes effect in the relevant circumstances and, without limitation, includes any resolution, directive or embargo of the United Nations, the United States of America, the European Union, the United Kingdom or any constituent member of either of those bodies.

“APU” means the auxiliary power unit installed in the Airframe on the Delivery Date as specified in the Acceptance Certificate until replaced in accordance with this Agreement and includes any such replacement unit.

“APU Operating Hour” means each hour or part thereof elapsing from the moment the APU is started to the moment when the APU is shut down as recorded electronically on the Aircraft. For the purposes of all calculations under this Agreement measured in APU Operating Hours, such hours, rounded to the nearest minute, shall be accumulated since the most recent APU Shop Visit (or since new if no previous overhaul has been accomplished with respect to the APU).

“APU Shop Visit” means an APU shop visit, which shall include an overhaul of the APU to meet zero time inspection requirements in accordance with the then current APU manufacturer’s inspection and repair manual. The workscope accomplished shall include the completion of all APU manufacturer’s recommended service bulletins and shall provide an airworthiness directive, life limited parts and on-condition release of no less than 6,000 APU hours and 8,000 APU cycles.

“Assumed Ratio” has the meaning given to that term in Paragraph 2.1 of Schedule 6, Part C (Maintenance Payment Rates).

“Assumed Utilisation” has the meaning given to that term in Paragraph 2.1 of Schedule 6, Part C (Maintenance Payment Rates).

“Available Balance” has the meaning given to that term in Paragraph 4.2 of Schedule 6, Part D (Qualifying Work).

“Aviation Authority” means each of the authorities which, under the Applicable Regulations of the State of Registration may from time to time control or supervise civil aviation in State of Registration or exercise jurisdiction over matters relating to the Aircraft.

“Aviation Authority Letter” means a letter (in a form which will be accepted by the Aviation Authority) from the Lessee, addressed to the Aviation Authority, pursuant to which the Lessee authorises the Lessor and the Servicer to obtain from the Aviation Authority a general statement of account in relation to charges incurred by the Lessee in respect of all aircraft (including the Aircraft) operated by the Lessee.

“Break Costs” means any Loss, premium or penalty which the Lessor, the Owner, the Owner Participant (or any of their Affiliates) or any Financier may have to pay in order to repay funds raised to finance the Aircraft or in unwinding (or maintaining or continuing to make payments under) any swap, hedge, cap, forward interest agreement or other financial instrument entered into in whole or in part in connection with the leasing or financing of the Aircraft.

“Broker’s Letter of Undertaking” means an undertaking from the Insurance Broker in the form as recognised by the Lloyds Insurance Broker’s Committee or otherwise acceptable to the Lessor.

“Business Day” means:

(a)	a day (other than a Saturday or Sunday) on which business of the nature required by this Agreement is carried out in Dublin, Ireland and Miami, Florida; and

(b)	where used in relation to payments or the calculation of the Default Rate, a day (other than a Saturday or Sunday) on which banks are open for business in New York.

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“C Check” means a maintenance inspection of the Aircraft which includes the completion of all necessary tasks (and resulting repairs, if any) which are expected to fall due on the Aircraft within an operational interval of at least (i) 24 months, 7,500 Flight Hours and 5,000 Cycles, or (ii) the then current c check interval as recommended by the Manufacturer in the MPD, following the completion of the maintenance inspection.

“Cape Town Convention” means:

(a)	the Convention on International Interests in Mobile Equipment (the Convention); and

(b)	the Protocol to the Convention on Matters Specific to Aircraft Equipment (the Protocol),

both signed in Cape Town, South Africa on 16 November 2001 and references to any Articles of the Cape Town Convention refer to the English language version of the Consolidated Text.

“Compliance Authority” means the certifying authorities of the State of Design (as such expression is defined in Annex 8 of the Convention on International Civil Aviation) in respect of the Aircraft, which means any of the Airframe, any Engine or Part Manufacturer or such other agency or authority as shall succeed its functions.

“Consolidated Text” means the consolidated text of the Convention and the Protocol attached to Resolution No. 1 of the Final Act of the diplomatic conference held to adopt the Convention and the Protocol.

“CORSIA” means the Carbon Offsetting and Reduction Schedule of International Aviation adopted by International Civil Aviation Organisation (ICAO).

“Cut-Off Date” means the date falling 120 days after the last day of the Scheduled Delivery Month.

“Cycle” means with respect to:

(a)	the Airframe, one take-off and landing of the Aircraft;

(b)	the APU, one APU start and shut down;

(c)	a Landing Gear, one take-off and landing of the aircraft on which the relevant Landing Gear is installed (each “touch and go” will be one Cycle); and

(d)	an Engine, one take-off and landing of the aircraft on which the relevant Engine is installed (each “touch and go” will be one Cycle)

“Default” means an Event of Default or any event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition, may constitute an Event of Default.

“Default Rate” means the Prime Rate plus one per cent (1%) per annum.

“Delivery” means the delivery of the Aircraft to, and its acceptance by, the Lessee under this Agreement, as evidenced by execution of the Acceptance Certificate by the Lessee.

“Delivery Condition” means the condition of the Aircraft as set out in Schedule 4 (Aircraft Specification and Delivery), Part C (Delivery Condition).

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“Delivery Date” means the date on which Delivery takes place.

“Delivery Location” means Tucson, Arizona, U.S.A. or such other location agreed by the Lessor and the Lessee.

“DER Repair” means a repair which has not been approved for use on the Aircraft by the Manufacturer.

“Deregistration Power of Attorney” means a duly executed irrevocable power of attorney from the Lessee and, if applicable, any Permitted Sublessee, in favour of the Lessor and, if so requested by the Lessor, the Security Trustee, in form and substance reasonably satisfactory to the Lessor and, if applicable, the Security Trustee, empowering the Lessor and, if applicable, the Security Trustee:

(a)	to deregister the Aircraft in the name of the Lessee from the aircraft register in the State of Registration;

(b)	to export the Aircraft from the State of Registration; and

(c)	to take any action required to release the Aircraft from any Security Interest, and

(d)	to take all action with Lessor, or, if applicable, the Security Trustee considers necessary or desirable in relation thereto.

“Dollars” or “$” means the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency or any other organisation or authority that, under the laws of the European Union, shall from time to time have jurisdiction over, amongst other things, aircraft airworthiness standards for the European Union.

“EGT” means exhaust gas temperature.

“Emissions Monitoring Plan” means the emissions monitoring plan submitted by the Lessee to the relevant regulatory authority in satisfaction of the requirements of CORSIA.

“Emissions Report” means the emissions report submitted by the Lessee to the relevant regulatory authority in satisfaction of the requirements of CORSIA.

“Engine” means each engine and its constituent Engine Major Modules (whether or not installed on the Airframe) specified in the Acceptance Certificate or an Engine Acceptance Certificate, unless and/or until replaced in accordance with this Agreement.

“Engine Acceptance Certificate” means an acceptance certificate in substantially the form set out in Schedule 14 (Form of Engine Acceptance Certificate).

“Engine Life Limited Parts” or “Engine LLPs” means those Parts, defined by the Engine Manufacturer in the engine manual, or by EASA or the FAA or the Aviation Authority through Airworthiness Directives, requiring retirement and subsequent replacement on a mandatory basis prior to or upon the expiration of the Engine Manufacturer’s certified life, such life being expressed in terms of Cycles, Flight Hours, landings or calendar time.

“Engine Life Limited Part Replacement” or “Engine LLP Replacement” means in respect of each Engine LLP, the replacement of such Engine LLP with a new engine LLP during an Engine Performance Restoration Shop Visit provided such Engine LLP Replacement is required due to life expiry.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“Engine Maintenance Program” or “EMP” means the latest version of the Engine Manufacturer’s generic engine management programme or workscope planning guide applicable to the Engines.

“Engine Manufacturer” means CFM International, Inc.

“Engine Major Module” means each major module of the Engine namely:

(aa) Low Pressure Compressor Module;

(bb) High Pressure Compressor Module;

(cc) Combustor Module;

(dd) High Pressure Turbine Module; and

(ee) Low Pressure Turbine Module.

“Engine Performance Restoration Shop Visit” means an engine shop visit in accordance with the Engine Manufacturer’s workscope planning guide, which shall include the accomplishment of a performance restoration level workscope on at least the HPC, Combustor and HPT Engine modules and the appropriate level of work on all other Engine Modules in accordance with the Engine Manufacturer’s workscope planning guide sufficient for the Engine to achieve a full uninterrupted interval between Engine Performance Restoration Shop Visits.

“Engine Redelivery Certificate” means a redelivery acceptance certificate in substantially the form set out in Schedule 15 (Form of Engine Redelivery Certificate).

“Engine Warranties” means a package of engine warranties specified in the Engine Warranties Agreement.

“Engine Warranties Agreement” means the agreement entered into or to be entered into, among the Lessor, the Lessee, the Owner, the Engine Manufacturer and (if applicable) the Security Trustee in relation to the Engine Warranties.

“EU ETS Authority Letter” means a letter to be provided by the Lessee to the Lessor substantially in the form set out in Schedule 11 (Form of EU ETS Authority Letter).

“EU ETS Legislation” means the EU Directive EC/2008/101 regarding the European Union Emissions Trading Scheme and its application to aviation and all related implementation legislation.

“Eurocontrol Letter” means a letter substantially in the form set out in Schedule 12 (Form of Eurocontrol Letter) signed by the Lessee (or, as applicable, by any Permitted Sublessee).

“Event of Default” means an event specified in Clause 19 (Events of Default).

“Exemption APU LLP” means an APU LLP, which does not meet the life limits set out in paragraph 10.1 of Schedule 4, Part C (Delivery Condition) as agreed between Lessor and Lessee and as noted on the Acceptance Certificate..

“Exemption Part” means a Part, which does not meet the hard time limits set out in Paragraph 8.2 of Schedule 4, Part C as agreed between Lessor and Lessee and as noted on the Acceptance Certificate.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“Excluded Country” means any state, country or jurisdiction which is subject to any sanction, resolution, order or embargo (howsoever described) by:

(a)	the United Nations Security Council;

(b)	any Government Entity of the European Union, the United States of America, the State of Registration or the habitual base of the Aircraft;

(c)	any Government Entity having jurisdiction over the Lessor, the Lessee, the Financiers or the Aircraft,

(any such sanctions, resolutions, orders or embargoes (as described above) being “Sanctions”)

in each case, the effect of which, unless any applicable consents, exemptions or licences have been obtained in relation to the Aircraft, prohibits the Lessor, the Owner, the Owner Participant, the Lessee and/or any Permitted Sub-Lessee from operating, exporting and/or using the Aircraft to, from or in that state, country or jurisdiction.

“Existing Maintenance Warranties” has the meaning given to such term in Clause 13.6.

“Expiry Date” means:

(a)	the Scheduled Expiry Date;

(b)	the Total Loss Payment Date; or

(c)	the date on which the leasing of the Aircraft to the Lessee is expressed to terminate under, or is cancelled by the Lessor in accordance with, this Agreement,

whichever is the earliest or, if the Redelivery of the Aircraft has been extended pursuant to Clause 18.2.1, the actual Redelivery Date.

“FAA” means the Federal Aviation Administration of the United States of America and any successor thereof.

“First Qualifying Work Event” has the meaning given to such term in Schedule 6, Part E (Lessor contribution for Qualifying Work).

“First Qualifying Work Event Lessor Contribution” has the meaning given to such term in Schedule 6, Part E Lessor contribution for Qualifying Work).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any agreement treated as a finance, capital or operating lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Lessee;

(e)	receivables sold or discounted (otherwise than on a non-recourse basis);

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(f)

the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(g)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(h)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the market to market value shall be taken into account);

(i)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; or

(j)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

“Financier” means any person or persons through which the Lessor, the Owner or the Owner Participant may from time to time finance or refinance its interest in the Aircraft and/or for whose benefit security over, or rights relating to, the Aircraft and/or any Transaction Document may be granted (including by way of a declaration of trust) by the Lessor, the Owner or the Owner Participant or at its request, and includes the Security Trustee and the Agent as well as any underwriter, placement agent or syndication agent, any export credit agency and any other person identified as a “Financier” for the purposes of this Agreement, as may be notified by the Lessor to the Lessee from time to time.

“Financing Documents” means each present and/or future document which is from time to time related to any financing of the Aircraft (including for such purpose any mortgage or leasing arrangements whether or not constituting a financing and any documents ancillary thereto).

“Flight Hour” means:

(a)	with respect to the Airframe, each hour or part of an hour elapsing from the moment the wheels of the Aircraft leave the ground on take-off until the wheels of the Aircraft next touch the ground; and

(b)

with respect to an Engine, each hour or part of an hour such Engine is operated, elapsing from the moment the wheels of the aircraft on which such Engine is installed leave the ground until the wheels of such aircraft next touch the ground.

“Government Entity” means:

(a)	any national government, political subdivision thereof, or local jurisdiction therein;

(b)	any instrumentality, board, commission, court, or agency of any thereof, however constituted; and

(c)	any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

“Gross Negligence” means any intentional action or decision of a person which is taken or made by such person with reckless disregard for the consequences of such action or decision.

“Head Lease” has the meaning given to such term in Clause 23.3(b).

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“IATA” means the International Air Transport Association.

“IDERA” means an irrevocable deregistration and export request authorisation suitable for filing with the relevant Aviation Authority, substantially in the form referred to in the Cape Town Convention or otherwise in form and substance satisfactory to the Lessor.

“Indemnitee” means the Lessor, the Owner, the Owner Participant, the Trust Company, the Financiers, the Servicer and any and each of their respective shareholders, subsidiaries, affiliates, partners, contractors, directors, agents, employees, members, officers, indemnitees and representatives.

“Insurance” means the insurance cover (including any reinsurance) to be taken out under Clause 17 (Insurance) and Schedule 8 (Insurance Requirements).

“Insurance Broker” means an insurance broker approved by the Lessor for the purposes of this Agreement.

“International Registry” means the international registration facilities established for the purpose of the Convention.

“Landing Gear” means the landing gear assembly installed on the Aircraft, excluding any rotable components, on the Delivery Date as specified in the Acceptance Certificate until replaced in accordance with this Agreement and includes any such replacement landing gear assemblies (excluding any rotable components).

“Landing Gear Overhaul” means the off-the-wing restoration of the Landing Gear involving complete disassembly of the Landing Gear to satisfy the system and structural requirements of the latest revision of the MPD.

“Lease Period” means the period commencing on the Delivery Date and ending on the Expiry Date.

“Lessee Guarantee” means the guarantee from the Lessee Guarantor in favour of the Lessor in respect of the obligations of the Lessee under this Agreement and the Transaction Documents.

“Lessee Guarantor” means Global Crossing Airlines Group, Inc., a company incorporated in the State of Delaware with its principal place of business at Miami International Airport, Bldg. 5A, 4th Floor, 4200 N.W. 36th Street, Miami, Florida 33166.

“Lessee Maintenance Warranties” has the meaning given to such term in Clause 13.6.

“Lessor Lien” means any Security Interest over the Aircraft:

(a)	created by the Lessor or through the Lessor in connection with the financing of the Aircraft;

(b)

resulting from acts of or claims against the Lessor or any Indemnitee not relating to the operation of the Aircraft or the transactions contemplated by or permitted under this Agreement (other than as a consequence of the occurrence of an Event of Default) or to any act or omission of the Lessee; or

(c)	a Head Lease or Security Interest created as part of a Financing.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“Lessor Replacement Engine” has the meaning given to such term in paragraph 6.4 of Schedule 6, Part D (Qualifying Work).

“Lessor Temporary Engine” has the meaning given to such term in paragraph 7 of Schedule 4, Part C (Delivery Condition).

“Lessor Tax” means Taxes:

(a)

imposed as a direct result of activities of the Lessor, the Owner or the Owner Participant in the jurisdiction imposing the liability unrelated to the Lessor’s dealings with the Lessee or to the transactions contemplated by this Agreement or the operation of the Aircraft by the Lessee; or

(b)	imposed on the net income, profits or gains of the Lessor, the Owner or the Owner Participant by any Government Entity in their respective state(s) of tax residence, other than:

(i)

Taxes payable by the Lessor, the Owner or the Owner Participant as a result of the Lessor, the Owner or the Owner Participant being required to include in its gross income any amount attributable to any improvement, alteration, substitution or addition to the Aircraft;

(ii)	Taxes which are imposed by reason of the presence, registration, use or operation of the Aircraft in such state of tax residence;

(iii)

Taxes which are imposed by reason of or consequent upon any Default or any breach by the Lessee of, or any failure by the Lessee to perform any of its obligations under, or any misrepresentation made by the Lessee in, this Agreement; or

(iv)

Taxes which result from the situs of organisation, any place of business or any activity of the Lessee or any other person having use, possession or custody of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax; or

(c)

imposed solely as a result of an event occurring after the Expiry Date which is not related to the Lessor’s dealings with the Lessee or the transactions contemplated by this Agreement or the operation of the Aircraft by the Lessee.

“Life Limited Parts” or “LLPs” means those Parts, defined by the Manufacturer or by EASA, the FAA or the Aviation Authority through Airworthiness Directives, requiring retirement and subsequent replacement on a mandatory basis prior to, or upon the expiration of, the Manufacturer’s certified life, such life being expressed in terms of Cycles, Flight Hours, landings and calendar time.

“Loss” means any cost, expense (including the fees of professional advisers and out-of-pocket expense), financial liability, damage or monetary loss of any kind.

“Loss Payee” means the Lessor or, if the Lessor so notifies the Lessee in writing, the Security Trustee.

“Maintenance Payments” means all amounts payable pursuant to Clause 5.4.1 and Schedule 6, Part B (Maintenance Payments).

“Maintenance Performer” means the maintenance performer for the Airframe, the Engines and the Parts approved by the Aviation Authority, the FAA and EASA and the Lessor to undertake the relevant maintenance work.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“Maintenance Planning Document” or “MPD” means the latest version of the maintenance planning document issued by the Manufacturer setting out the maintenance tasks for the Aircraft and the thresholds and/or intervals at which such tasks should be completed.

“Maintenance Programme” means the maintenance programme of the Lessee which for the Aircraft shall be in accordance with the MPD and which for any Engine not installed on the Aircraft shall be in accordance with the EMP. The Maintenance Programme shall be approved by the Lessor and the Aviation Authority as amended from time to time in accordance with the provisions of Clause 13.2.7.

“Manufacturer” means:

(a)	in the case of the Airframe, the Airframe Manufacturer;

(b)	in the case of the Engines, the Engine Manufacturer; and

(c)	in the case of a Part, the manufacturer stated in the illustrated parts catalogue.

“Material Adverse Change” means a material adverse change in the business, operations, property or condition (financial or otherwise) of the Lessee or the Lessee Guarantor since the date to which the Original Financial Statements were drawn up.

“Maximum Deductible Amount” has the meaning given to such term in Schedule 6, Part A.

“Minimum Liability Coverage Amount” has the meaning given to such term in Schedule 6, Part A.

“Notice and Acknowledgement” means a notice and acknowledgement entered into, or to be entered into as the context may require, between any of the Lessor, the Owner, the Owner Participant and the Security Trustee and the Lessee substantially in such form as may be required by the Lessor or the Security Trustee.

“Notification Threshold” has the meaning given to such term in Schedule 6, Part A.

“Original Financial Statements” means the consolidated audited financial statements of the Lessee Guarantor for the financial year ended December 31, 2020.

“Other Agreements” means any and all agreements (other than this Agreement) entered into at any time and from time to time between (i) the Lessor, Owner, Owner Participant, any Affiliate of the Lessor, Owner or Owner Participant, any trustee on behalf of the Lessor or any Affiliate of the Lessor, Owner or Owner Participant or any leasing entity in respect of which the Servicer provides lease management services, and (ii) the Lessee or any of its Affiliates or the Lessee Guarantee or any of its Affiliates.

“Owner” means the Lessor or such other person as the Lessor may notify to the Lessee from time to time as the owner of the Aircraft from time to time.

“Owner Participant” means CIT Aerospace International or, subject to the provisions of Clause 23 (Assignment and Transfer) any person as the Lessor may notify to the Lessee in writing as the Owner Participant from time to time.

“Part” means each component, furnishing or part (other than a complete Engine or Engine Major Module) supplied with the Aircraft on the Delivery Date, in each case until replaced in accordance with this Agreement and includes any such replacement, and all technical data (including historical, operational and maintenance records related thereto).

“PBH Minimum” has the meaning given to such term in Schedule 6, Part A.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“PBH Maximum” has the meaning given to such term in Schedule 6, Part A.

“PBH Period” has the meaning given to such term in Schedule 6, Part A.

“PBH Rate” has the meaning given to such term in Schedule 6, Part A.

“Permitted Security Interest” means:

(a)	any lien for Taxes not assessed or, if assessed, not yet due and payable, or which are being contested in good faith by appropriate proceedings;

(b)

any lien of a repairer, carrier, hangar keeper, mechanic, material-man, carrier, employee or other similar lien arising in the ordinary course of business by operation of law in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings;

but, in each case of (a) and (b) above, only if:

(i)	adequate reserves have been provided by the Lessee for the payment of the Taxes or obligations and such reserves have been evidence to the Lessor to its reasonable satisfaction; and

(ii)

such proceedings, or the continued existence of the lien, do not, in the reasonable opinion of the Lessor, give rise to any likelihood of the sale, forfeiture, seizure, detention or other loss of the Aircraft or any interest in the Aircraft or of criminal liability on any Indemnitee;

(c)	any Lessor Lien; and

(d)	any Security Interest arising from the Financing Documents and the Transaction Documents.

“Permitted Sublease” has the meaning given to such term in Clause 9.4 (Permitted Subleasing).

“Permitted Sublessee” means any sublessee of the Aircraft, pursuant to a Permitted Sublease, as the Lessor may from time to time approve in writing in its sole and absolute discretion, subject to Clause 9.4 (Permitted Subleasing).

“PMA Part” means a part which has not been manufactured and approved for use by the Manufacturer of the Part to be replaced.

“Prime Rate” means the rate of interest from time to time announced by JP Morgan Chase Bank in New York as its prime commercial lending rate and published on the Bloomberg ticker: PRBKCHMN or, if such rate is not available, then the equivalent rate announced by Citibank, N.A. and published on the Bloomberg Ticker: PRBKCITI, or if neither such rate is available, the equivalent rate of another internationally recognised bank notified by the Lessor to the Lessee, and, in any case, if the rate is less than zero, the Prime Rate shall be deemed to be zero.

“Qualifying Work” has the meaning given to such term in Schedule 6 (Payments), Part D (Qualifying Work).

“Redelivery” means the redelivery of the Aircraft to the Lessor in compliance with the terms of this Agreement.

“Redelivery Acceptance Certificate” has the meaning given to such term in Clause 18.4.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“Redelivery Check” has the meaning given to such term in Paragraph4.1 of Schedule 9, Part B (Redelivery Condition).

“Redelivery Condition” means the condition in which the Aircraft must be on Redelivery, as described in Schedule 9 (Redelivery).

“Redelivery Date” means the date on which the Lessor accepts the Aircraft for Redelivery.

“Redelivery Location” means a maintenance facility in North America to be advised by Lessor to Lessee or such other location as the Lessor and the Lessee may agree.

“Redelivery Procedure” means the inspection and other procedures to verify that the Aircraft is in the Redelivery Condition, as described in Schedule 9 (Redelivery).

“Release Certificate” means, (a) with respect to an Engine, a release to service certificate (FAA form 8130-3 or EASA form 1) with dual maintenance release for both EASA and FAA; and (b) with respect to a Part, a release to service certificate (FAA form 8130-3 or EASA form 1), as amended from time to time by FAA/EASA.

“Rent” means all amounts payable as rent in accordance with Clause 5.1 (Rent) and Schedule 6, Part A.

“Rent Date” means the first day of each Rent Period.

“Rent Period” means each period ascertained in accordance with Clause 5.2 (Rent Periods).

“Requisitioning Period” means any period from the date when the Aircraft is requisitioned for use to the earlier of (i) the redelivery of the Aircraft to the Lessee and (ii) payment of the Agreed Value by the Lessee.

“Sanctions” has the meaning given to it in the definition of Excluded Country.

“Sanctions Target” means a target or subject of Sanctions, including, without limitation, any person or entity designated as a Specially Designated National and Blocked Person or included in the annex to the US Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, issued 23 September 2001, as amended by Order 13268 by the Office of Foreign Assets Control of the U.S Department of the Treasury (OFAC).

“Scheduled Delivery Date” means a day in the Scheduled Delivery Month on which it is intended that Delivery takes place.

“Scheduled Delivery Month” means September 2021 or such later month up to and including four months after the date of execution of this Agreement, whichever comes later, as the Lessor and the Lessee may agree.

“Scheduled Expiry Date” means the scheduled due date for the commencement of the next Airframe 6 Year Structural Check, expected to be on or about December 17, 2026, such Scheduled Expiry Date to be agreed by Lessor and Lessee no later than June 30, 2026.

“Security Deposit” has the meaning given to such term in Clause 5.3.1.

“Security Deposit Amount” has the meaning given to such term in Schedule 6, Part A.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“Security Interest” means any mortgage, charge, assignment, pledge, conditional sale, preference, equity or encumbrance of any kind, lien, including tax liens, mechanics liens and any liens that attach by operation of law, declaration of trust or any other arrangement which has the effect of giving another person any security claim or interest.

“Security Trustee” means the person or persons appointed as security trustee, collateral agent or similar representative for any of the Financiers and any other person identified as a “Security Trustee” for the purposes of this Agreement, as notified by the Lessor to the Lessee from time to time.

“Service Bulletins” means publications from any relevant Manufacturer recommending or requiring that the Aircraft be inspected or modified.

“Servicer” means:

(a)	Avolon Aerospace Leasing Limited; and/or

(b)

any other person providing services to the Lessor or the Owner related to the Aircraft or the Transaction Documents, identified as a “Servicer” for the purposes of this Agreement, as notified by the Lessor to the Lessee from time to time.

“State of Registration” means the United States of America or such other country in which the Aircraft is permitted to be registered in accordance with Clause 9.4 (Permitted subleasing).

“STC” has the meaning given to such term in Clause 13.5.5.

“Subsidiary” means:

(a)

in relation to any reference to accounts, any company whose accounts are consolidated with the accounts of the Lessee or the Lessee Guarantor, as the case may be, in accordance with accounting principles generally accepted under accounting standards of the United States of America; or

(b)	for any other purpose, an entity from time to time:

of which another has direct or indirect control or owns directly or indirectly more than fifty per cent. (50%) of the voting share capital; or

which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

“Suitable Replacement Engine” has the meaning given to that term in Clause 15.3(c).

“Taxes” means all present and future taxes, levies, imposts, duties or charges of any nature whatsoever, and wheresoever imposed, including value added tax or any similar tax and any franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, fuel, leasing, occupational, turnover, excess profits, excise, gross receipts, registration, licence, corporation, capital gains, export, import, customs income, duties, levies, imposts, withholdings or other taxes or duties of any nature whatsoever (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national or regional taxing or fiscal authority or agency or other Government Entity, together with any penalties, additions to tax, fines or interest thereon, and Tax and Taxation shall be construed accordingly.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

“Total Loss” means

(a)	the actual, constructive, compromised, arranged or total loss of the Aircraft agreed by insurers;

(b)

if the Aircraft is destroyed, damaged beyond economic repair or becomes permanently unfit for normal use for any reason (including any damage to the Aircraft or it being requisitioned for use where the insurers agree a total loss settlement);

(c)	if the Aircraft is requisitioned for title, confiscated, seized, detained, forfeited, compulsorily purchased; or

(d)	if the Aircraft is requisitioned for hire, hi-jacked, stolen or disappears for fifteen (15) days or longer.

“Total Loss Payment Date” means with respect to a Total Loss the earlier of:

(a)	the first Business Day which falls on or after the date falling sixty (60) days after the Total Loss happened; and

(b)	the date the Insurance proceeds are received by the person entitled to such proceeds under this Agreement for that Total Loss.

“Transaction Documents” means this Agreement, the Lessee Guarantee, the Eurocontrol Letter, the EU ETS Authority Letter, the IDERA, the Airframe Warranties Agreement, the Engine Warranties Agreement, the Notice and Acknowledgement, the Acceptance Certificate, the Deregistration Power of Attorney, any Permitted Sublease and any other document which is entered into in connection with any of those agreements, as each of the same may be amended from time to time.

“Trust Agreement” means the trust agreement dated as of the date hereof between the Trust Company and the Owner Participant relating to, inter alia, the Aircraft (as amended, supplemented, modified and/or novated from time to time.

“Trust Company” means UMB Bank, National Association, in its individual capacity.

“Trust Estate” has the meaning set out in the Trust Agreement.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Part B—Interpretation

The following rules of interpretation apply throughout the Agreement.

1	Unless otherwise stated, a reference to:

(a)	any Applicable Regulation includes any change or addition to it or replacement of it;

(b)	month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(i)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;

(a)	this Agreement or any other agreement or document includes any changes, replacements or substitutions;

(b)	indebtedness includes any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

(c)

a person may, depending on the context, include an individual, any form of corporate or business association or any state or form of governmental or official body, whether having a distinct legal identity or not;

(d)	the Lessor, the Owner, the Owner Participant, the Lessee, any Permitted Sublessee, the Financiers or any other person includes their respective successors, transferees and assignees; and

(e)	includes, including, include or similar terms shall not be construed as limiting and shall mean “including, without limitation”.

2	The Convention and the Protocol shall be read and interpreted together as a single instrument as required by Article 6(1) of the Convention.

3

References to a provision of the Cape Town Convention will, unless it is specifically stated to be a reference to a provision of the Convention or, as the case may be, the Protocol, be a reference, whether stated or not, to the relevant provision of the Consolidated Text, and reference to any provision of the Consolidated Text shall include a reference to the provision(s) of the Convention and/or the Protocol from which such provision is/are derived.

4	The Clause headings and sub-headings are used in this Agreement only to make it easier to read. They are not intended to affect its meaning.

5	Certain technical terms used but not defined have the meaning given in Annex six and eight of the Convention of International Civil Aviation in force from time to time.

6	A Default or Event of Default is continuing if it has not been waived in writing by the Lessor or remedied.

7	Any reference to this Agreement includes its Schedules.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 2 – Aircraft particulars

Manufacturer:	Airbus S.A.S

Model:	A320-214

MSN:	3605

Registration:	As specified in the Acceptance Certificate

Engine Manufacturer:	CFM International, S.A.

Engine Model:	CFM 56 – 5B4/3

Engine Thrust Rating:	27,000 lbs

Engine Serial Numbers:	As specified in the Acceptance Certificate

APU Model:	GTCP131-9A

APU Serial Number:	As specified in the Acceptance Certificate

Landing Gear Serial Number:	As specified in the Acceptance Certificate

Aircraft Specification:	As per Schedule 4, Part A

MTOW:	169,755 lbs

MLW:	142,198 lbs

MZFW:	134,481 lbs

Interior seating layout:	180Y

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 3 – Conditions precedent

Part A – Lessee conditions precedent

A.

On or before the date of execution of this Agreement (but in any event no later than July 16, 2021) and at no cost to the Lessor (unless otherwise stated), the Lessor shall have received in form and substance satisfactory to it:

(a)

in respect of the Lessee and the Lessee Guarantor, a certificate issued by its duly authorised officer attaching copied of the following documents and certifying them as being true, complete, up to date and in full force and effect:

(i)	its constitutional documents;

(ii)	its business licence;

(iii)

a resolution of its board of directors: (x) approving the transactions contemplated by the Transaction Documents, and (y) authorising a person or persons to execute and deliver on its behalf the Transaction Documents and any notices or other documents to be given pursuant thereto;

(iv)	a power of attorney issued by it or on its behalf, authorising the execution by the attorneys named therein of the Transaction Documents and specimen signatures of the attorneys; and

(v)	specimen signatures of its signatories;

(b)	a copy of the Original Financial Statements;

(c)	a copy of the latest Emissions Report and Emissions Monitoring Plan of the Lessee;

(d)	a legal opinion addressed to the Lessor from the Law Offices of Ronald T. Bevans, Jr., P.A., as to the due execution, legality, validity and enforceability of this Agreement;

(e)	an original of the Lessee Guarantee executed and delivered by the Lessee Guarantor;

(f)	a legal opinion addressed to the Lessor from the Law Offices of Ronald T. Bevans, Jr., P.A., as to the due execution, legality, validity and enforceability of the Lessee Guarantee; and

(g)

a letter from the process agent appointed by the Lessee pursuant to Clause 25.6 (Process Agents) in respect of this Agreement and by the Lessee Guarantor pursuant to the Lessee Guarantee confirming it has been appointed and accepting such appointment.

B.	On or before the Scheduled Delivery Date and at no cost to the Lessor (unless otherwise stated), the Lessor shall have received in form and substance satisfactory to it:

1	Lessee and Lessee Guarantor corporate documents

(a)

in respect of the Lessee and the Lessee Guarantor, a certificate issued by its duly authorised officer attaching copies of the documents, referred to in Schedule 3, Part A, Paragraph A(a) above certifying them as being true, complete and up to date and in full force and effect,

(b)	a letter from the process agent appointed by the Lessee and the Lessee Guarantor pursuant to any Transaction Document confirming it has been appointed and accepting such appointment; and

(c)	such ‘know your customer’ documents as it or the Financiers may require from the Lessee and the Lessee Guarantor.

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2	Transaction documents

An original of each Transaction Document executed and delivered by the respective party or parties thereto (other than the Lessor).

3	Acceptance documents

(a)	an original of the Acceptance Certificate;

(b)	an original of the Lease Supplement;

(c)

letter of consent from the Lessee addressed to the Manufacturer and the Lessor authorising and consenting to the Manufacturer providing the Lessor with information in respect of the Aircraft, including but not limited to technical data and Aircraft Documents.

4	Security Deposit

The Security Deposit described in Schedule 6, Part A.

5	Legal opinions

At Lessor’s cost, Legal opinion addressed to the Lessor, the Owner, the Owner Participant (and, if applicable, the Security Trustee (on behalf of itself and the Financiers)) from McAfee & Taft.

6	Registrations and approvals

Evidence that:

(a)

a precautionary Uniform Commercial Code financing statement, prepared by Lessor, with Lessee named as the debtor and Lessor as secured party (or assignor secured party, if applicable) has been duly filed in the jurisdiction required for perfection;

(b)

all authorisations necessary for any matter or thing contemplated by the Transaction Documents and for the legality, validity, enforceability, admissibility in evidence and effectiveness of the Transaction Documents (including, without limitation, the approvals of the Aviation Authority) have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of effecting of any registrations and filings, that arrangements satisfactory to the Lessor and the Security Trustee have been made for the effecting of the same within any applicable time limit); and

(c)	all registration, notarial, consular and translation fees (if any) due and payable in any applicable jurisdiction in connection with any Transaction Document have been duly paid in full.

7	Air traffic control letter

Originals of:

(a)	the Aviation Authority Letter;

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(b)	the Eurocontrol Letter; and

(c)	the EU ETS Authority Letter,

in each case executed and delivered by the Lessee.

8	Deregistration documents

An original IDERA duly signed by and on behalf of the Lessee and the Aviation Authority;

9	Insurance documents

(a)

a copy of a certificate or certificates of insurance from the Insurance Broker evidencing the Insurances to be maintained pursuant to and in accordance with Clause 17 (Insurances) and Schedule 8 (Insurance requirements) to be in full force and effect;

(b)

a copy of a certificate or certificates of reinsurance from the Lessee’s reinsurer or reinsurance broker evidencing the reinsurances to be maintained pursuant to and in accordance with Clause 17 (Insurances) to be in full force and effect;

(c)	a copy of the Broker’s Letter of Undertaking; and

(d)	an insurance opinion from the Lessor’s insurance advisor, at no cost to the Lessee.

10	Aircraft documents

(a)	copies of each of the following documents in relation to the Aircraft certified by a duly authorised officer of the Lessee to be current and valid:

(b)	Maintenance Programme (in electronic format); and

(c)	approval by the Aviation Authority of operation of aircraft of the same type as the Aircraft;

(d)	current air carrier operating certificate issued by the Aviation Authority in respect of the Lessee; and

(e)

all other government or other approvals and licences which may be required in relation to, or in connection with, the performance by the Lessee of any of its obligations under the Transaction Documents.

C.	On the Delivery Date immediately prior to Delivery, the Lessor shall be satisfied that:

(a)	no Default is continuing or would result from the delivery of the Aircraft;

(b)

all monies payable to the Lessor by the Lessee on or prior to the Delivery Date (including, without limitation, payment of the first instalment of Rent) have been received or the Lessor is satisfied that such monies will be paid on the Delivery Date;

(c)	each of the Lessee’s representations in Clause 3 (Representations and warranties) of this Agreement is true and accurate in all respects;

(d)	no circumstance exists or has come into being that is a Material Adverse Change;

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(e)

the Aircraft has not suffered a Total Loss (or any event which, with the lapse of time would constitute a Total Loss) or any unrepaired damage, the cost of which to repair (in the opinion of the Lessor) exceeds two million Dollars (US$2,000,000); and

(f)	any other conditions the Lessor may reasonably require have been met.

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Part B – Lessor conditions precedent

A.	On or before the date of execution of this Agreement and at no cost to the Lessee (unless otherwise stated), the Lessee shall have received in form and substance reasonably satisfactory to it:

(a)

in respect of the Lessor, a certificate issued by its duly authorised officer attaching copies of the following documents and certifying them as being true, complete, up to date and in full force and effect:

(i)	its constitutional documents;

(ii)

a resolution of its board of directors: (x) approving the transactions contemplated by the Transaction Documents, and (y) authorising a person or persons to execute and deliver on its behalf the Transaction Documents and any notices or other documents to be given pursuant thereto;

(iii)	a power of attorney issued by it or on its behalf, authorising the execution by the attorneys named therein of the Transaction Documents and specimen signatures of the attorneys; and

(iv)	specimen signatures of its signatories,

(b)	a letter from the process agent appointed by the Lessor pursuant to Clause 25.6 (Process Agents) in respect of this Agreement confirming it has been appointed and accepting such appointment.

B.	On or before the Scheduled Delivery Date and at no cost to the Lessee (unless otherwise stated), the Lessee shall have received in form and substance reasonably satisfactory to it:

1	Lessor corporate documents

(a)

in respect of the Lessor, a certificate issued by its duly authorised officer attaching copies of the documents referred to in Schedule 3, Part B, Paragraph A(a) above and certifying them as being true, complete, up to date and in full force and effect; and

(b)	a letter from the process agent appointed by the Lessor pursuant to any Transaction Document confirming it has been appointed and accepting such appointment.

2	Transaction Documents

An original of each Transaction Document to which the Lessee is a party executed and delivered by the Lessor

3	Aircraft Documents

(a)	A certificate of registration in respect of the Aircraft issued by the Aviation Authority in the name of Lessor as owner

(b)	A certificate of airworthiness issued by the Aviation Authority in respect of the Lessee

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4	Acceptance documents

(a)	an original of the Acceptance Certificate;

(b)	an original of the Lease Supplement.

C.

On the Delivery Date immediately prior to Delivery, the Lessee shall be satisfied that each of the Lessor’s representations in Clause 3 (Representations and warranties) of this Agreement is true and accurate in all respects.

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Schedule 4 – Aircraft Specification and Delivery

Part A – Aircraft Specification

Aircraft Manufacturer	Airbus S.A.S.
Aircraft Model Designation	A320-214
Engine Manufacturer	CFM International S.A.
Engine Model	CFM56-5B4/3
Engine Thrust Rating	27,000 lbs
Maximum Take Off Weight (MTOW)	169,755 lbs
Maximum Landing Weight (MLW)	142,198 lbs
Maximum Zero Fuel Weight (MZFW)	134,481 lbs
Interior Configuration	180Y
Noise Category	ICAO Chapter 4
All Weather Operations	Category III
APU Manufacturer	Honeywell – Allied Signal
APU Model	GTCP131-9A
Certification	FAA

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Part B – Delivery Procedure

1.1	Prior to the Delivery Date, the Lessor will make the Aircraft and the Aircraft Documents available to Lessee and / or its representatives for inspection (the “Delivery Inspection”).

1.2	The Delivery Inspection of the Aircraft shall include:

(a)	an inspection of all of the Aircraft Documents;

(b)	at Lessee’s cost and expense. a complete front-to-back video borescope inspection of the Engines and APU and

(c)

a demonstration flight of the Aircraft of at least two (2) hours duration (including take-off performance test and engine ground runs) with not more than four (4) of the Lessee’s representatives on board, using the Manufacturer’s recommended procedures or a flight profile acceptable to both the Lessee and Lessor (the “Delivery Demonstration Flight”)

1.3	All aircraft and engine systems (including galleys, passenger and cargo compartments) shall be fully operational for their intended functions.

1.4

All discrepancies and defects discovered during such Delivery Inspection exceeding maintenance manual allowable limits or not in compliance with this Agreement shall be repaired by the Lessor in compliance with the Manufacturers’ maintenance requirements and this Agreement and which shall not be interim in nature, at Lessor’s expenses prior to the Delivery Date.

1.5	The Lessor shall be responsible for all costs and expenses associated with the Delivery Demonstration Flight and shall furnish the necessary crews and fuel.

1.6	All discrepancies found during such Delivery Demonstration Flight which exceed Manufacturer’s maintenance manual allowable limits shall be corrected by the Lessor at its expense.

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Part C – Delivery Condition

1	General

1.1

The Aircraft shall be airworthy and ready for flight with all its Parts and systems fully functional and operating within limits and/or guidelines established by the Aviation Authority, the Manufacturer and the Compliance Authority.

1.2	The Aircraft will have no Lessee branding and where such branding has been installed previously and subsequently removed the underlying surfaces shall have been restored to a neutral finish.

1.3

The Aircraft shall have no special or unique Manufacturer or Aviation Authority inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types).

1.4

The Aircraft will be removed from any customised maintenance programme (including any sampling programme, if applicable) and reintegrated into the latest revision of the MPD by the completion of any required tasks or checks required at that time.

1.5	The Aircraft shall have no leakage of fuel, oil, hydraulic fluid, or water which exceeds the Manufacturers’ normal maintenance manual allowable limits or demonstrates an accelerated leakage condition.

1.6

The Aircraft will have installed the full complement of equipment (including all galley catering inserts, including trolleys, containers, ovens, hot cups, coffee makers and water boilers), parts and accessories and loose equipment as is normally installed in the Aircraft.

1.7

The Aircraft shall not have any open, deferred or placarded maintenance items or watch items, nor have any Flight Hour, Cycle or calendar time extensions or waivers with respect to any maintenance requirements, nor have Parts which are not serviceable or are in an inoperative condition.

1.8

On or prior to Delivery and on such later date as requested by the Lessee, the Lessor shall provide the Lessee such excerpts from the Maintenance Program and/or general procedures manual as the Lessee may reasonably request in order to substantiate procedures followed by the Lessor and/or documentation used by the Lessor which are specific to the Maintenance Program, in connection with the Delivery of the Aircraft to the Lessee.

1.9

The Lessor shall deliver to the Lessee, at no cost to the Lessee, all available Service Bulletin kits furnished without charge by a Manufacturer for installation on the Aircraft which have not been so installed together with appropriate instructions for installation provided with such kits. In the event such installation kits were purchased or manufactured by the Lessor, the Lessee shall have the exclusive right to purchase such kits at the Lessor’s actual cost for a period of ninety (90) days after Delivery of the Aircraft and the non-exclusive right to purchase such kits thereafter.

1.10	All LLPs installed on the Aircraft will have full traceability “back to birth” documentation.

1.11	All emergency equipment and other loose equipment will be properly installed in accordance with the emergency equipment layout and in good condition.

1.12	All fluid reservoirs shall be serviced to full levels in accordance with the maintenance manual.

1.13	The Aircraft shall have no less than the following aircraft flight manual approved operating weights:

MTOW – 169,755 lbs

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MLW – 142,198 lbs; and

MZFW – 134,481 lbs.

2	Configuration

2.1	The Aircraft shall comply with the Manufacturer’s original type certificate specifications, as revised up to the Delivery Date.

2.2	The Aircraft shall be in a 180 Y configuration.

3	Paint

3.1

Lessor will apply Lessee’s external livery prior to Delivery, all in accordance with the Manufacturer’s recommended procedures for painting of aircraft. The fuselage, empennage and engine cowlings are currently painted white, Lessee’s external livery shall be applied to current white paint.

3.2

All other areas of the Aircraft where paint is peeled, chipped or worn out shall be restored as necessary to provide a uniform appearance. The Lessor shall prepare the Aircraft for such repainting by restoring aerodynamic sealer to areas requiring aerodynamic sealer due to deterioration or missing sealant.

3.3	All required placards and markings shall be in the English language and shall be replaced if not in English, or if deteriorated.

3.4	The Aircraft will be weighed post completion of repainting.

4	Airframe

4.1

The Aircraft will not have operated in revenue service since completion of the last Airframe Structural 6/12 Year Check in December 17, 2020, when the Aircraft had accomplished all structural, systems, zonal and CPCP Airframe inspections in accordance with the then current MPD, falling due within then following 24 months with all discrepancies permanently repaired.

4.2	The fuselage shall be substantially free from corrosion and the Aircraft shall be in compliance with the Manufacturer’s corrosion prevention and control document and the MPD.

5	Interior and Exterior

5.1

The Aircraft exterior shall be deep cleaned and washed, as applicable including service areas, wheel wells, flaps, wings, to the same standard as the Lessee would use for an aircraft being placed in its fleet.

5.2

The Aircraft will be substantially free of dirt, grease, fluids, stains, grime, cracks, tears and rips, consistent with worldwide commercial airline standards for used aircraft at completion of a heavy maintenance check.

5.3	The Aircraft interior (including cabin and windows) shall be deep cleaned, with all compartments free of foreign objects.

5.4	Ceilings, sidewalls and bulkhead panels shall be clean, in good condition and free of all delamination, cracks and stains.

5.5	All passenger seats shall be serviceable and in good working order. Cockpit and attendant seats will be serviceable and in good working condition.

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5.6

All galley compartments shall be clean, in good working condition and free of damage and corrosion. All plumbing and electrical connections and wiring shall be in good condition and the floor area properly sealed.

5.7

All galley catering inserts including trolleys, containers, ovens, hot cups, coffee makers and water boilers shall be serviceable and in good condition. Any galley catering insert / trolley not available or installed at Delivery will be noted on the loose equipment listing.

5.8	All lavatories and equipment contained therein shall be clean, in good condition, free of cracks, stains, and repainted as necessary, and floors shall be free of delamination, corrosion and be sealed.

5.9	All carpets and non-textile flooring shall be clean and in good condition.

5.10	The cockpit area shall be clean and placards replaced, as required.

5.11

Any placards / decals / markings required pursuant to the Manufacturer’s aircraft maintenance manual shall be replaced if unreadable, missing or not in the English language. Placards that are not required pursuant to the Manufacturer’s aircraft maintenance manual shall be removed upon Lessor’s request.

5.12

All cargo compartment panels shall be properly sealed and any repairs shall be permanent and approved as per the manual of the Manufacturer and no one panel will have more than the number of repairs allowed under such manual.

5.13	The same number and type of cargo nets as were delivered with the Aircraft will be present and in serviceable condition.

5.14

Carpets, seat cushions, seat covers and any other material installed in cockpit and cabin will be in good condition and conform to the Aviation Authority’s and Compliance Authority’s fire resistance regulations.

5.15

Cockpit windows shall have no crazing or delamination that exceeds manufacturer maintenance manual allowable limits, and passenger compartment windows shall have no crazing which unsatisfactorily obstructs the view from the inside of the cabin of the Aircraft to the outside or exceeds manufacturer maintenance manual allowable limits.

5.16	All equipment and furnishings in the interior of the Aircraft which are defective, damaged, or worn shall be repaired or replaced by the Lessor.

6	Engines

6.1

Immediately prior to the Delivery of the Aircraft and following the completion of the Aircraft’s Delivery Demonstration Flight, the Lessee may, at its option and its cost and expense, accomplish an all module full front-to-back video borescope inspection of each Engine, to be performed by an agency of the Lessee’s choosing in the presence of the Lessor’s representatives, in accordance with the Manufacturer’s maintenance manual. All defects including but not limited to those discovered as a result of such inspections, which (a) are within the maintenance manual limits and have repetitive inspection/maintenance requirements or (b) exceed the maintenance manual allowable limits for an installed engine, shall be corrected at Lessor’s expense.

6.2

Each Engine shall have a minimum expected uninterrupted on-wing life of at least 7,000 Flight Hours and 3,500 Cycles remaining to its next expected removal for any required maintenance, engine performance restoration, refurbishment, or overhaul and shall have no defect which will result in the foregoing minimum limits not being complied with.

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6.3	The expected uninterrupted life remaining to the next expected removal with respect to each Engine shall be determined by the Lessor, without limitation, by:

(a)	borescope inspection results;

(b)	maximum power assurance ground runs;

(c)	analysis of trend monitoring of the respective Engine since last Engine Performance Restoration Shop Visit;

(d)	EGT margin;

(e)	Cycles remaining on each Engine LLP;

(f)	Maintenance Programme requirements;

(g)	Manufacturer’s data;

(h)

comparison with the average number of Flight Hours accumulated between removals during the prior 24 month period for all similar model engines operated in the Lessee’s fleet, with approximately the same number of total Flight Hours and Cycles accumulated; and

(i)	previous shop visit assessment.

6.4

Each Engine shall be capable of developing full rated take off power for full rate take-off thrust at sea level, without exceeding the maximum limits for all parameters (temperature, fuel flow, rotor speed etc) as per the Manufacturer’s specifications for an installed engine. A full engine run and power assurance check and any subsequent Engine run for defect rectification shall be performed in the presence of the Lessor’s representatives immediately prior to the return of the Aircraft (but before the borescope inspection as required by paragraph 12.2 of this Schedule 9, Part B), in accordance with the performance test in the maintenance manual, using temperature corrected charts in order to demonstrate that the Engine will be capable of reaching full take-off power at an outside air temperature of thirty degrees (30°) Celsius.

6.5

Each Engine shall have an EGT margin consistent with the number of Flight Hours and Cycles operated since the most recent Engine Performance Restoration Shop Visit and in any event have sufficient EGT margin to achieve the balance of life remaining on the Engine until the next anticipated Engine Performance Restoration Shop Visit (as anticipated at the release of such Engine from its most recent Engine Performance Restoration Shop Visit) at a maximum rated take off power of 27,000 lbs thrust.

6.6

No Engine shall exhibit any adverse health trends as monitored by trend monitoring such parameters to include and not limited to EGT margin at take-off and cruise, fuel flow oil pressure and vibration. If Engine trend monitoring indicates a rate of acceleration in performance deterioration of any Engine, which is higher than normal based on the maintenance experience of the Engine Manufacturer in operating the same type of engines, under similar conditions, the Lessee shall, prior to return, cause to be corrected such conditions which are determined to have exceeded tolerances defined for such engines in the Engine maintenance manual or are otherwise determined to be causing such performance deterioration.

6.7	Each Engine shall pass a magnetic chip detection inspection in accordance with the Manufacturer’s maintenance manual.

6.8

Each Engine will be fully functioning, without waiver, restriction, deferment, exception, carryover or being “on-watch” whether or not any such “on watch” item is in accordance with the Manufacturer’s maintenance manual limit or any other specifically requested limitation.

6.9	Each Engine LLP shall have a minimum of 3,500 Cycles remaining to the Manufacturer’s then published certified life limit.

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6.10	No Engine LLP will have greater Cycles utilised since new than the Engine on which it is installed.

7	Temporary installation of engines

7.1

Notwithstanding paragraph 6 of this Schedule 4, Part C, the Lessor shall have the option to deliver the Aircraft to the Lessee with one or more engines which does not meet the Delivery Condition in respect of an Engine (each a “Lessor Temporary Engine”).

7.2	An all module full front-to-back video borescope inspection shall not be performed in relation to any Lessor Temporary Engine.

7.3

A Lessor Temporary Engine shall have a minimum expected uninterrupted on-wing life of at least six (6) months remaining to its next expected removal for any required maintenance, Engine Performance Restoration Shop Visit, refurbishment, or overhaul, based on the Lessee’s Assumed Utilisation, and shall have no defect which will result in the foregoing minimum limits not being complied with.

7.4	The expected uninterrupted life remaining to the next expected removal with respect to a Lessor Temporary Engine shall be determined by the Lessor, without limitation, by:

(a)	EGT margin; and

(b)	Cycles remaining on each Engine LLP.

7.5

Any Lessor Temporary Engine will be considered an “Engine” pursuant to and for the purposes of this Agreement until the Lessor has replaced such Lessor Temporary Engine in accordance with Clause 10.8 (Lessor Temporary Engine(s)).

8	Parts

8.1	Each Part of the Aircraft (other than Engine and APU Life Limited Parts) which has a hard time or life limit pursuant to the MPD will be serviceable.

8.2

Each Part of the Aircraft (other than Engine and APU Life Limited Parts and any Exemption Part) shall have at least 7,500 Flight Hours, 5,000 Cycles and 24 calendar months (or one hundred per cent. (100%) of its interval, if less) remaining to its next expected overhaul or scheduled removal in accordance with the then current MPD.

8.3	Any Exemption Part will be serviceable and have a reasonable amount of time remaining.

8.4	Each Part shall be supported by documentation certifying date of installation, and Flight Hours and Cycles since overhaul.

8.5

No Part of the Aircraft (excluding Engine Life Limited Parts) will have total Flight Hours and total Cycles since new greater than one hundred ten per cent (110%) of that of the Airframe and with respect to all Parts as a group, the Parts will have an average total time since new no greater than that of the Airframe.

8.6	Each “on condition” and “condition monitored” component will be serviceable.

8.7	Each Part shall be supported by a Release Certificate.

9	Landing Gear

9.1

Each Landing Gear leg shall have no less than twenty-four (24) months and equivalent Cycles (based on the Assumed Utilization) life remaining to the next scheduled removal for Landing Gear Overhaul in accordance with the MPD.

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9.2	No Life Limited Part installed on the Landing Gear shall have accumulated greater Cycles or calendar time than that of the Landing Gear on which it is installed.

9.3	The Landing Gear and wheel wells shall be clean, free of leaks and repaired as necessary.

9.4	The Landing Gear modification standard will meet the Manufacturer’s requirements for an Aircraft MTOW of 169,755 lbs.

9.5	Each individual tire, wheel and brake will be serviceable.

10	APU

10.1

The APU shall (i) be serviceable, (ii) will not have greater than 1,000 APU Operating Hours since the last APU Shop Visit and (iii) have not less than 4,000 Cycles to the first life limited part restriction.

10.2	Any Exemption APU LLP will be serviceable and have a reasonable amount of time remaining.

10.3

The Lessee at Lessee’s cost and expense, shall accomplish a complete borescope inspection of the compressor, turbine and combustion chamber sections of the APU in the presence of the Lessor’s representative. Such borescope inspection shall be performed by an agency of the Lessee’s choosing, shall be accomplished immediately prior to return after the completion of the APU power condition check run, and all discrepancies found beyond allowable limits for an installed APU shall be corrected by the Lessor in accordance with the guidelines set out by the Manufacturer.

10.4	The APU shall pass a magnetic chip detection inspection in accordance with the Manufacturer’s maintenance manual.

11	Repairs

11.1	All repairs to the Aircraft will have been accomplished in accordance with Manufacturer’s approved data for the Aircraft.

11.2

Any repair accomplished shall be certified to a category A permanent standard, and have no repetitive inspections. Where category A permanent repairs are not available from Manufacturer’s approved data, then the repair shall be accomplished to the highest possible standard in accordance with Manufacturer’s approved data and any repeat inspection threshold and interval shall be at the maximum interval achievable but not less than 24 months, 7,500 Flight Hours or 5,000 Cycles or the then current C check interval as set out in the MPD.

11.3	The fuselage shall be free of dents, abrasions and loose or pulled rivets which exceed the requirements of the Manufacturer’s structural repair manual.

12	Airworthiness Directives, Service Bulletins and modifications

12.1

All Airworthiness Directives which are issued prior to the Delivery Date and require compliance, before the Delivery Date will have been complied with on the Aircraft on a terminating action basis notwithstanding any waiver, deviation, alternative means of compliance or time extension obtained by the Lessee.

12.2	Airworthiness Directives which do not have a terminating action will be accomplished at the highest level of inspection or modification permitted by such Airworthiness Directive.

12.3

The Aircraft and Engines shall be in compliance with all Manufacturer’s Service Bulletins: (a) which are “alert” (as defined by the Aviation Authority or the Certifying Authority) which by the terms of such Service Bulletins require compliance on or before the Delivery Date, (b) to the same extent that the Lessee has accomplished such Service Bulletins on similar model aircraft and engines of the same manufacture in the Lessee’s fleet, without discrimination, and (c) which require accomplishment in order to maintain all warranties or performance guarantees relating to the Aircraft.

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12.4

All modifications shall be have been accomplished in accordance with FAA and EASA approved data supported by an FAA Form 8110-3, FAA Form 8100-9, EASA Part 21, or EASA and FAA approved supplemental type certificate.

12.5	Any modifications or alterations or changes made to the Aircraft and which are not removed at Delivery shall have been incorporated into the appropriate manuals or as supplements.

13	Certificate of Airworthiness Matters

13.1	The Aircraft shall have a current Export Certificate of Airworthiness.

13.2	The Aircraft shall be in condition and certification standard to:

(a)	comply with all requirements for immediate issuance of a current and effective FAA certificate of airworthiness; and

(b)

comply with all the requirements for passenger operation as a transport category commercial aircraft affecting aircraft of the same type as the Aircraft issued on or before the delivery Date pursuant to FAR Part 121 with no restrictions imposed.

14	Documents

14.1	Lessor shall provide Lessee with the following Aircraft Documents (as applicable):

A.	Certificates

A001	Certificate of Airworthiness

A002	Current Aircraft Registration

A003	C of A for Export (if applicable)

A004	Noise Limitation Certificate (AFM page)

A005	Radio Station License

A006	Aircraft deregistration confirmation (if applicable)

A007	Burn Certificates—Cabin Interiors—as follows:

Certification of compliance with the fire blocking requirements as outlined in FAR / JAR Part 25 including:

•	Seat cushions*

•	Back rest cushions*

•	Dress covers*

•	Carpets and Curtains

•	Flight Attendant Seats

•	Cockpit Observer’s Seats

•	Galley Floor Covering

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•	Interior Surfaces (if refurbished)

*	Including “in combination” burn certification

B.	Aircraft Maintenance Status Summaries

B001	Certified current Time in Service (Flight Hours & Cycles) and maintenance status

B002	Certified status of Airframe & Appliance Airworthiness Directives including method of compliance

B003	Certified status of Service Bulletins Incorporated

B004	Certified status of all non SB and Major Modifications/STC’s including acceptable State of Manufacture Certification

B005	Certified status of SSI

B006	Certified status of CPCP (if applicable)

B007	Certified inventory of Hard Time Components (Fitted listing)

B008	Certified inventory of OC/CM Components (Fitted listing)

B009	Certified status of Check/Inspection History & Current Status of Checks

B010	List of Deferred Maintenance Items (if applicable)

B011	List of Out of Phase Checks, Special Requirements, Time Limited Repairs (if any)

B012	Aircraft Accident & Incident Statement

B013	Structural repairs and damage Status (including Dent & Buckle Chart)

B014	Certification Maintenance Requirements (CMR) item status

B015	Aircraft Flight Time Report / Aircraft Log Book

C.	Aircraft Maintenance Records

C001	Technical Logs

C002	A ChecksLast complete cycle of A Checks (or equivalent)

C003	C Checks Last Complete cycle of C Checks (or equivalent)

C004	All Major Checks

C005	CPCP Tasks including DFP and finding reports

C006	Dirty Finger Print Certification (DFP) - AD’s - DFP must reference AD and/or Applicable SB

C007	Dirty Finger Print Certification - SB’s

C008	Dirty Finger Print Certification - STC Documentation and All other modifications

C009	Dirty Finger Print Certification - All Structural repairs/structural damage

C010	Details of State of Manufacture approval basis - All non SRM Structural repairs

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C011	Certification Maintenance Requirement (CMR) Dirty Finger Prints

C012	Last Weighing Report including Schedule

C013	Last Balancing of All Control Surfaces (if applicable)

C014	Last Demonstration Flight Report

C015	Certified ETOPS compliance report (if applicable)

C016	Certified last done/ next due MPD task listing

D.	Configuration Status

D001	Approved and certified LOPA

D002	Galley Drawings & Galley OHM

D003	Emergency Equipment Drawing/Listing

D004	Loose Equipment Inventory

D005	Inventory Listing of Avionic Units installed

E.	Aircraft Historical Records

E001	C of A (Export) from State of Manufacture

E002	Manufacturer’s AD Report

E003	Manufacturer’s Inspection Report, Initial Equipment list / Aircraft Readiness Log (or equivalent)

E004	Manufacturer’s repair/alteration report

E005	Manufacturer’s SB Report

E006	Aircraft Historical / Miscellaneous Log (or equivalent)

E007	Last Flight Data Recorder Read Out & Corrections

F.	Engine Records

F001	Certified Statement on Status of Each Engine

F002	Certified Status of Engine Airworthiness Directives including Method of Compliance

F003	Manufacturer’s Modifications & SB Status

F004	In house Modifications (if applicable)

F005	Certified LLP Listing

F006	Manufacturer Delivery Documents

F007	Complete copies of all historical engine/module Shop Visit Reports including complete dirty finger print work packages

F008	LLP Status and Full and unbroken Traceability to birth

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F009	Condition Monitoring Report

F010	Engine Log Book/Master Records of Installation/Removals

F011	Last Borescope Report, including video if available

F012	Test Cell Run Report

F013	Last On Wing Ground Run

F014	Engine Accident & Incident Statement

F015	Approved ETOPS compliance report (if applicable)

F016	Type of Engine Oil Used

F017	Statement of Exceedences and corrective actions per the maintenance manual during Term

F018	Power Rating Operation Statement (Cycles of operation e.g. B1, B2, C1 etc.)

G.	APU

G001	Certified Statement on Status of APU

G002	Certified Status of APU Airworthiness Directives including Method of Compliance

G003	Manufacturer’s Modifications & SB Status

G004	APU Log Book/Master Record of Installation/Removals

G005	Complete copies of all APU shop visit reports & reason for removal

G006	Statement of APU Hours to Aircraft Flying Hours (ratio)

G007	LLP Status and Full and unbroken Traceability to birth (if applicable)

G008	Last On Wing/Health Check Data sheets (if applicable)

G009	Last Test Cell Run

G010	Approved ETOPS compliance report (if applicable)

G011	Type of APU Oil Used

H.	Component Records

H001	*Approved Release to Service Certification for Hard Time Components

H002	*Approved Release to Service Certification for OC/CM Components

I.	Landing Gears

I001	*Approved Release to Service Certification for major assemblies on each Gear from last Overhaul

I002	Approved LLP Listings for each gear such that total life of each LLP can be appropriately demonstrated.

I003	Last Overhaul Mini Pack

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

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J.	Manuals

Manufacturer’s Manuals delivered with the Aircraft (if applicable).

Any manual required for continue airworthiness due to Modifications accomplished in accordance with STCs.

K.	Miscellaneous

K001	Maintenance Programme Specifications (Operator’s)

K002	Reference Material for Interpretation of Status Summaries, or cross reference for Part Numbers

*

Items H001, H002 and I001 to be covered by EASA Form 1 or FAA Form 8130 3 or approved equivalent and all other documentation in the possession of the Lessee, relating to the Airframe, Engines or any Parts.

All discrepancies found in the Aircraft Documents shall be corrected and any missing Aircraft Documents shall be reconstructed by the Lessor at the Lessor’s sole cost and expense prior to the Delivery of the Aircraft. All Aircraft Documents shall be in the English language.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

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Schedule 5 – Form of Acceptance Certificate

This Acceptance Certificate relates to the operating lease agreement (the “Agreement”) dated [•] and made between [•] (the “Lessor”), and [•] (the “Lessee”) in respect of the [•] aircraft with manufacturer’s serial number [•], registration mark [•] and having two (2) [•] Engines with serial numbers [•] and [•] installed thereon (as more particularly described in the Agreement as the Aircraft).

Part A

1	Aircraft Information

Aircraft Manufacturer

Model

Manufacturer’s Serial Number

MTOW

MLW

MZFW

Current registration number

Airframe time since new (“TSN”)

Airframe Cycles since new (“CSN”)

2	Engine Information

	Position 1 [*] [1]	Position 2 [*]
Engine Manufacturer

Model

Manufacturer’s Serial Number

Engine TSN

Engine CSN

Engine time since last Engine Performance Restoration Shop Visit

Engine Cycles since last Engine Performance Restoration Shop Visit

Date of last Engine Performance Restoration Shop Visit

Thrust Rating

[1]	[* This Engine is a Lessor temporary engine as contemplated in paragraph 7 of Schedule 4 Part C of the Agreement ]

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3	APU Information

APU Manufacturer

Model

Part Number

Manufacturer’s Serial Number

APU TSN

APU CSN

Total APU Hours since last APU Shop Visit

Total APU Cycles since last APU Shop Visit

Date of last APU Shop Visit

4	Landing Gear Information

	Nose Landing Gear	LH Main Landing Gear	RH Main Landing Gear
Part Number

Manufacturer’s Serial Number

Landing Gear TSN

Landing Gear CSN

Landing Gear TSO

Landing Gear CSO

Date of last Overhaul

5	Fuel Status

Fuel status: [•]

6	Interior Configuration

Seating: [•]

Lavatories: [•]

Galleys: [•]

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7	Aircraft Documents

Attached hereto as Annex 1 is a schedule of all Aircraft Documents delivered to Lessee with the Aircraft on the date hereof.

8	Loose equipment

Attached hereto as Annex 2 is a schedule of loose equipment delivered to Lessee with the Aircraft on the date hereof.

9	LOPA

Attached hereto as Annex 3 is the Aircraft LOPA at Delivery.

10	Engine LLP Disk Sheets

Attached hereto as Annex 4 is the Engine LLP Disk Sheets at Delivery.

Part B

Unless otherwise defined in this certificate, capitalised words and expressions used in this certificate shall have the same meanings as given to them in the Agreement.

1

The Aircraft has been delivered to us together with (a) its Aircraft Documents as per the Aircraft Documents List signed by the Lessor and the Lessee and detailed in Annex 1 to this Acceptance Certificate, and the loose equipment as per the loose equipment list in Annex 2 to this Acceptance Certificate, on [•] day of [•] 20[•]. Delivery took place on that date at [[•] (state Delivery Location/Redelivery Location)], at [•] hours.

2

We confirm that we have had the opportunity to inspect the Aircraft and are satisfied that the Aircraft meets all of the requirements necessary for us to accept Delivery of it and that the Lessor has fully performed all of its obligations under the Agreement with respect to that Delivery. We acknowledge that the Aircraft has been delivered to us “as-is where-is”.

3

Notwithstanding any discrepancies listed in Annex 5 of this Acceptance Certificate, we acknowledge and agree that execution and delivery of this Acceptance Certificate is conclusive proof that we have examined and investigated the Aircraft, that the Aircraft and the Aircraft Documents are satisfactory to us in all respect and for all purposes under the Agreement and that we have absolutely, irrevocably and unconditionally accepted the Aircraft for lease under the Agreement without any reservations or exceptions whatsoever.

4	The Lessee confirms to the Lessor that, as at the time indicated above, being the Delivery:

a)	the representations and warranties of the Lessee contained in the Agreement are true and correct in all material respects;

b)	the Aircraft is insured as required by the Agreement; and

c)	the Aircraft is accepted for all purposes of the Agreement.

[Remainder of this page intentionally left blank]

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The execution and delivery of this Certificate by Lessee confirms that the Aircraft, the Aircraft Documents and all other equipment, documentation and other items listed in this Acceptance Certificate have been absolutely, irrevocably and unconditionally accepted by Lessee, and that Lessee has received possession of the same from Lessor, and that Lessor has satisfied its obligations with respect to the condition of the Aircraft under the Agreement.

LESSOR	LESSEE

Signed:	Signed:

Name (capitals):	Name (capitals):

Title:	Title:
duly authorised for and on behalf of	duly authorised for and on behalf of
[•]	[•]

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Annex 1 – Aircraft Documents

See attached list of aircraft documents, aircraft manuals, loose equipment, avionics inventory and hard time components inventory.

See attached Engine LLP status and APU status

Annex 2 – Loose equipment

[•]

Annex 3 – LOPA

[•]

Annex 4 – Engine LLP Disk Sheets

[•]

Annex 5 – Discrepancies

The following discrepancies have been identified between the Delivery Condition and the actual condition of the Aircraft at Delivery:

Details of discrepancy	Rectification action (if any) to the Redelivery Condition

Lessor and Lessee agree the following Parts are Exemption Parts for the purposes of the Lease Agreement and have the following life remaining at Delivery in accordance with the MPD:

Part No	Flight Hours	Cycles	Calendar months

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Lessor and Lessee agree the following APU LLPs are Exemption APU LLPs for the purposes of the Lease Agreement and have the following Cycles remaining to next life limited restriction at Delivery:

Part No.	Cycles

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Schedule 6 – Commercial Terms

TO BE INTENTIONALLY OMITTED FROM THE VERSION OF

THIS DOCUMENT FILED WITH THE FAA AS CONTAINING

CONFIDENTIAL COMMERCIAL TERMS

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Part A – Rent, Security Deposit, Insurance and Early Termination Option

1	Rent

1.1	Rent calculation

(a)

During the Lease Term, each instalment of Rent for a whole calendar month will be the amount calculated in accordance with (i) paragraph 1.2 of this Schedule 6 Part A during the PBH Period and (ii) paragraph 1.3 of this Schedule 6, Part A after the PBH Period.

(b)	Rent owed for part of a Rent Period will be the relevant proportion calculated pro rata on the basis of a thirty (30) day month.

(c)

Rent shall be payable (i) during the PBH Period, in arrears on the tenth (10th) day of each calendar month in respect of the preceding calendar month and (ii) after the PBH Period, in advance on each Rent Date.

1.2	PBH Period

(a)	In this Agreement:

“PBH Minimum” means forty-five thousand Dollars ($45,000)

“PBH Maximum” means one hundred and ten thousand Dollars ($110,000)

“PBH Period” means the period starting on and including the Delivery Date and ending on and including 31 August 2022.

“PBH Rate” means seven hundred and fifty Dollars ($750)

(b)

Rent in respect of each Rent Period during the PBH Period shall be an amount equal to the lesser of (i) the PBH Maximum and (ii) the greater of (x) the PBH Minimum and (y) the PBH Rate multiplied by the number of Flight Hours operated by the Aircraft during the preceding calendar month, provided the Lessee provides a Monthly Utilisation Report in accordance with Clause 8.2 of this Agreement.

(c)

If the Lessee does not provide a Monthly Utilisation Report in respect of any calendar month in accordance with Clause 8.2 of this Agreement, Rent in respect of such calendar month shall be an amount equal to the PBH Maximum.

1.3	After the PBH Period (from 1 September 2022 to the Expiry Date)

Each instalment of Rent for each Rent Period will be:

(a)	from 1 September 2022 to 31 December 2024, one hundred and ten thousand Dollars ($110,000)

(b)	from 1 January 2025 to 31 December 2025, one hundred thousand Dollars ($100,000); and

(c)	from 1 January 2026 until the Expiry Date, ninety-five thousand Dollars ($95,000).

2	Security Deposit

2.1	“Security Deposit Amount” means an amount equal to three hundred and thirty thousand Dollars ($330,000).

2.2	The Lessee shall pay an amount equal to the Security Deposit Amount to the Lessor on or prior to the Delivery Date as specified below:

(a)	On the date of this Agreement, the Lessee will pay to the Lessor the sum of one hundred and ten thousand Dollars ($110,000); and

(b)	No later than five (5) Business Days prior to the Delivery Date, the Lessee will pay to the Lessor the balance of the Security Deposit Amount.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

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2.3

The Lessor acknowledges that prior to the execution of this Agreement the Lessee has paid to the Lessor the sum of one hundred and ten thousand Dollars ($110,000) in partial payment of the Security Deposit Amount.

3	Insurance

“Agreed Value” means twenty three million one hundred thousand Dollars ($23,100,000) reducing by three per cent. (3%) on each annual insurance renewal date during the Lease Period beginning on the renewal date falling on or after first anniversary of the Delivery Date, or such lower amount as Lessor may notify to Lessee in writing from time to time.

“Maximum Deductible Amount” means (i) with respect to Hull All Risks, two hundred and fifty thousand Dollars ($250,000) and (ii) with respect to Spares, ten thousand Dollars ($10,000) each claim, but in respect of test bed running of Engines the relevant deductible will be that in (i) above.

“Minimum Liability Coverage Amount” means seven hundred fifty million Dollars ($750,000,000)

“Notification Threshold” means seven hundred and fifty thousand Dollars ($750,000).

4	Early Termination Option

4.1

The Lessor shall have the option, at its sole discretion, at any time on or after June 1, 2022, to terminate the leasing of the Aircraft and/or this Agreement by providing twelve (12) months irrevocable prior written notice (the “Early Termination Notice”) to the Lessee.

4.2

Following issuance of the Early Termination Notice, the Scheduled Expiry Date shall be the date falling twelve (12) months after the date of the Lessor Early Termination Notice, and the Lessee shall return the Aircraft to the Lessor on the revised Scheduled Expiry Date in accordance with the Redelivery Conditions;

4.3

If the Lessor has an offer to lease the Aircraft to another operator, it will notify the Lessee. No later than three (3) Business Days after receipt of such notification, the Lessee may request the Lessor to amend this Agreement to reflect the commercial terms on offer from the other operator. If the Lessor and the Lessee agree and execute such amendment within ten Business Days of receipt of the first draft of the amendment from the Lessor, the Lessor will not issue an Early Termination Notice.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Part B – Maintenance Payments

1	Monthly Maintenance Payments

1.1

The Lessee will pay to Lessor the following maintenance payment amounts (“Maintenance Payments”) in respect of each month’s (or part thereof) utilisation of the Aircraft during the Lease Period in respect of the:

(a)	Airframe, which shall be calculated as the aggregate of:

(i)	the applicable Airframe 6 Year Structural Check Maintenance Payment Rate; and

(ii)	the applicable Airframe 12 Year Structural Check Maintenance Payment Rate,

(b)	APU, which shall be calculated by multiplying (x) the number of APU Operating Hours in that calendar month (or part thereof) by (y) the applicable APU Maintenance Payment Rate;

(c)

Landing Gear, which shall be calculated by multiplying (x) the number of Cycles of each Landing Gear in that calendar month (or part thereof) by (y) the applicable Landing Gear Maintenance Payment Rate;

(d)	Engines, which shall be calculated by multiplying (x) the number of Flight Hours of each Engine in that calendar month (or part thereof) by (y) the applicable Engine Maintenance Payment Rate; and

(e)	Engine LLPs, which shall be the aggregate of the following calculation in respect of each Engine LLP:

(x) the number of Cycles of each Engine LLP in that calendar month (or part thereof) multiplied by (y) the applicable Engine LLP Maintenance Payment Rate.

1.2

The Lessee will pay to the Lessor the Maintenance Payments no later than fifteen (15) days following the end of each calendar month to which they apply or, with respect to the final payment of Maintenance Payments, on the Expiry Date.

2	Notional Accounts

2.1

The Maintenance Payments paid by the Lessee to the Lessor will, on receipt by the Lessor, be the sole and exclusive property of the Lessor, subject only to the express provisions of this Agreement. The Lessor (or its designee) may co-mingle Maintenance Payments with its general funds and will not hold such funds as agent or on trust for the Lessee. The Lessor may assign or pledge its interest in, or otherwise create a Security Interest in respect of, the Maintenance Payments, to the Owner, to the Security Trustee or to any other person.

2.2	The Lessor will establish separate notional accounts for each item of equipment in respect of which Maintenance Payments are paid.

2.3	The notional account in respect of the Airframe shall be further split into separate notional accounts for the Airframe 6 Year Structural Check and the Airframe 12 Year Structural Check.

2.4	The notional account in respect of the Landing Gear shall be further split into separate notional accounts as follows:

(a)	Nose Landing Gear – 33%;

(b)	Left hand main Landing Gear – 33.5%; and

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EXECUTION VERSION

(c)	Right hand main Landing Gear – 33.5%.

2.5	The notional account in respect of Engine LLPs shall be further split into separate notional sub-accounts for each individual Engine LLP.

2.6

Following the termination or cancellation of the leasing of the Aircraft, all amounts held in all notional accounts following the payment of any claims for Qualifying Work or other application of such amounts each in accordance with the terms of this Agreement (if any), will be retained by the Lessor free from any claim or interest of the Lessee.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Part C – Maintenance Payment Rates

1	Maintenance Payment Rates

1.1	The Maintenance Payments to be made by Lessee in accordance with Schedule 6, Part B (Maintenance Payments) will be made at the following rates (the “Maintenance Payment Rates”):

(a)	in respect of the Airframe:

(i)	US$11,400 per calendar month, or part thereof (the “Airframe 6 Year Structural Check Maintenance Payment Rate”); and

(ii)	US$6,200 per calendar month, or part thereof (the “Airframe 12 Year Structural Check Maintenance Payment Rate”),

(b)	in respect of the APU, US$46 per APU Operating Hour (the “APU Maintenance Payment Rate”);

(c)	in respect of each Landing Gear, US$3,700 per calendar month, or part thereof (the “Landing Gear Maintenance Payment Rate”)

(d)	in respect of each Engine, $169.41 per Flight Hour operated by such Engine (the “Engine Maintenance Payment Rate”); and

(e)

in respect of each Engine LLP, an amount equal to (x) the Engine Manufacturer’s then applicable catalogue cost, divided by (y) 95% of the certified Engine Manual Chapter 5 life limit for each Cycle operated by such Engine LLP in that calendar month (the “Engine LLP Maintenance Payment Rate”).

2	Adjustment

2.1	The Maintenance Payment rates are based on the following assumptions:

(a)	an assumed operating region of North America;

(b)	an assumed Flight Hour to Cycle ratio of not less than 2.0:1 (the “Assumed Ratio”);

(c)	an assumed annual utilisation of the Aircraft of not greater than 1,200 Flight Hours (the “Assumed Utilisation”);

(d)	an assumed operational thrust rating of not greater than 27,000 lbs; and

(e)	an assumed operational derate of not less than 10%.

If any of these assumptions prove to be incorrect at any time throughout the Lease Period, the Lessor shall reserve the right to adjust the Maintenance Payment Rates to reflect the actual utilisation and operation during the Lease Period.

2.2

In the event that the actual Flight Hour to Cycle ratio (the “Actual Ratio”) is different to the Assumed Ratio at any time during the Lease Period, the following matrix shall be used in order to calculate an adjustment to the Engine Maintenance Payment Rate as follows:

Actual Flight Hour to Cycle Ratio	1.0:1	1.5:1	2.0:1	2:5:1	3.0:1
Engine Maintenance Payment Rate	$292.57	$203.04	$169.41	$154.43	$151.06

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Where the Actual Ratio is not specified in the table above, the revised Engine Maintenance Payment Rate shall be determined by linearly interpolating between the closest observed ratio. If the Actual Ratio falls outside the outer limits of the table, then the adjusted Engine Maintenance Payment Rate will be notified by Lessor to Lessee.

2.3

The Lessor reserves the right to adjust the Maintenance Payment Rates including retrospective adjustment if necessary, by reference to operational and maintenance cost experience and / or changes to the maintenance program of the Aircraft, if that experience shows that such Maintenance Payment Rates are or would be expected to be inadequate or result in a shortfall to pay for the next Qualifying Work in respect of each item of equipment to be completed.

3	Further adjustment and escalation

3.1	The Maintenance Payment Rates are stated in January 2021 Dollars and will be adjusted annually on 1 January, by way of agreed inflation adjustment, by:

(a)

two per cent. (2%) per annum with respect to the Airframe 6 Year Structural Check Maintenance Payment Rate, Airframe 12 Year Structural Check Maintenance Payment Rate, APU Maintenance Payment Rate and Landing Gear Maintenance Payment Rate; and

(b)	two point seven five per cent. (2.75%) per annum with respect to the Engine Maintenance Payment Rate.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Part D – Qualifying Work

1	Qualifying Work

1.1	In respect of maintenance accomplished on the Aircraft, the following events shall be defined as “Qualifying Work”:

(a)	with respect to the Airframe, the accomplishment of an:

(i)	Airframe 6 Year Structural Check;

(ii)	Airframe 12 Year Structural Check,

(b)	with respect to the APU, the accomplishment of an APU Shop Visit;

(c)	with respect to a Landing Gear leg, the accomplishment of a Landing Gear Overhaul;

(d)	with respect to an Engine, the accomplishment of an Engine Performance Restoration Shop Visit;

(e)	with respect to each Engine LLP, the accomplishment of an Engine LLP Replacement.

2	Notification of Qualifying Work

2.1	The Lessee shall give the Lessor prior notice of any Qualifying Work in accordance with Clause 8.2.

2.2	Not later than one (1) month prior to the commencement of any Qualifying Work, the Lessee shall provide the Lessor with a draft of the workscope for such Qualifying Work.

2.3

Lessee agrees to perform any additional work reasonably requested by the Lessor which the Lessee can reasonably accommodate into its schedule without prejudice to the Aircraft’s return to service date. The Lessor shall reimburse the Lessee for any additional costs (without a profit factor, mark-up or charge for overhead) directly incurred in the performance of such additional work.

2.4

In respect of any Qualifying Work and prior to the commencement thereto, the relevant final workscope shall be subject to approval by the Lessor (such approval not to be unreasonably withheld or delayed).

3	Making a Claim

3.1	Lessee may claim for a contribution from the Lessor for the cost of the satisfactory accomplishment of Qualifying Work in accordance with this Agreement.

3.2

To make a claim for a contribution in respect of Qualifying Work, the Lessee must provide to the Lessor, within six (6) months of completion of the Qualifying Work, full details of the Qualifying Work performed in accordance with this Agreement including but not limited to:

(a)	detailed invoices and receipts from the Maintenance Performer;

(b)	relevant repair orders;

(c)	full shop visit reports including copies of complete dirty fingerprint workpack;

(d)	relevant pages from the Aircraft’s technical log book, or component history cards;

(e)	back to birth traceability in respect of Life Limited Parts in compliance with Manufacturer standards;

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(f)	Manufacturer compliance statement certified by the Maintenance Performer;

(g)	warranty claims and/or insurance deductibles;

(h)	a statement of maintenance credits and support programs, detail and total value, applied or received by the Lessee in connection with such Qualifying Work;

(i)	a statement from the Maintenance Performer confirming that there is no outstanding balance due in relation to such Qualifying Work; and

(j)	a statement from the Maintenance Performer confirming that there are no outstanding warranty claims in relation to such Qualifying Work; and

(k)	any other Aircraft Document reasonably required by the Lessor.

3.3	Subject to Paragraph 3.4 below, if the Lessee fails to submit a satisfactory claim for a contribution in respect of Qualifying Work by the earlier of:

(a)	the Expiry Date; and

(b)	the date falling six (6) months following the completion of such Qualifying Work (or such later date as agreed by the Lessor in its sole discretion),

the Lessee shall be forever barred and estopped from making a claim for a contribution in respect of such Qualifying Work.

3.4

If the existence of a pending claim for a contribution is listed in the Redelivery Acceptance Certificate, such claim may be submitted following the Expiry Date, but not later than the date falling three (3) months following the completion date of the relevant Qualifying Work as evidenced by the relevant Release Certificate for which such claim for a contribution is being made.

4	Payment by Lessor

4.1	The Lessor will pay to the Lessee a contribution for the cost of the Qualifying Work after the Lessor has received all evidence required pursuant to the terms of this Agreement subject to:

(a)	the Lessor being satisfied that the work performed qualifies for a contribution in accordance with this Agreement;

(b)	no Default having occurred and then continuing;

(c)	the claim not being excluded pursuant to Paragraph 5 below; and

(d)	the maximum amount of the contribution to be made by Lessor in respect of any item of equipment being the lower of:

(i)	the amount invoiced by the Maintenance Performer; and

(ii)	an amount equal to the Available Balance for that item of equipment

(iii)	in the case of an Engine LLP Replacement only the relevant amount under this sub-paragraph (ii) will be determined in accordance with the following formula:

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(A – B) x C

Where:

A = the number of Cycles used since new for the Engine LLP installed in the Engine immediately prior to the commencement of the Qualifying Work,

B = the number of Cycles used since new for the Engine LLP installed in the Engine immediately following completion of the Qualifying Work,

C = the Engine Manufacturer’s catalogue list price of such Engine LLP at Delivery, divided by the Engine Manufacturer’s Engine Manual Chapter 5 certified life limit for such Engine LLP at Delivery, and

If the result of the calculation in (iii) above is a negative number, there will be no Qualifying Work contribution made by the Lessor in respect of such Engine LLP Replacement.

4.2

The Lessor will calculate the available balance (the “Available Balance”) of each notional account and notional sub-account being all sums received by it in such notional account or, if applicable notional sub-account, in respect of the relevant item of equipment as at the date of commencement of any Qualifying Work in respect of such item of equipment less an amount equal to any sums paid out by the Lessor (if any) in respect of a contribution towards any previous Qualifying Work in respect of such item of equipment in accordance with this Agreement.

4.3

If the Available Balance of the relevant notional account or notional sub-account is insufficient to make a contribution in full, any shortfall will not be credited against future Qualifying Work nor to another notional account or notional sub-account and will be for the Lessee’s account.

4.4	Once a claim for contribution for Qualifying Work has been finalised between the Lessor and the Lessee, no further payments shall be made by the Lessor with respect to that Qualifying Work.

5	Excluded Work

5.1	No contribution will be made by the Lessor in respect of the following:

(a)	repair of damage resulting from service outside the Aircraft operational limits established by the equipment type certificate holder (operational mishandling);

(b)

any customs fees, removal, reinstallation or transport costs, parking costs, exchange, handling, lessee mark-ups, or similar charges and those items resulting from repairs covered by the Lessee’s insurance (deductibles also being for the account of the Lessee);

(c)	any costs incurred as a result of faulty or improper maintenance or installation, operational mishandling, misuse, abuse, neglect, negligence, accident, incident, ingestion, or other accidental cause;

(d)	any cost which is in excess of the relevant Manufacturer’s list price for the relevant Parts;

(e)	costs of labour and/or materials recovered or recoverable under the Manufacturer’s warranties, other vendor warranties, Manufacturer’s commercial support packages, or under any insurances; and

(f)	repair of damage not occurring in normal operation (e.g. foreign object damage, direct object damage, damage resulting from atmospheric conditions, hostile acts or negligence of any personnel);

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

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(g)	Taxes paid or due and payable on or in connection with the accomplishment of the Qualifying Work;

(h)

any additional labour and materials supplied on or in connection with the accomplishment of work, which work does not meet the definition of Qualifying Work, but which is being accomplished at the same time as or in connection with Qualifying Work;

(i)	any fees or expenses incurred by representatives of Lessee;

(j)	any deferred maintenance discrepancies;

(k)	with respect to Airframe related activities, in addition to the exclusions detailed herein, no contribution will be made by the Lessor in respect of the following:

(i)	Aircraft modifications made in accordance with Airworthiness Directives or Manufacturer’s Service Bulletins or other modifications allowable under this Agreement; and

(ii)	components which are not scheduled for removal in accordance with the MPD, unless they are scheduled to be overhauled at that check and their lives are fully restored.

(l)	with respect to Engine related activities, in addition to the exclusions detailed herein, no contribution will be made by the Lessor in respect of the following:

(i)	provisioning, maintenance, replacement and repair of engine QEC kits;

(ii)	repair, replacement or modification of thrust reversers (unless Lessee makes Maintenance Payments in respect of thrust reversers), inlet, fan cowls, engine cowlings, nozzle and plug; and

(iii)	components which are not scheduled for removal in accordance with the EMP.

6	Qualifying Work Alternatives

6.1	Following notification to the Lessor of any future Qualifying Work, the Lessor may elect (in its sole discretion) to:

(a)	require the Lessee to complete such Qualifying Work;

(b)

in the case of an APU Shop Visit, provide a temporary replacement APU to the Lessee, at the Lessor’s cost and expense, to be installed on the Aircraft by the Lessee in lieu of the Lessee performing an APU Shop Visit until Redelivery, at which time the Lessee will, if requested by the Lessor reinstall the APU;

(c)

in the case of a Landing Gear Overhaul, provide a temporary replacement landing gear to the Lessee, at the Lessor’s cost and expense, to be installed on the Aircraft by the Lessee in lieu of the Lessee performing a Landing Gear Overhaul until Redelivery, at which time the Lessee will, if requested by the Lessor reinstall the Landing Gear;

(d)

in the case of an Engine Performance Restoration Shop Visit, provide a temporary replacement engine or engine module to the Lessee, at the Lessor’s cost and expense, to be installed on the Aircraft by the Lessee in lieu of the Lessee performing an Engine Performance Restoration Shop Visit until Redelivery;

(e)	in the case of an Engine LLP Replacement, provide a part life engine LLP, at Lessor’s cost and expense, to be installed in the Engine by the Lessee in lieu of the Lessee installing new engine LLP; or

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(f)

discuss in good faith and agree with the Lessee an alternative arrangement in lieu of the Lessee performing such Qualifying Work, including any consequential amendment to this Agreement to reflect such arrangement.

6.2	The Lessor must notify Lessee of its election in Paragraph 6.1 above no later than:

(a)

in the case of an Airframe 6 Year Structural Check, an Airframe 12 Year Structural Check, an APU Shop Visit or a Landing Gear Airframe, APU or Landing Gear Overhaul, thirty (30) days prior to the commencement of such Qualifying Work; and

(b)	in the case of an Engine Performance Restoration Shop Visit or an Engine LLP Replacement, sixty (60) days prior to the commencement of such Qualifying Work.

6.3

The Lessor shall use good faith efforts and fully cooperate with Lessee, to source and provide a Lessor Replacement Engine to the Lessee. If the Lessor does not notify the Lessee of its election within the time period specified in paragraph 6.2 above, the Lessee will complete such Qualifying Work.

6.4	On the installation of a temporary replacement engine in accordance with paragraph 6.1(b) above (a “Lessor Replacement Engine”):

(a)

the Lessee shall evidence its acceptance of such Lessor Replacement Engine by executing an Engine Acceptance Certificate and delivering it to the Lessor at which point the Lessor Replacement Engine will be an “Engine” pursuant to and for the purposes of this Agreement;

(b)

the Lessor and the Lessee shall agree (each acting reasonably) in writing any amendments to the redelivery conditions at paragraph 6 of Schedule 9, Part B in respect of (but solely to the extent relating to) such Lessor Replacement Engine;

(c)

simultaneous with the delivery of a Lessor Replacement Engine to the Lessee (unless otherwise agreed with the Lessor), the Lessee shall redeliver the Engine to be replaced with a Lessor Replacement Engine (the “Replaced Engine”) to the Lessor in the Redelivery Condition save that the Lessor and the Lessee shall agree (each acting reasonably) in writing any amendments to the redelivery conditions at paragraph 6.3 of Schedule 9, Part B in respect of (but solely to the extent relating to) such Replaced Engine; and

(d)	the Lessor will deliver to the Lessee an Engine Redelivery Certificate confirming that the Lessee has redelivered the Replaced Engine to the Lessor.

6.5

Following the redelivery of a Replaced Engine, all Maintenance Payments held in all notional accounts in respect of (x) such Replaced Engine, and (y) any Engine LLPs installed in such Replaced Engine, will be retained by the Lessor free from any claim or interest of the Lessee.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Part E – Lessor Contribution for Qualifying Work

1	First Qualifying Events Lessor Contribution

After the completion of the first Qualifying Work after Delivery in respect of:

(a)	the Airframe;

(b)	the APU;

(c)	each Landing Gear leg;

(d)	each Engine; and

(e)	each Engine LLP,

(each a “First Qualifying Work Event” and together the “First Qualifying Work Events”), if the amount equal to the Available Balance for that item of equipment is insufficient to cover the amount invoiced by the Maintenance Performer for such First Qualifying Work Event then, subject to:

(i)	the Lessor being satisfied that the work performed qualifies for a contribution in accordance with this Agreement;

(ii)	no Default having occurred and then continuing; and

(iii)	the claim not being excluded pursuant to paragraph 5 of Schedule 6, Part D above,

the Lessor shall pay to Lessee a one-time contribution for such Qualifying Work (the “First Qualifying Work Event Lessor Contribution”).

2	First Qualifying Work Event Lessor Contribution amount (other than Engine LLPs)

The First Qualifying Work Event Lessor Contribution in respect of each First Qualifying Work Event other than in respect of Engine LLPs shall be the lesser of:

(a)

the approved invoiced amount for the relevant First Qualifying Work Event less the amount held in the relevant notional account at the time of such commencement of the relevant First Qualifying Work Event; and

(b)	in respect of:

(i)

the Airframe 6 Year Structural Check, (x) the number of calendar months elapsed (or part thereof) since new or since the last Airframe 6 Year Structural Check, as applicable, on the Delivery Date, multiplied by (y) the Airframe 6 Year Structural Check Maintenance Payment Rate at the time of commencement of the applicable First Qualifying Work Event.

(ii)

the Airframe 12 Year Structural Check, (x) the number of calendar month elapsed (or part thereof) since new or since the last Airframe 12 Year Structural Check, as applicable, on the Delivery Date, multiplied by (y) the Airframe 12 Year Structural Check Maintenance Payment Rate at the time of commencement of the applicable First Qualifying Work Event.

(iii)

the APU Shop Visit, (x) the number of APU Hours since the last APU Shop Visit was completed or since new, as applicable, on the Delivery Date, multiplied by (y) the APU Maintenance Payment Rate on the Delivery Date; at the time of commencement of the applicable First Qualifying Work Event.

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EXECUTION VERSION

(iv)

the Landing Gear Overhaul for each Landing Gear leg, (x) the number of Cycles of such Landing Gear since the last Landing Gear Overhaul was completed or since new, as applicable, on the Delivery Date, multiplied by (y) the Landing Gear Maintenance Payment Rate at the time of commencement of the applicable First Qualifying Work Event.

(v)

the Engine Performance Restoration Shop Visit, (x) the number of Flight Hours of each Engine since the last Engine Performance Restoration Shop Visit was completed or since new, as applicable, on the Delivery Date, multiplied by (y) the Engine Maintenance Payment Rate at the time of commencement of the applicable First Qualifying Work Event.

3	First Qualifying Work Event Lessor Contribution amount for Engine LLPs

The First Qualifying Work Event Lessor Contribution for the First Qualifying Work Event in respect of the Engine LLP Replacement for each Engine LLP shall be the lesser of:

(a)

the approved invoiced amount for the First Qualifying Work Event for such Engine LLP less the amount held in the relevant notional account for such Engine LLP at the time of commencement of such First Qualifying Work Event; and

(b)

(x) the number of Cycles of such Engine LLP which has been removed and replaced, on the Delivery Date less the number of Cycles of the Engine LLP which has been installed on the date of the completion of such Engine LLP Replacement, multiplied by (y) the Engine LLP Maintenance Payment Rate at the time of commencement of the applicable First Qualifying Work Event.

If the result of the calculation in respect of the First Qualifying Work Event Lessor Contribution for an Engine LLP Replacement is:

(i)	a positive amount, the result of the calculation for the purposes of this paragraph (b) in respect of the First Qualifying Work Event Lessor Contribution for such Engine LLP shall be that amount; or

(ii)

a negative amount, the result of the calculation for the purposes of this paragraph (b) in respect of the First Qualifying Work Event Lessor Contribution for such Engine LLP shall be zero Dollars ($0).

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Part F – AD Cost Sharing

1.1

If the cost to the Lessee of complying with an Airworthiness Directive in accordance with Clause 13.4.1 exceeds the AD Cost Sharing Threshold, then on the Expiry Date, the Lessor will pay a contribution to the Lessee for such compliance in accordance with the formula in Paragraph 1.2 subject to the following conditions:

(a)	no Default or Event of Default has occurred and is continuing; and

(b)

the Lessee has provided the Lessor with a detailed invoice from the Maintenance Performer satisfactory to the Lessor (acting reasonably) specifying the direct invoiced costs (parts, labour, materials and taxes) incurred by the Lessee in compliance with such Airworthiness Directive.

1.2	X = (Y - Z) x (C – D)

Y

Where:

X = if greater than zero (0), the amount to be contributed by the Lessor to the Lessee.

Y = the Lease Period in months.

Z = the number of months between:

(i)

the earlier of: (a) the date of completion of the compliance with such Airworthiness Directive, and (b) the date on which compliance with the Airworthiness Directive was originally required to be incorporated, and

(ii)	the Expiry Date.

If the date specified in (ii) above is after the Expiry Date, Z shall equal zero (0).

C = the actual documented, reasonable cost of completing such modification at a Maintenance Performer’s normal commercial labour charge rates plus the actual cost of materials, subtracting any subsidy, warranty payment or other benefit provided to the Lessee but excluding any cost, claim, loss, loss of profit or expenses incurred due to an inability to operate the Aircraft.

D = the AD Cost Sharing Threshold.

1.3	For the purposes of this Schedule 6, Part F, “AD Cost Sharing Threshold” means One hundred thousand Dollars ($100,000)

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 7 – Reporting & notices

Part A – Form of technical report

Monthly Utilisation Report
Month/Year
Operator
Aircraft Type
MSN
Registration
AIRFRAME
FH this month
FC this month
TSN
CSN
	ENGINE		APU
	Position 1	Position 2
Model of Titled Engine/APU
S/N of Titled Engine/APU
FH this Month of Titled Engine/APU
FC this Month of Titled Engine/APU
TSN of Titled Engine/APU
CSN of Titled Engine/APU
Location (MSN / Shop / Spare)
Owner of the airframe that the titled Engine/APU is installed on
S/N of Currently Installed Engine/APU (if non-titled)
Owner of the currently installed Engine/APU (if non-titled)
LANDING GEAR
	Nose Landing Gear	Left Main Landing Gear	Right Main Landing Gear
P/N of Titled Landing Gear
S/N of Titled Landing Gear
FH this Month of Titled Landing Gear
FC this Month of Titled Landing Gear
TSN of Titled Landing Gear
CSN of Titled Landing Gear
Location (MSN / Shop / Spare)
Owner of the airframe that the titled landing gear is installed on
S/N of Currently Installed Landing Gear (if non-titled)
Owner of the currently installed landing gear (if non-titled)
LAST MAJOR CHECK PERFORMED
Date of Check		Type of Check
FH		MRO, Location
FC		Description of work
TITLED COMPONENT REMOVAL (ENGINE / LANDING GEAR / APU)
Engine S/N		Position
Date of Removal		Reason for Removal
TSN at Removal		MRO
CSN at Removal		Planned Induction Date
TITLED COMPONENT REMOVAL (ENGINE / LANDING GEAR / APU)
Engine S/N		Position

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EXECUTION VERSION

Date of Removal	Reason for Removal
TSN at Removal	MRO
CSN at Removal	Planned Induction Date

TITLED COMPONENT REMOVAL (ENGINE / LANDING GEAR / APU)
Engine S/N	Position
Date of Removal	Reason for Removal
TSN at Removal	MRO
CSN at Removal	Planned Induction Date

Report Compiled By

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Part B – Notices

Lessee

Lessee:	Global Crossing Airlines, Inc.

Address:	4200 N.W. 36th Street
Bldg 5A, Miami International Airport
Miami, Florida 33166

Email:	ed.wegel@globalxair.com
Ryan.goepel@globalxair.com

Attention:	Edward J. Wegel, CEO
Ryan Goepel, CFO
Lessor
Lessor:	UMB Bank, National Association

Address:	6440 S. Millrock Drive, Suite 400
Salt Lake City, UT 84121
United States of America

Fax:	+001 385 715 3025

Email:	corptrustutah@umb.com

Attention:	Corporate Trust Department
With a copy to:
Avolon:	Avolon Aerospace Leasing Limited

Address:	Number One Ballsbridge, Building 1
Shelbourne Road
Ballsbridge
Dublin
D04 FP65
Ireland

Fax:	+353 1 231 5889

Email:	notices@avolon.aero

Attention:	Chief Operating Officer

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 8 – Insurance requirements

1	Scope of cover

1.1	The Lessee will at its own cost maintain the following concerning the Aircraft:

(a)

Hull and Spares All Risks Insurance (which may be contained in separate policies) which will cover the Aircraft for not less than the Agreed Value and Engines and Parts for their replacement cost, against all risks of loss or damage sustained (i) by the Aircraft or (ii) by Engines or Parts which are for the time being not treated for insurance purposes as part of the Aircraft.

(b)

Hull, Spares, War and Allied Perils Insurance which will cover the Aircraft for not less than the Agreed Value and Engines and Parts for their replacement cost against all of those risks currently enumerated in Lloyds Endorsement AVN 48B (War, Hi-jacking and Other Perils Exclusion Clause (Aviation) other than paragraph (b) of that Form) or equivalent.

(c)

Airline Liability Insurance for a combined single limit of liability of not less than the Minimum Liability Coverage Amount for operations in the passenger configuration, for any one accident or series of accidents for each aircraft arising out of any one occurrence and for an unlimited number of occurrences, which will include (but may not be limited to) aircraft third party (bodily injury/property damage), passenger (including passengers’ checked and unchecked baggage and personal effects), cargo and mail legal liability and general third party liability insurance including products, hangar keepers’ and premises liability. This policy shall include the AVN 52E Extended Coverage Endorsement Aviation Liabilities and additional coverage in respect of War and Allied Perils Third Party Baggage Cargo Legal Liabilities of not less than Minimum Liability Coverage Amount each occurrence each aircraft.

2	Additional Terms of Hull and Spares Insurance

2.1	The Lessee will ensure that each Insurance policy taken out as specified in Paragraph 1 of this Schedule 8:

(a)	includes the Lessor, the Owner, the Owner Participant and each of the Financiers and their respective successors and assigns as an additional insured;

(b)

provides that any payment in respect of a Total Loss will be paid directly to the Loss Payee or as the Loss Payee may direct, for the account of all interests, and any other loss will be settled jointly with the Lessor and the Lessee and will be payable to the Loss Payee; and

(c)

provides in the form of AVS 103 or equivalent that the underwriters subscribing to each relevant insurance policy agree between themselves to a 50/50 claims funding arrangement in the event of any dispute as to which insurance is applicable.

2.2	The Lessee will ensure that each Insurance policy taken out as specified in paragraph 1(a) will provide that

(a)	any deductibles are no greater than the applicable Maximum Deductible Amount, each claim;

(b)	the insurers have no right to replace the Aircraft on a Total Loss (arranged, constructive or otherwise).

(c)

the insurers confirm that if the insured has installed an engine owned by a third party on the Aircraft either (i) the Hull Insurance will automatically increase to such higher amount as is necessary in order to satisfy both the Lessor’s requirement to receive the Agreed Value in the event of a Total Loss and the amount required by the third party engine owner; or (ii) separate additional insurance on such engine will attach in order to satisfy separately the requirement of the insured to such third party owner.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

3	Additional terms of liability insurance

The Lessee will ensure in respect of each liability Insurance policy that it:

(a)	contains a provision insuring (to the extent of the risks covered by the policy) the indemnity provisions of this Agreement, if available in the relevant market;

(b)	includes each Indemnitee as an additional insured for their respective rights and interests warranted, each as to itself only, no operational interest;

(c)	does not provide for any deductible other than in respect of cargo and baggage;

(d)	contains a provision that the Insurance policy be primary and without any right of contribution from any other insurance which may be available to the Lessor; and

(e)

contains a severability of interests clause which provides that the Insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured.

4	Terms common to all Insurance

The Lessee will ensure that each Insurance policy:

(a)	is in accordance with best industry practice and covers at least such risks as are customarily insured against in the airline industry;

(b)	provides cover denominated in Dollars;

(c)	provides for worldwide coverage, subject only to such exceptions as the Lessor may agree;

(d)	incorporates the provisions of Lloyds Endorsement AVN67B or equivalent provisions satisfactory to the Lessor;

(e)

provides that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission by the Lessee, or any other person other than the respective additional insureds seeking protection and shall insure the interests of each of the additional insureds regardless of any breach or violation by the Lessee, or any other person other than the respective additional insureds seeking protection of any warranty, declaration or condition, contained in such Insurances;

(f)	contains a provision entitling the Lessor or any additional insured to initiate a claim under any policy in the event of the refusal or failure of the Lessee to do so;

(g)	provides that the insurers will hold harmless and waive any rights of recourse against the additional assureds or to be subrogated to any rights of the Lessor of the Lessee;

(h)

provides that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(i)

provides that the Insurances will continue unaltered for the benefit of the additional insureds for at least thirty (30) days after written notice by registered mail or fax of any cancellation, change, event of non-payment of premium or instalment thereof has been issued by insurers, except in the case of war risks for which seven (7) days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five great powers or nuclear peril for which termination is automatic; and

(j)	is not effected by nor subject to any self-insurance taken out by the Lessee.

5	Reinsurance

The Lessor may require that the original insurers maintain one hundred per cent. (100%) reinsurance for so long as the original Insurance is required to be in force under this Agreement. Such reinsurance will be placed with approved underwriters through the Insurance Broker and will reinsure such percentage of all risks insured by the original Insurance as the Lessor may specify. Such reinsurance will be:

(a)	be on the same terms as the original Insurance;

(b)	contain a “cut-through” clause in terms satisfactory to the Lessor; and

(c)	provide for payment to be made notwithstanding:

(i)	any bankruptcy, insolvency, liquidation or dissolution of any of the original insurers; and/or

(ii)	that the original insurers have made no payment under the original Insurance policies.

6	Application of insurance proceeds

The following are the directions of the Indemnitees for the application of any proceeds of the Insurance:

(a)	in respect of a Total Loss, all recoveries under the Insurance will be paid to the Loss Payee without any deduction whatsoever;

(b)

insurance proceeds for damage or loss (not amounting to a Total Loss) exceeding seven hundred and fifty thousand Dollars ($750,000): all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Lease Period not constituting a Total Loss and in excess of seven hundred and fifty thousand Dollars ($750,000) will be paid to the Loss Payee and applied in payment (or to reimburse the Lessee) for repairs or replacement property upon the Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Any balance remaining may be retained by the Loss Payee;

(c)	insurance proceeds for damage or loss (not amounting to a Total Loss) equal to or less than seven hundred and fifty thousand Dollars ($750,000) may be paid by the insurer directly to the Lessee;

(d)

Liability Proceeds: all insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to the Loss Payee to be paid directly in satisfaction of the relevant liability or to the Lessee in reimbursement of any payment so made; and

(e)

Event of Default: notwithstanding the foregoing paragraphs, if at the time of the payment of any such insurance proceeds an Event of Default has occurred and is continuing, all such proceeds (other than the proceeds of any third party liability Insurances) will be paid to or retained by the Loss Payee to be applied toward payment of any amounts which may be or become payable by the Lessee in such order as the Loss Payee may elect.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

To the extent that insurance proceeds are paid to the Lessee, the Lessee agrees to comply with the foregoing provisions and apply or pay over such proceeds as so required.

7	Contract parties and documents

The Lessee will ensure that for the purposes of Lloyds Endorsement AVN 67B:

(a)	this Agreement and such other of the Transaction Documents and/or the Financing Documents as the Lessor requires are identified as “contracts”; and

(b)	the Indemnitees are named as the “contract parties”.

8	AVN67B

Notwithstanding the provisions of this Schedule 8, for so long as Airline Finance/Lease Contract Endorsement AVN67B is in effect and it remains the general aviation insurance market practice to insure equipment financed or leased on the basis of such endorsement, the Lessee may maintain insurances in respect of the Aircraft for the purposes of this Agreement which incorporate the terms and conditions of AVN67B. To the extent any provision of AVN67B conflicts or is otherwise inconsistent with the requirements of this Schedule 8, then such AVN67B endorsement will be deemed to satisfy the relevant requirements of this Agreement. An insurance certificate in the form of AVN67B will be deemed to satisfy the requirements of this Schedule 8.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 9 – Redelivery

Part A – Redelivery Procedure

1	Initial Redelivery documentation and meeting

1.1	No earlier than 24 months prior to the Scheduled Expiry Date, upon the Lessor’s request, the Lessee shall provide the Lessor with copies of the following documentation in respect of the Aircraft:

(b)	drawings of the interior configuration as at the date thereof and as anticipated on the Expiry Date;

(c)	an Airworthiness Directive status list;

(d)	a Service Bulletin incorporation list;

(e)	a list of the current maintenance status of each time controlled part;

(f)	a list of modifications and alterations accomplished with respect to the Aircraft during the Lease Period;

(g)	interior material burn certificates;

(h)	the completed workscope for the maintenance checks and other work to be performed prior to Redelivery;

(i)	a list of all no-charge Service Bulletin kits which were ordered by the Lessee from any manufacturer;

(j)	current Engine disk sheets and a description of the work accomplished during the last shop visit for each Engine; and

(k)	any other documents reasonably requested by the Lessor in connection with any of the foregoing.

1.2

At least 6 months prior to the Scheduled Expiry Date, the Lessee will meet with the Lessor and/or its representatives in order to discuss the Lessee’s plan to redeliver the Aircraft to the Lessor in accordance with this Schedule 9.

2	Redelivery Inspection

2.1	Prior to the Expiry Date, the Lessee will make the Aircraft and the Aircraft Documents available to Lessor and / or its representatives for inspection (the “Redelivery Inspection”).

2.2	The Redelivery Inspection of the Aircraft shall commence after its last revenue flight and shall include:

(a)	an inspection of all of the Aircraft Documents;

(b)	at Lessor’s cost, a complete front-to-back video borescope inspection of all Engine modules in accordance with Paragraph 6 of this Schedule 9, Part B;

(c)	at Lessor’s cost, a complete front-to-back video borescope inspection of the APU in accordance with Paragraph 9 of this Schedule 9, Part B;

(d)	a compass swing;

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(e)	the opening or removal of panels as reasonably required by the Lessor, and access to all compartments and bays; and

(f)	a Redelivery Demonstration Flight.

2.3

All aircraft and engine systems (including galleys, passenger and cargo compartments) shall be fully operational for their intended functions. The Lessor shall be entitled to request the Lessee to operationally check all systems prior to the return of the Aircraft.

2.4

All discrepancies and defects discovered during such Redelivery Inspection exceeding maintenance manual allowable limits or not in compliance with this Agreement shall be repaired by the Lessee in compliance with the Manufacturers’ maintenance requirements and this Agreement and which shall not be interim in nature, at Lessee’s expenses prior to return of the Aircraft. The Lessor, its representatives and/or the next operator of the Aircraft shall be given the opportunity to conduct all activity necessary to verify that the Aircraft complies with the requirements set forth herein.

2.5

To the extent that (a) any repairs or rectification work required on the Aircraft referred to in Paragraph 2.4 above, or (b) correction of discrepancies found in the Aircraft Documents, extend beyond the Expiry Date, the Lease Period shall be deemed to have been automatically extended in accordance with Clause 18.2.1 (Rectification).

3	Aircraft Documents Inspection

3.1	The Redelivery Inspection of the Aircraft Documents shall commence on a date as mutually agreed by the Lessor and the Lessee but in any event no later than 120 days prior to the Expiry Date.

4	Redelivery Demonstration Flight

4.1

Immediately prior to the Expiry Date, the Lessee shall perform a redelivery demonstration flight of the Aircraft of at least two (2) hours duration (including take-off performance test and engine ground runs) with not more than four (4) of the Lessor’s representatives on board, using the Manufacturer’s recommended procedures or a flight profile acceptable to the Lessor (the “Redelivery Demonstration Flight”).

4.2	The Lessee shall be responsible for all costs and expenses associated with such Redelivery Demonstration Flight and shall furnish the necessary crews and fuel.

4.3

All discrepancies found during such Redelivery Demonstration Flight which exceed Manufacturer’s maintenance manual allowable limits shall be corrected by the Lessee at the Lessee’s expense. If deemed necessary by the Lessor, the Lessee will repeat the Redelivery Demonstration Flight until such time as all discrepancies are rectified.

[Remainder of this page intentionally left blank]

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Part B – Redelivery Condition

1	General

1.1

The Aircraft shall be airworthy and ready for flight with all its Parts and systems fully functional and operating within limits and/or guidelines established by the Aviation Authority, the Manufacturer and the Compliance Authority.

1.2

The Aircraft will have been maintained and operated in accordance with this Agreement with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by the Lessee.

1.3	The Aircraft will have no Lessee branding and where such branding has been installed previously and subsequently removed the underlying surfaces shall have been restored to a neutral finish.

1.4

The Aircraft shall have no special or unique Manufacturer or Aviation Authority inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types).

1.5

The Aircraft will be removed from any customised maintenance programme (including any sampling programme, if applicable) and reintegrated into the latest revision of the MPD by the completion of any required tasks or checks required at that time.

1.6	The Aircraft shall have no leakage of fuel, oil, hydraulic fluid, or water which exceeds the Manufacturers’ normal maintenance manual allowable limits or demonstrates an accelerated leakage condition.

1.7	The Aircraft will have installed the full complement of equipment, parts and accessories and loose equipment as is normally installed in the Aircraft.

1.8

The Aircraft will be returned with the same Engines, Landing Gear and APU installed as at Delivery and with the same Parts, subject only to those replacements, additions and modifications permitted under this Agreement.

1.9

The Aircraft shall not have any open, deferred or placarded maintenance items or watch items, nor have any Flight Hour, Cycle or calendar time extensions or waivers with respect to any maintenance requirements, nor have Parts which are not serviceable or are in an inoperative condition.

1.10

On or prior to Redelivery and on such later date as requested by the Lessor, the Lessee shall provide the Lessor such excerpts from the Maintenance Program and/or general procedures manual as the Lessor may reasonably request (i) in order to substantiate procedures followed by the Lessee and/or documentation used by the Lessee which are specific to the Maintenance Program, in connection with the Redelivery of the Aircraft to the Lessor, and (ii) to assist with the bridging of the Aircraft onto a maintenance program other than the Maintenance Program subsequent to the Redelivery of the Aircraft to the Lessor.

1.11

The Lessee shall deliver to the Lessor, at no cost to the Lessor, all available Service Bulletin kits furnished without charge by a Manufacturer for installation on the Aircraft which have not been so installed together with appropriate instructions for installation provided with such kits. In the event such installation kits were purchased or manufactured by the Lessee, the Lessor shall have the exclusive right to purchase such kits at the Lessee’s actual cost for a period of ninety (90) days after return of the Aircraft and the non-exclusive right to purchase such kits thereafter.

1.12	The quantity of fuel on board the Aircraft at Redelivery shall not be less than the quantity of fuel on board the Aircraft at Delivery.

1.13	All LLPs installed on the Aircraft will have full traceability “back to birth” documentation.

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1.14	All emergency equipment and other loose equipment will be properly installed In accordance with the emergency equipment layout and in good condition.

1.15	All fluid reservoirs shall be serviced to full levels in accordance with the maintenance manual.

1.16	The Aircraft shall have no less than the following aircraft flight manual approved operating weights:

(a)	MTOW – 169,755 lbs

(b)	MLW – 142,198 lbs; and

(c)	MZFW – 134,481 lbs.

2	Configuration

2.1	The Aircraft shall comply with the Manufacturer’s original type certificate specifications, as revised up to the Expiry Date.

2.2

The Aircraft shall be in the same configuration (including interior seating configuration, galleys and lavatories) at the Lessor’s option, (a) as when the Aircraft was originally delivered to the Lessee hereunder, (b) as subsequently provided or paid for by the Lessor, or (c) as otherwise set forth in this Agreement, or (d) as otherwise agreed between the Parties.

2.3

The Aircraft will have at least the same operational capability as at Delivery. In the event the Aircraft was delivered by the Lessor to the Lessee in a configuration fit and capable of ETOPS operation or other special operational capability (e.g. high altitude capabilities, cold weather operation, RNP-performance, RVSM, HIC, etc), then the Aircraft (including Engines and Parts) shall be returned in a configuration, with all necessary equipment installed, fit for the same special operational capability to the extent so delivered.

3	Paint

3.1

The Aircraft fuselage including but not limited to the empennage, wings, nacelles, pylons, radome, wing to body fairings, and engine cowlings shall be prepared for repainting by sanding the paint, and repainted in a livery to be advised by the Lessor, using a paint quality system reasonably acceptable to the Lessor, all in accordance with the Manufacturer’s recommended procedures for painting of aircraft.

3.2

All other areas of the Aircraft where paint is peeled, chipped or worn out shall be restored as necessary to provide a uniform appearance. The Lessee shall prepare the Aircraft for such repainting by restoring aerodynamic sealer to areas requiring aerodynamic sealer due to deterioration or missing sealant.

3.3	All required placards and markings shall be in the English language and shall be replaced if not in English, or if deteriorated.

3.4	The Aircraft will be weighed post completion of repainting.

4	Airframe

4.1

Immediately prior to the return of the Aircraft, the Aircraft will have accomplished an A Check (including all lesser checks) (whichever is the most limiting) in accordance with the then current MPD with all discrepancies permanently repaired (the “Redelivery Check”).

4.2	The Lessee shall give the Lessor not less than thirty (30) days prior written notice of the commencement date of the Redelivery Check and the workscope to be accomplished.

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4.3

During the performance of the Redelivery Check, the Lessor shall be entitled to have representatives present in order to verify that such Redelivery Check complies with the requirements set forth herein.

4.4

The fuselage shall be substantially free from corrosion and the Aircraft shall be in compliance with the Manufacturer’s corrosion prevention and control document and the MPD. The Lessee will perform an internal and external corrosion inspection and correct any discrepancies in accordance with the recommendations of the Manufacturer and the structural repair manual. All inspected areas will be properly treated with corrosion inhibitor as recommended by the Manufacturer.

4.5

Upon the request of the Lessor and with the Lessee’s consent (not to be unreasonably withheld or delayed), the Lessee agrees to perform during the Redelivery Check any other work reasonably requested by the Lessor (and not otherwise required under this Agreement) and the Lessor will reimburse the Lessee for performing such Lessor requested work based on the Lessee’s out-of-pocket expenses and reasonable labour and material costs.

4.6	The Redelivery Check shall be performed by a maintenance and repair facility approved by EASA and FAA to conduct the appropriate level of base maintenance on the Aircraft.

4.7	The Aircraft shall not be operated in revenue service following completion of the Redelivery Check.

4.8	On the Expiry Date, the Aircraft shall not have greater than fourteen (14) days since the issuance of the certificate of release to service of the Redelivery Check.

5	Interior and Exterior

5.1

The Aircraft exterior shall be deep cleaned and washed, as applicable including service areas, wheel wells, flaps, wings, to the same standard as the Lessee would use for an aircraft being placed in its fleet.

5.2

The Aircraft will be substantially free of dirt, grease, fluids, stains, grime, cracks, tears and rips, consistent with worldwide commercial airline standards for used aircraft at completion of a heavy maintenance check.

5.3	The Aircraft interior (including cabin and windows) will be deep cleaned, with all compartments free of foreign objects.

5.4	Ceilings, sidewalls and bulkhead panels shall be clean, in good condition and free of all delamination, cracks and stains.

5.5	All passenger seats shall be serviceable and in good working condition prior to redelivery. Cockpit and attendant seats will be serviceable and in good working condition.

5.6

All galley compartments shall be clean, in good working condition and free of damage and corrosion and be cosmetically acceptable to the Lessor. All plumbing and electrical connections and wiring shall be in good condition and the floor area properly sealed.

5.7

All galley catering inserts that were delivered with the Aircraft including trolleys, containers, ovens, hot cups, coffee makers and water boilers shall be installed, serviceable and in good condition.

5.8	All lavatories and equipment contained therein shall be clean, in good condition, free of cracks, stains, and repainted as necessary, and floors shall be free of delamination, corrosion and be sealed.

5.9	All carpets and non-textile flooring shall serviceable and in good condition.

5.10	The cockpit shall be repainted and placards replaced, as required.

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5.11

Any placards / decals / markings required pursuant to the Manufacturer’s aircraft maintenance manual shall be replaced if unreadable, missing or not in the English language. Placards that are not required pursuant to the Manufacturer’s aircraft maintenance manual shall be removed upon Lessor’s request.

5.12

All cargo compartment panels shall be properly sealed and any repairs shall be permanent and approved as per the manual of the Manufacturer and no one panel will have more than the number of repairs allowed under such manual.

5.13	The same number and type of cargo nets as were delivered with the Aircraft will be present and in serviceable condition.

5.14

Carpets, seat cushions, seat covers and any other material installed in cockpit and cabin will be in good condition and conform to the Aviation Authority’s and Compliance Authority’s fire resistance regulations.

5.15

Cockpit windows shall have no crazing or delamination that exceeds manufacturer maintenance manual allowable limits, and passenger compartment windows shall have no crazing which unsatisfactorily obstructs the view from the inside of the cabin of the Aircraft to the outside or exceeds manufacturer maintenance manual allowable limits.

5.16	All equipment and furnishings in the interior of the Aircraft which are defective, damaged, or worn shall be repaired or replaced by the Lessee.

6	Engines

6.1

The original Engines must be installed to the Aircraft at Redelivery, unless such Engines have become a Total Loss, are damaged beyond repair or have been replaced in accordance with the terms of this Agreement.

6.2

Immediately prior to the return of the Aircraft, and following the completion of the Aircraft’s final flight which may be the redelivery demonstration flight, the Lessor shall accomplish an all module full front-to-back video borescope inspection of each Engine, to be performed by an agency of the Lessor’s choosing in the presence of the Lessee’s representatives, in accordance with the Manufacturer’s maintenance manual. All defects including but not limited to those discovered as a result of such inspections, which (a) are within the maintenance manual limits and have repetitive inspection/maintenance requirements or (b) exceed the maintenance manual allowable limits for an installed engine, shall be corrected at the Lessee’s expense. 6.3 Each Engine shall have a minimum expected uninterrupted on-wing life of at least 1,000 Flight Hours and 500 Cycles remaining to its next expected Engine Performance Restoration Shop Visit based on the Assumed Ratio and shall have no defect which will result in the foregoing minimum limits not being complied with.

6.4	The expected uninterrupted life remaining to the next expected removal with respect to each Engine shall be determined by the Lessor, without limitation, by:

(a)	borescope inspection results;

(b)	maximum power assurance ground runs;

(c)	analysis of trend monitoring of the respective Engine since last Engine Performance Restoration Shop Visit;

(d)	EGT margin;

(e)	Cycles remaining on each Engine LLP;

(f)	Maintenance Programme requirements;

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(g)	Manufacturer’s data;

(h)

comparison with the average number of Flight Hours accumulated between removals during the prior 24 month period for all similar model engines operated in the Lessee’s fleet, with approximately the same number of total Flight Hours and Cycles accumulated; and

(i)	previous shop visit assessment.

6.5

Each Engine shall be capable of developing full rated take off power for full rate take-off thrust at sea level, without exceeding the maximum limits for all parameters (temperature, fuel flow, rotor speed etc) as per the Manufacturer’s specifications for an installed engine. A full engine run and power assurance check and any subsequent Engine run for defect rectification shall be performed in the presence of the Lessor’s representatives immediately prior to the return of the Aircraft (but before the borescope inspection as required by paragraph 12.2 of this Schedule 9, Part B), in accordance with the performance test in the maintenance manual, using temperature corrected charts in order to demonstrate that the Engine will be capable of reaching full take-off power at an outside air temperature of thirty degrees (30°) Celsius.

6.6

Each Engine shall have an EGT margin consistent with the number of Flight Hours and Cycles operated since the most recent Engine Performance Restoration Shop Visit and in any event have sufficient EGT margin to achieve the balance of life remaining on the Engine until the next anticipated Engine Performance Restoration Shop Visit (as anticipated at the release of such Engine from its most recent Engine Performance Restoration Shop Visit) at a maximum rated take off power of 27,000 lbs thrust.

6.7

No Engine shall exhibit any adverse health trends as monitored by trend monitoring such parameters to include and not limited to EGT margin at take-off and cruise, fuel flow oil pressure and vibration. If Engine trend monitoring indicates a rate of acceleration in performance deterioration of any Engine, which is higher than normal based on the maintenance experience of the Engine Manufacturer in operating the same type of engines, under similar conditions, the Lessee shall, prior to return, cause to be corrected such conditions which are determined to have exceeded tolerances defined for such engines in the Engine maintenance manual or are otherwise determined to be causing such performance deterioration.

6.8	Each Engine shall pass a magnetic chip detection inspection in accordance with the Manufacturer’s maintenance manual.

6.9

Each Engine will be fully functioning, without waiver, restriction, deferment, exception, carryover or being “on-watch” whether or not any such “on watch” item is in accordance with the Manufacturer’s maintenance manual limit or any other specifically requested limitation. 6.10 Each Engine shall be certified to 27,000 lbs of thrust (as at Delivery).

6.11	Each Engine LLP shall have a minimum of 500 Cycles remaining to the Manufacturer’s then published certified life limit.

6.12	No Engine LLP will have greater Cycles utilised since new than the Engine on which it is installed.

6.13	Each thrust reverser half will be serviceable and operating within its intended limits in accordance with the Manufacturer’s maintenance manual.

7	Parts

7.1	Each Part of the Aircraft (other than Engine and APU Life Limited Parts) which has a hard time or life limit pursuant to the MPD will be serviceable.

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7.2

Each Part of the Aircraft (other than Engine and APU Life Limited Parts and any Exemption Parts) shall have at least 7,500 Flight Hours, 5,000 Cycles or 24 calendar months (or one hundred per cent (100%) of its interval, if less) remaining to its next expected overhaul or scheduled removal in accordance with the then current MPD.

7.3

Each Exemption Part shall have no less than the Flight Hours, Cycles or calendar months (or one hundred per cent. (100%) of its interval, if less) remaining to its next expected overhaul or scheduled removal in accordance with the then current MPD than it had at Delivery.

7.4	Each Part shall be supported by documentation certifying date of installation, and Flight Hours and Cycles since overhaul.

7.5

No Part of the Aircraft (excluding Engine Life Limited Parts) will have total Flight Hours and total Cycles since new greater than one hundred ten per cent. (110%) of that of the Airframe and with respect to all Parts as a group, the Parts will have an average total time since new no greater than that of the Airframe.

7.6	Each “on condition” and “condition monitored” component will be serviceable. 7.7 Each Part shall be supported by a Release Certificate.

8	Landing Gear

8.1	The same Landing Gears as fitted at Delivery shall be fitted at Redelivery.

8.2	Each Landing Gear leg shall have no less than twenty (20) months life remaining to the next scheduled removal for Landing Gear Overhaul in accordance with the MPD.

8.3	No Life Limited Part installed on the Landing Gear shall have accumulated greater Cycles or calendar time than that of the Landing Gear on which it is installed.

8.4	The Landing Gear and wheel wells shall be clean, free of leaks and repaired as necessary.

8.5	The Landing Gear modification standard will meet the Manufacturer’s requirements for an Aircraft MTOW of 167,755 lbs.

8.6	Each individual tire, wheel and brake will be serviceable.

9	APU

9.1	The same APU as fitted at Delivery shall be fitted at Redelivery. 9.2 The APU shall be serviceable.

9.3	Each APU LLP (other than Exemption APU LLPs) will have not less than 1,500 Cycles remaining.

9.4	Each Exemption APU LLP will have not less 500 Cycles remaining.

9.5

The Lessor shall accomplish a complete borescope inspection of the compressor, turbine and combustion chamber sections of the APU in the presence of the Lessee’s representative. Such borescope inspection shall be performed by an agency of the Lessor’s choosing, shall be accomplished immediately prior to return after the completion of the APU power condition check run, and all discrepancies found beyond allowable limits for an installed APU shall be corrected by the Lessee in accordance with the guidelines set out by the Manufacturer.

9.6

If the APU historical and technical records and/or condition trend monitoring data indicate an acceleration in the rate of deterioration in the performance of the APU, the Lessee will correct, to the Lessor’s satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

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9.7

The APU shall be capable of producing maximum air and electrical outputs at all conditions with all parameters within the Manufacturer’s maintenance manual limits demonstrated by the performance of an APU power condition check in accordance with the Manufacturer’s maintenance manual.

9.8	The APU shall pass a magnetic chip detection inspection in accordance with the Manufacturer’s maintenance manual.

10	Repairs

10.1	All repairs to the Aircraft will have been accomplished in accordance with Manufacturer’s approved data for the Aircraft.

10.2

Any repair accomplished shall be certified to a category A permanent standard, and have no repetitive inspections. Where category A permanent repairs are not available from Manufacturer’s approved data, then the repair shall be accomplished to the highest possible standard in accordance with Manufacturer’s approved data and any repeat inspection threshold and interval shall be at the maximum interval achievable but not less than 24 months, 7,500 Flight Hours or 5,000 Cycles or the then current C check interval as set out in the MPD. Lessee agrees to compensate Lessor for loss of value to the Aircraft if any performance adjustment is applied by the relevant Manufacturer as a result of damage to the Aircraft during the Lease Period.

10.3

All external doublers (scab patches) installed during the Lease Period (except to the extent that installation of a doubler is the only Manufacturer approved repair or where a flush repair cannot be accomplished due to inaccessibility of the area), shall be replaced with flush repairs, all in accordance with Manufacturer’s approved data.

10.4	The fuselage shall be free of dents, abrasions and loose or pulled rivets which exceed the requirements of the Manufacturer’s structural repair manual.

11	Airworthiness Directives, Service Bulletins and modifications

1.1

All Airworthiness Directives which are issued prior to the Redelivery Date, or require compliance, on or before the Redelivery Date,will have been complied with on the Aircraft on a terminating action basis if such terminating action is required on or prior to the Redelivery date..

11.1

Airworthiness Directives which do not have a terminating action will be accomplished at the highest level of inspection or modification permitted by such Airworthiness Directive. Any repetitive Airworthiness Directive with an interval between compliance actions less than that stated above shall have such compliance action accomplished immediately prior to the Expiry Date.

11.2

The Aircraft and Engines shall be in compliance with all Manufacturer’s Service Bulletins: (a) which are “alert” (as defined by the Aviation Authority or the Certifying Authority) which by the terms of such Service Bulletins require compliance on or before the Expiry Date, (b) to the same extent that the Lessee has accomplished such Service Bulletins on similar model aircraft and engines of the same manufacture in the Lessee’s fleet, without discrimination, and (c) which require accomplishment in order to maintain all warranties or performance guarantees relating to the Aircraft, and (d) where non-compliance would negatively impact the value or utility of the Aircraft.

11.3

All modifications shall be have been accomplished in accordance with FAA and EASA approved data supported by an FAA Form 8110-3, FAA Form 8100-9, EASA Part 21, or EASA and FAA approved supplemental type certificate.

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11.4	Any modifications or alterations or changes made to the Aircraft and which are not removed at Redelivery shall have been incorporated into the appropriate manuals or as supplements.

12	Export and Certificate of Airworthiness Matters

12.1	The Aircraft shall have a current Certificate of Airworthiness.

12.2

The Aircraft shall be in condition and certification standard, by modification if required, at the Lessor’s option to comply with all the requirements for passenger operation as a transport category commercial aircraft affecting aircraft of the same type as the Aircraft issued on or before the Expiry Date pursuant to FAR Part 121 with no restrictions imposed.

12.3

The Lessee shall obtain an export certificate of airworthiness for the Aircraft (or such other equivalent form if the same are not issued by the Aviation Authority for certification of airworthiness for aircraft to be exported from the State of Registration) to a jurisdiction as specified by the Lessor.

12.4

Upon the request of the Lessor and with the Lessee’s consent (not to be unreasonably withheld or delayed), the Lessee shall modify the Aircraft, provided the accomplishment of such modifications will not result in a delay in the redelivery of the Aircraft to the Lessor (including but not limited to by reason of any regulatory requirements applicable with respect to such modifications) and any other associated risk, liability and indemnity issues shall have been satisfactorily resolved between the Parties. In the event such modifications to the Aircraft are agreed, and such modifications are not a requirement of this Agreement, the Lessor shall reimburse the Lessee at the Lessee’s actual cost for the accomplishment of such modifications.

13	Documents

13.1

All Aircraft Documents and other current and historical records delivered with the Aircraft on the Delivery Date in the format in which they were originally created, and all other Aircraft Documents acquired or prepared by the Lessee during the Lease Period shall be returned with the Aircraft in accordance with the following:

A.	Certificates

A001	Certificate of Airworthiness

A002	Current Aircraft Registration

A003	C of A for Export (if applicable)

A004	Noise Limitation Certificate (AFM page)

A005	Radio Station License

A006	Aircraft deregistration confirmation (if applicable)

A007	Burn Certificates - Cabin Interiors - as follows:

Certification of compliance with the fire blocking requirements as outlined in FAR / JAR Part 25 including:

•	Seat cushions*

•	Back rest cushions*

•	Dress covers*

•	Carpets and Curtains

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•	Flight Attendant Seats

•	Cockpit Observer’s Seats

•	Galley Floor Covering

•	Interior Surfaces (if refurbished)

*	Including “in combination” burn certification

B.	Aircraft Maintenance Status Summaries

B001	Certified current Time in Service (Flight Hours & Cycles) and maintenance status

B002	Certified status of Airframe & Appliance Airworthiness Directives including method of compliance

B003	Certified status of Service Bulletins Incorporated

B004	Certified status of all non SB and Major Modifications/STC’s including acceptable State of Manufacture Certification

B005	Certified status of SSI

B006	Certified status of CPCP (if applicable)

B007	Certified inventory of Hard Time Components (Fitted listing)

B008	Certified inventory of OC/CM Components (Fitted listing)

B009	Certified status of Check/Inspection History & Current Status of Checks

B010	List of Deferred Maintenance Items (if applicable)

B011	List of Out of Phase Checks, Special Requirements, Time Limited Repairs (if any)

B012	Aircraft Accident & Incident Statement

B013	Structural repairs and damage Status (including Dent & Buckle Chart)

B014	Certification Maintenance Requirements (CMR) item status

B015	Aircraft Flight Time Report / Aircraft Log Book

C.	Aircraft Maintenance Records

C001	Technical Logs

C002	A Checks Last complete cycle of A Checks (or equivalent)

C003	C Checks Last Complete cycle of C Checks (or equivalent)

C004	All Major Checks

C005	CPCP Tasks including DFP and finding reports

C006	Dirty Finger Print Certification (DFP) - AD’s - DFP must reference AD and/or Applicable SB

C007	Dirty Finger Print Certification - SB’s

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C008	Dirty Finger Print Certification - STC Documentation and All other modifications

C009	Dirty Finger Print Certification - All Structural repairs/structural damage

C010	Details of State of Manufacture approval basis - All non SRM Structural repairs

C011	Certification Maintenance Requirement (CMR) Dirty Finger Prints

C012	Last Weighing Report including Schedule

C013	Last Balancing of All Control Surfaces (if applicable)

C014	Last Demonstration Flight Report

C015	Certified ETOPS compliance report (if applicable)

C016	Certified last done/ next due MPD task listing

D.	Configuration Status

D001	Approved and certified LOPA

D002	Galley Drawings & Galley OHM

D003	Emergency Equipment Drawing/Listing

D004	Loose Equipment Inventory

D005	Inventory Listing of Avionic Units installed

E.	Aircraft Historical Records

E001	C of A (Export) from State of Manufacture

E002	Manufacturer’s AD Report

E003	Manufacturer’s Inspection Report, Initial Equipment list / Aircraft Readiness Log (or equivalent)

E004	Manufacturer’s repair/alteration report

E005	Manufacturer’s SB Report

E006	Aircraft Historical / Miscellaneous Log (or equivalent)

E007	Last Flight Data Recorder Read Out & Corrections

F.	Engine Records

F001	Certified Statement on Status of Each Engine

F002	Certified Status of Engine Airworthiness Directives including Method of Compliance

F003	Manufacturer’s Modifications & SB Status

F004	In house Modifications (if applicable)

F005	Certified LLP Listing

F006	Manufacturer Delivery Documents

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F007	Complete copies of all historical engine/module Shop Visit Reports including complete dirty finger print work packages

F008	LLP Status and Full and unbroken Traceability to birth

F009	Condition Monitoring Report

F010	Engine Log Book/Master Records of Installation/Removals

F011	Last Borescope Report, including video if available

F012	Test Cell Run Report

F013	Last On Wing Ground Run

F014	Engine Accident & Incident Statement

F015	Approved ETOPS compliance report (if applicable)

F016	Type of Engine Oil Used

F017	Statement of Exceedences and corrective actions per the maintenance manual during Term

F018	Power Rating Operation Statement (Cycles of operation e.g. B1, B2, C1 etc.)

G.	APU

G001	Certified Statement on Status of APU

G002	Certified Status of APU Airworthiness Directives including Method of Compliance

G003	Manufacturer’s Modifications & SB Status

G004	APU Log Book/Master Record of Installation/Removals

G005	Complete copies of all APU shop visit reports & reason for removal

G006	Statement of APU Hours to Aircraft Flying Hours (ratio)

G007	LLP Status and Full and unbroken Traceability to birth (if applicable)

G008	Last On Wing/Health Check Data sheets (if applicable)

G009	Last Test Cell Run

G010	Approved ETOPS compliance report (if applicable)

G011	Type of APU Oil Used

H.	Component Records

H001	*Approved Release to Service Certification for Hard Time Components

H002	*Approved Release to Service Certification for OC/CM Components

I.	Landing Gears

I001	*Approved Release to Service Certification for major assemblies on each Gear from last Overhaul

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I002	Approved LLP Listings for each gear such that total life of each LLP can be appropriately demonstrated.

I003	Last Overhaul Mini Pack

J.	Manuals

All Manufacturer’s Manuals delivered with the Aircraft under this Agreement updated to the latest revision standard (applicable as at the Expiry Date) as may be reasonably requested by Lessor. The Lessee shall provide access rights to the Lessor to electronic and/or internet based manuals and publications granted to the Lessee by the Manufacturer.

Any manual required for continue airworthiness due to Modifications accomplished in accordance with STCs.

If the Manufacturer’s Repair Manuals for the Aircraft were customised for or by Lessee prior to Delivery or during the Lease Period, Lessee will, at Lessee’s cost and expense, cause the Manufacturer to restore the Manufacturer’s Repair Manuals, revised up to and including the most recent revisions issued by the Manufacturer, to Lessor’s customisation (or to be re-customised to such other customisation as reasonably requested by Lessor (with Lessor to pay any incremental increase over the cost to restore the Manufacturer’s Repair Manuals to Lessor’s customisation) on the basis of the Aircraft no longer being part of Lessee’s fleet of aircraft, and Lessee will return to Lessor with the Aircraft the Manufacturer’s Repair Manuals so revised and restored or re-customised (as the case may be).

K.	Miscellaneous

K001	Maintenance Programme Specifications (Operator’s)

K002	Reference Material for Interpretation of Status Summaries, or cross reference for Part Numbers

*

Items H001, H002 and I001 to be covered by EASA Form 1 or FAA Form 8130 3 or approved equivalent and all other documentation in the possession of the Lessee, relating to the Airframe, Engines or any Parts.

All discrepancies found in the Aircraft Documents shall be corrected and any missing Aircraft Documents shall be reconstructed by the Lessee at the Lessee’s sole cost and expense prior to the Redelivery of the Aircraft. All Aircraft Documents shall be in the English language. In the event any Aircraft Documents are not provided to the Lessor, or are not in the English language, on the Expiry Date, the Aircraft shall be deemed to not meet the Redelivery Conditions and the Lease Period shall be deemed to have been automatically extended in accordance with Clause 18.2 (Rectification).

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Schedule 10 – Subleasing requirements

Part A – Subleasing requirements

1	Subleasing

1.1	The Lessee shall provide to the Lessor and the Owner:

(a)	no later than seven (7) Business Days prior to the proposed date of execution of the proposed sublease:

(i)	a copy of the form of the proposed sublease which is to be executed;

(ii)	reasonable details of the proposed sub-leasing arrangements; and

(iii)	such know-your-customer information regarding the sublessee as may be requested by the Lessor, acting reasonably.

(b)	no later than fifteen (15) Business Days prior to the proposed date of commencement of the leasing under such sublease, a true and correct copy of the executed sublease together with:

(i)

a duly executed copy of an acknowledgment from the Permitted Sublessee that the rights under the sublease are subject and subordinate to this Agreement and the rights of the Lessor, the Owner, the Owner Participant and the Security Trustee, under the Transaction Documents; and

(ii)

if so requested by the Lessor or the Owner pursuant to Paragraph 1.5 below, a security assignment (in form and substance satisfactory to the Lessor and the Owner), assigning all of the Lessee’s rights, title and interest to, in and under such sublease to the Lessor or the Owner, as applicable; and

(c)	no later than ten (10) days prior to the proposed sublease taking effect, a certificate of the Lessee, confirming that the proposed sublease complies with the provisions of this Schedule 10.

1.2	The sublease shall:

(a)	be consistent with this Agreement and shall not permit the Permitted Sublessee to take any action not permitted under this Agreement;

(b)	not permit the Aircraft to be operated to or from an Excluded Country;

(c)	not permit further subleasing; and

(d)	expressly acknowledge:

(i)	the ownership interests of the Lessor or the Owner, as the case may be, in the Aircraft;

(ii)	any interests of the Security Trustee under any mortgage granted to the Security Trustee; and

(iii)	the interests of the Lessor under this Agreement.

1.3	The term of the sublease shall not extend beyond the date falling six (6) months before the Expiry Date.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

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1.4

The rights of the Permitted Sublessee under the sublease shall be expressly stated in the sublease to be subject and subordinate to this Agreement and to the rights and interests of the Lessor, the Owner and the Security Trustee.

1.5	If the term of the sublease is greater than one (1) year, the Lessee shall, if required by the Lessor or the Owner, immediately upon the sublease being executed:

(a)

grant to the Lessor a perfected first priority security assignment assigning all of the Lessee’s rights, title and interest to, in and under such sublease in form and substance satisfactory to the Lessor and the Owner and deliver such assignment duly executed and perfected; and

(b)

provide to the Lessor, the Owner, the Owner Participant and, if requested by the Lessor, the Security Trustee, a notice and acknowledgement duly executed by the sublessee in form and substance satisfactory to the Lessor, the Owner, the Owner Participant and, if applicable, the Security Trustee, and deliver such notice and acknowledgement, duly executed and perfected.

1.6

The Permitted Sublessee shall have a valid air operator’s certificate and any other relevant licences required for the operation of the same type of aircraft as the Aircraft, certified copies of which documents shall be provided to the Lessor.

1.7	The Lessee shall procure that the Permitted Sublessee provides the Lessor with:

(a)	a Eurocontrol Letter in form and substance reasonably satisfactory to the Lessor;

(b)	an Aviation Authority Letter in form and substance reasonably satisfactory to the Lessor; and

(c)	an EU ETS Authority Letter in form and substance reasonably satisfactory to the Lessor.

1.8	The Lessee shall procure that the Lessor is provided with a copy of the Permitted Sublessee’s Maintenance Programme (in CD format) for the Aircraft.

1.9	The Lessee shall provide the Lessor with:

(a)	evidence establishing the corporate authority of such Permitted Sublessee to enter into the Permitted Sublease and any documents in connection therewith; and

(b)	a copy of the certificate of registration issued by the Aviation Authority in respect of the Aircraft and a copy of the Certificate of Airworthiness issued by the Aviation Authority.

1.10

If the new State of Registration or the jurisdiction of incorporation of the Permitted Sublessee is a Contracting State for the purposes of the Cape Town Convention or the Permitted Sublessee is situated in a Contracting State for the purposes of Article 4 of the Cape Town Convention, the Lessee shall provide to the Lessor and the Owner, a satisfactory confirmation of the registration at the International Registry for the Airframe and each Engine (as applicable) of (i) the prospective international interest(s) to be vested in the Lessee under the sublease, and (ii) an assignment of such prospective international interest(s) from Lessee to Lessor, in each case without a limit on the duration of the registration.

1.11	If a new State of Registration is proposed:

(a)

the Lessor and the Owner shall be satisfied that, as compared to the State of Registration as at the date of this Agreement, such proposed State of Registration provides substantially equivalent or better protection for the rights of lessors, owners, owner participants, lenders and mortgagees and imposes no less stringent aircraft maintenance standards taken as a whole; and

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(b)

the Lessee shall provide to the Lessor, the Owner and, if requested by the Lessor, the Security Trustee, a Deregistration Power of Attorney from the proposed Permitted Sublessee and, if the new State of Registration or the jurisdiction of incorporation of the Permitted Sublessee is a Contracting State for the purposes of the Cape Town Convention or the Permitted Sublessee is situated in a Contracting State for the purposes of Article 4 of the Cape Town Convention, an IDERA.

1.12	The Lessee shall provide to the Lessor and the Owner, evidence satisfactory to the Lessor and the Owner that:

(a)	the Lessee will remain in compliance with Clause 17 (Insurance) and Clause 8 (Information) during the term of the sublease; or

(b)

if the proposed sublessee is to maintain insurance coverage during the term of the sublease, the proposed insurance coverage is on terms equivalent to the Insurances and is in all respects satisfactory to the Lessor and the Owner.

1.13

The Lessee shall demonstrate, by way of legal and tax opinions from independent counsel acceptable to the Lessor, the Owner and, if requested by the Lessor, the Security Trustee, to the satisfaction of the Lessor, the Owner and, if applicable, the Security Trustee:

(a)

that the rights and interests of the Lessor, the Owner, the Owner Participant and the Security Trustee in respect of the Aircraft or any Transaction Document (including any Security Interest) and the right to repossess the Aircraft in the case of an Event of Default will not be adversely affected by the subleasing;

(b)

the perfection of the interests of the Lessor, the Owner, the Owner Participant and the Security Trustee in respect of the Aircraft and under the Transaction Documents (including the enforceability of any mortgage granted by the Lessor to the Security Trustee as a first priority perfected Security Interest over the Aircraft), including in the International Registry if applicable;

(c)

the due execution by the proposed Permitted Sublessee of the proposed sublease and any other document required to be delivered by the proposed Permitted Sublessee pursuant to the Agreement or this Schedule and the validity and enforceability against the proposed Permitted Sublessee of such documents;

(d)	that such sublease is subject and subordinate on the terms as set out in this Schedule; and

(e)	if a new State of Registration is proposed;

(i)	that the terms of the Lease are legal, valid, binding and enforceable in such country;

(ii)	that it is not necessary for the Lessor or the Security Trustee to register or qualify to do business in such country;

(iii)	that there is no tort liability of the owner of an Aircraft not in possession thereof under the laws of such country;

(iv)	that the laws of such country require fair compensation for requisition of title or use of the Aircraft by the government of registration;

(v)	as to:

(aa)	the due registration of the Aircraft in the name of the Permitted Sublessee or the Owner (as applicable);

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

(bb)	the absence of any other Security Interests other than Lessor Liens and Permitted Security Interests; and

(cc)

each Deregistration Power of Attorney or IDERA required to be delivered by the Lessee or the proposed Permitted Sublessee has been duly authorised, executed and delivered, and is suitable in form and substance for the purpose of permitting the Lessor, Owner or Security Trustee (as applicable) to deregister and export the Aircraft upon presentation of the same at the applicable aircraft registry, without the need to obtain the consent of, or take any other action with respect to the Lessee, the proposed Permitted Sublessee or governmental authority other than such presentation,

(vi)

if the new State of Registration or the jurisdiction of incorporation of the proposed Permitted Sublessee is a Contracting State for the purposes of the Cape Town Convention or the Permitted Sublessee is situated in a Contracting State for the purposes of Article 4 of the Cape Town Convention, addressing the effectiveness of the filings made under paragraph 0 above, the perfection and the absence of Security Interests other than Lessor Liens and Permitted Security Interests recorded at the International Registry; and

(vii)

that such sublease will not result in the imposition of, or increase in the amount of, any Taxes, fees or expenses imposed on any Indemnitee for which the Lessee is not required to indemnify or is not then willing to enter into a binding agreement to indemnify each Indemnitee to their satisfaction against such imposed or increased Taxes, fees or expenses.

2	IDERA

If any prospective international interest or international interest has been registered at the International Registry under Paragraph 1.10 above, the Lessee shall promptly procure the execution of an IDERA by the Permitted Sublessee in favour of the Lessor and its recordation by the relevant Aviation Authority to the extent such recordation is permissible by the relevant Aviation Authority. Following recordation or the execution of the IDERA as the case may be, the Lessee shall deliver the IDERA to the Lessor.

3	Change of registration

3.1

Where the Aircraft is subleased pursuant to Clause 9.4 (Permitted subleasing) the Aircraft may be re-registered with the Aviation Authority of the country in which the Permitted Sublessee is organised, subject to satisfaction of the relevant conditions of Clause 9.4 (Permitted subleasing) and this Schedule.

3.2	Upon the termination of any such sublease, the Lessee shall:

(a)

except as otherwise permitted under this Agreement, procure that the Aircraft is reregistered in the State of Registration as at the date of this Agreement and provide a legal opinion from counsel approved by the Lessor (to be in form and substance satisfactory to the Owner and the Lessor) addressed to the Lessor, the Owner, the Owner Participant and the Security Trustee as to their rights and interests (and the perfection of such interests) in respect of the Aircraft or any Transaction Document and the right to repossess the Aircraft in such State of Registration; and

(b)	pay all costs and expenses (if any) of the Lessor, the Owner, the Owner Participant and the Security Trustee incurred or payable in connection with the change in registry.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 11—Form of EU ETS Authority Letter

EU ETS LETTER – MSN [•]

From:	[Lessee full name]

To:	All governmental entities in the European Union charged with administering any EU ETS (as defined below) applicable to us and the Aircraft

Date: [•]

Dear Sirs,

EMISSIONS TRADING SCHEMES

1

Pursuant to the terms of the aircraft lease agreement dated [•] between [Lessor], as lessor (the Lessor) and [Lessee], as lessee (the Lease) we have agreed to lease one (1) [aircraft manufacturer and model] aircraft with manufacturer’s serial number [•] and registration mark [•].

2

We wish to enable [each of] Avolon Aerospace Leasing Limited, the Lessor’s Authorised Representative (“Avolon”) to monitor the performance by us of our obligations under the Emissions Trading Schemes (EU ETS).

3	We hereby unconditionally authorise you, on request by Avolon from time to time, to provide Avolon with particulars of any obligations due from but unperformed by us under the EU ETS.

4	The authorisation contained herein shall only be revoked or amended upon receipt by you of a written instruction signed by ourselves and Avolon requesting such revocation.

Yours faithfully,

For and on behalf of
[Lessee full name]

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 12 – Form of Eurocontrol Letter

[To be on Lessee’s headed paper showing full postal address]

The Director of the Central Route Charges Office

European Organisation for the Safety of Air Navigation (EUROCONTROL)

Rue de la Fusée, 96

1130 BRUXELLES

BELGIUM

By email: crco.cat.head@eurocontrol.int

Date: [•]

Dear Sir,

Authorisation Letter

Aircraft: [Aircraft model and type], Registration [•], MSN [•] (the “Aircraft”)

We have leased the above Aircraft from [Lessor] (the “Lessor”), in accordance with an aircraft operating lease agreement dated _______________ [20__] (as novated, amended or supplemented from time to time) between us and the Lessor.

We hereby authorise you to provide Avolon Aerospace Leasing Limited, the Lessor’s Authorised Representative with a general statement of account in relation to air navigation charges incurred by us and due to EUROCONTROL. Access to the statement(s) of account will be provided in accordance with the procedures established by EUROCONTROL.

The authorisation contained in this letter may only be revoked or amended by a written instruction signed by us and the Lessor.

Yours faithfully,

For and on behalf of
[Lessee]
Name:
Title:

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 13 – Form of Lease Supplement

Lease Supplement No. 1

(MSN 3605)

THIS LEASE SUPPLEMENT NO. 1 is dated ___________ __, 2021, between [ ] (the “Lessor”), and [ ] (the “Lessee”).

Lessor and Lessee have previously entered into that certain Lease Agreement dated as of ___________ __, 2021 in respect of an Airbus A320-214 aircraft with MSN 3605 (as at any time amended, modified or supplemented, herein called the “Lease” and the terms defined therein being herein used with the same meanings), which Lease provides for the execution of a Lease Supplement substantially in the form hereof for the purpose of leasing the Aircraft under the Lease in accordance with the terms thereof.

The Lease relates, among other matters, to the Airframe and Engines as more precisely described below and in the Acceptance Certificate, and this Lease Supplement is attached to a counterpart of the Lease for purposes of filing and recordation with the Aviation Authority as one document.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1.

Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor, under and pursuant to the Lease, as herein supplemented, the following described Airbus model A320-214 aircraft (the “Delivered Aircraft”) which Delivered Aircraft as of the date hereof consists of the following:

(a)

Airframe: One (1) Airbus model A320-214 (described on the pre-populated drop down menu of the International Registry as AIRBUS model A320) aircraft, FAA Registration Number [ ] , Manufacturer’s Serial No. 3605; and

(b)

Engines: Two (2) CFM International S.A. model CFM56-5B4/3 (described on the pre-populated drop down menu of the International Registry as CFM model CFM56-5B) engines installed thereon bearing Manufacturer’s Serial Numbers 697899 and 697900.

2.

The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. The Expiry Date is as set forth in the Lease. The Rent and other commercial terms are as set forth in the Lease and Schedule 6 thereto.

3.

Lessee hereby confirms to Lessor that Lessee has accepted the Delivered Aircraft and Engines for all purposes hereof and of the Lease, including its being airworthy, in accordance with specifications, in good working order and repair and without defect in condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof.

4.	All the provisions of the Lease are hereby incorporated by reference in this Lease Supplement, on and as of the date of this Lease Supplement, to the same extent as if fully set forth herein.

5.

THIS LEASE SUPPLEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5 1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).

6.

This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

LESSOR	LESSEE

Signed:	Signed:

Name (capitals):	Name (capitals):

Title:	Title:

duly authorised for and on behalf of [•]	duly authorised for and on behalf of [•]

TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), THIS COPY SHALL CONSTITUTE THE SOLE ORIGINAL THEREOF AND NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE CREATED THROUGH THE TRANSFER OF POSSESSION OF ANY ORIGINAL COUNTERPART OTHER THAN THIS COUNTERPART

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 14–Form of Engine Acceptance Certificate

This Engine Acceptance Certificate relates to the operating lease agreement (the “Agreement”) dated [•] and made between [    ] (the “Lessor”), and [    ] (the “Lessee”) in respect of the Airbus A320-214 aircraft with manufacturer’s serial number 3605, registration mark [•] (as more particularly described in the Agreement as the Aircraft).

PART A

ENGINE INFORMATION

7.	Engine Information

Position [•]
Engine Manufacturer

Model

Manufacturer’s Serial Number

Engine TSN

Engine CSN

Engine time since last Engine Performance Restoration Shop Visit

Engine Cycles since last Engine Performance Restoration Shop Visit

Date of last Engine Performance Restoration Shop Visit

Thrust Rating

8.	Engine Documents

Attached hereto as Annex 1 is a schedule of all Engine Documents delivered to Lessee with the Engine on the date hereof.

9.	Engine LLP Disk Sheets

Attached hereto as Annex 2 is the Engine LLP Disk Sheets on the date hereof.

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

PART B

Unless otherwise defined in this certificate, capitalised words and expressions used in this certificate shall have the same meanings as given to them in the Agreement.

1.

The Engine has been delivered to us together with (a) its Engine Documents as per the Engine Documents List signed by the Lessor and the Lessee and detailed in Annex 1 to this Engine Acceptance Certificate, on [•] day of [•] 20[•]. Delivery took place on that date at [[•] (Delivery Location)], at [•] hours.

2.

We confirm that we have had the opportunity to inspect the Engine and are satisfied that the Engine meets all of the requirements necessary for us to accept delivery of it and that the Lessor has fully performed all of its obligations under the Agreement with respect to [clause 10.8 (Replacement of any Lessor Temporary Engine) [OR] paragraph 4 of Schedule 6, Part D (Qualifying Work)] of the Agreement. We acknowledge that the Engine has been delivered to us “as-is where-is”.

3.

We acknowledge and agree that execution and delivery of this Engine Acceptance Certificate is conclusive proof that we have examined and investigated the Engine, that the Engine and the related Engine Documents are satisfactory to us in all respect and for all purposes under the Agreement and that we have absolutely, irrevocably and unconditionally accepted the Engine for lease under the Agreement without any reservations or exceptions whatsoever.

[Remainder of this page intentionally left blank]

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

The execution and delivery of this Engine Acceptance Certificate by Lessee confirms that the Engine, its Engine Documents and all other equipment, documentation and other items listed in this Engine Acceptance Certificate have been absolutely, irrevocably and unconditionally accepted by Lessee, and that Lessee has received possession of the same from Lessor, and that Lessor has satisfied its obligations with respect to the condition of the Engine under the Agreement.

LESSOR	LESSEE

Signed:	Signed:

Name (capitals):	Name (capitals):

Title:	Title:
duly authorised for and on behalf of [•]	duly authorised for and on behalf of [•]

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

ANNEX 1

ENGINE DOCUMENTS

See attached list of aircraft documents relating to the Engine.

See attached Engine LLP status.

ANNEX 2

ENGINE LLP DISK SHEETS

[•]

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

Schedule 15– Form of Engine Redelivery Certificate

This Engine Redelivery Certificate relates to the operating lease agreement (the “Agreement”) dated [•] and made between [    ] (the “Lessor”), and [    ] (the “Lessee”) in respect of the Airbus A320-214 aircraft with manufacturer’s serial number 3605, registration mark [•] (as more particularly described in the Agreement as the Aircraft).

Unless otherwise defined in this certificate, capitalised words and expressions used in this certificate shall have the same meanings as given to them in the Agreement.

4.	Engine Information

Position [•]

Engine Manufacturer

Model

Manufacturer’s Serial Number

Engine TSN

Engine CSN

Engine time since last Engine Performance Restoration Shop Visit

Engine Cycles since last Engine Performance Restoration Shop Visit

Date of last Engine Performance Restoration Shop Visit

Thrust Rating

5.	We have retained an amount equal to [•] in respect of the Maintenance Payments held by us in any notional account in respect of (x) the Engine and (y) any Engine LLPs installed in the Engine.

6.	The Engine has been redelivered to us on [•] day of [•] 20[•]. Redelivery took place on that date at [Redelivery Location)], at [•] hours.

7.

We confirm that that the Engine meets all of the requirements necessary for us to accept redelivery of it and that the Lessee has fully performed all of its obligations under the Agreement with respect to that redelivery.

8.

We acknowledge and agree that execution and delivery of this Engine Redelivery Certificate is conclusive proof that we have absolutely, irrevocably and unconditionally accepted the redelivery of the Engine under the Agreement without any reservations or exceptions whatsoever.

[Remainder of this page intentionally left blank]

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

EXECUTION VERSION

LESSOR	LESSEE

Signed:	Signed:

Name (capitals):	Name (capitals):

Title:	Title:
duly authorised for and on behalf of [•]	duly authorised for and on behalf of [•]

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

SIGNATURE PAGE – OPERATING LEASE AGREEMENT – MSN 3605

Lessor

/s/ DeAnn Madsen
duly authorised for and on behalf of

UMB Bank, National Association, not in its individual capacity but solely as owner trustee
Name: DeAnn Madsen
Title: Vice President

Lessee

duly authorised for and on behalf of

Global Crossing Airlines, Inc
Name:
Title:

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605

SIGNATURE PAGE – OPERATING LEASE AGREEMENT – MSN 3605

Lessor

duly authorised for and on behalf of

UMB Bank, National Association, not in its individual capacity but solely as owner trustee
Name:
Title:

Lessee
/s/ EDWARD J WEGEL
duly authorised for and on behalf of

Global Crossing Airlines, Inc
Name: EDWARD J WEGEL
Title: CHAIRMAN + CEO

Y31001 – Avolon / Global X – Airbus A320 – MSN 3605